UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MAKO Surgical Corp.

(Name of Registrant as Specified in its Charter)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 6 , 2013

2555 Davie Road
Fort Lauderdale, Florida 33317
[   ], 2013
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders of MAKO Surgical Corp., a Delaware corporation (“MAKO,” the “Company,” “we,” “our” or “us”), which we will hold at [   ], on [   ], 2013, at [   ], local time.
At the special meeting, holders of our common stock, par value $0.001 per share (“common stock”), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated September 25, 2013, by and among Stryker Corporation, a Michigan corporation (“Stryker”), Lauderdale Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Stryker (“Merger Sub”), and the Company. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), and each share of common stock outstanding at the effective time of the merger (other than dissenting shares and shares owned by the Company, Stryker or Merger Sub or any of their subsidiaries) will be canceled and converted into the right to receive $30 in cash, without interest, but subject to any applicable withholding taxes.
The MAKO board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger. The MAKO board of directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. In addition, the board unanimously recommends that the stockholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.
The enclosed proxy statement describes the merger agreement and the merger and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission (the “SEC”). We urge you to, and you should, read the entire proxy statement carefully, as it sets forth the details of the merger agreement and other important information related to the merger.
Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of common stock vote in favor of the adoption of the merger agreement. A failure to vote your shares of common stock on the proposal to adopt the merger agreement will have the same effect as a vote against the proposal to adopt the merger agreement.
While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares of common stock to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares of common stock to be voted in accordance with the MAKO board’s recommendation on all proposals, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; sign and date the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares of common stock in person if you subsequently choose to attend the special meeting.
If you hold your shares of common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of common stock. Without those instructions, your shares of common stock will not be voted, which will have the same effect as voting against the proposal to adopt the merger agreement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. at (800) 628-8532 .
Thank you for your continued support.
Sincerely,

Maurice R. Ferré, M.D.
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated [   ], 2013 and is first being mailed to stockholders on or about [   ], 2013.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 6 , 2013
MAKO SURGICAL CORP.
2555 Davie Road
Fort Lauderdale, Florida 33317
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of MAKO Surgical Corp.:
NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of MAKO Surgical Corp., a Delaware corporation (“MAKO,” the “Company,” “we,” “our” or “us”), will be held at [   ], at [   ] local time on [   ], 2013, to consider and vote upon the following proposals:
1.
  to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of September 25, 2013, by and among Stryker Corporation, a Michigan corporation (“Stryker”), Lauderdale Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Stryker (“Merger Sub”), and the Company;
2.
  to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s principal executive officer, principal financial officer and three most highly compensated executive officers other than the principal executive officer and principal financial officer (collectively, the “named executive officers”) in connection with the merger;
3.
  to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and
4.
  to act upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the MAKO board of directors.
The holders of record of our common stock, par value $0.001 per share (“common stock”), at the close of business on [ ], 2013, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. All stockholders of record are cordially invited to attend the special meeting in person.
The MAKO board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger. The MAKO board of directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. In addition, the board unanimously recommends that stockholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.
Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock is a condition to the consummation of the merger. The advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, each requires the affirmative vote of holders of a majority of the shares of common stock present at the meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares of common stock will be represented at the special meeting if you are unable to attend.
You also may submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies. If you fail to vote or submit your proxy, the effect will be that your shares of common stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement, but will not affect the advisory vote to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.
Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.
You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person.
By order of the Board of Directors,

Menashe R. Frank
Secretary
[   ], 2013

ii

SUMMARY
This Summary discusses the material information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary may not contain all of the information that may be important to you. We have included page references to direct you to a more complete description of the topics presented in this Summary.
The Companies (page 15 )
MAKO Surgical Corp.
MAKO Surgical Corp., referred to as “MAKO,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. MAKO is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications.
Additional information about MAKO is contained in its public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” on page 66 .
Stryker Corporation
Stryker Corporation, referred to as “Stryker,” is a Michigan corporation. Stryker is one of the world’s leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. Stryker offers a diverse array of innovative medical technologies including reconstructive implants, medical and surgical equipment, and neurotechnology and spine products to help people lead more active and more satisfying lives. See “The Companies — Stryker Corporation” on page 15 .
Lauderdale Merger Corporation
Lauderdale Merger Corporation, referred to as “Merger Sub,” is a Delaware corporation and a wholly owned subsidiary of Stryker that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See “The Companies —  Lauderdale Merger Corporation” on page 15 .
The Merger Proposal (page 20 )
You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of September 25, 2013, by and among the Company, Stryker and Merger Sub, which, as it may be amended from time to time, is referred to as the “merger agreement.” The merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into the Company, and each outstanding share of common stock, par value $0.001 per share, of the Company (the “common stock”) other than dissenting shares and shares owned by the Company, Stryker or Merger Sub or any of their subsidiaries will be converted into the right to receive $30 in cash, without interest, but subject to any applicable withholding tax.
The Company will thereby become a wholly owned subsidiary of Stryker, the common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.
The Special Meeting (page 16 )
The special meeting will be held at [   ], on [   ], 2013, at [   ] local time.

Record Date and Quorum (page 16 )
The holders of record of the common stock as of the close of business on [ ], 2013 (the record date for determination of stockholders entitled to notice of and to vote at the special meeting) are entitled to receive notice of and to vote at the special meeting.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.
Required Vote for the Merger (page 16 )
Each share of common stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.
For the Company to complete the merger, stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote against the proposal to adopt the merger agreement.
As of the record date, there were approximately [ ] shares of common stock outstanding.
Conditions to the Merger (page 52 )
Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
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  the adoption of the merger agreement by the required vote of the Company’s stockholders;
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  the absence of any newly enacted law, injunction or order that prohibits the consummation of the merger; and
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  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
The respective obligations of Stryker and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:
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  the accuracy of the representations and warranties of the Company (except in most, but not all, cases, for inaccuracies that, individually or in the aggregate, would not reasonably be expected to have a Company material adverse effect, as defined under “The Merger Agreement — Representations and Warranties”);
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  the Company’s performance of and compliance with its agreements and covenants under the merger agreement in all material respects;
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  the delivery of an officer’s certificate by the Company certifying that the conditions described in the two preceding bullet points have been satisfied; and
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  on or before August 31, 2014, the absence of pending actions or proceedings in U.S. federal district courts by governmental entities against the parties to the merger agreement or their subsidiaries (1) seeking to restrain or prohibit Stryker or Merger Sub from retaining their respective assets or acquiring any material portion of the assets of the Company or to compel Stryker, Merger Sub or their subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Stryker, Merger Sub or their subsidiaries, (2) challenging the merger or the other transactions contemplated by the merger agreement or seeking to obtain from the Company, Stryker or Merger Sub any material damages, (3) seeking to impose material limitations on the ability of Merger Sub to complete the merger or the other transactions contemplated by the merger agreement or (4) seeking to impose limitations on the ability of Merger Sub or Stryker to exercise full rights of ownership of the shares of the common stock, except with respect to any pending actions or proceedings in which a U.S. federal district court has considered and denied a governmental entity’s motion for preliminary injunction.
The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
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  the accuracy of the representations and warranties of Stryker and Merger Sub (generally subject to a material adverse effect qualification);
•
  Stryker’s and Merger Sub’s performance of and compliance with their agreements and covenants under the merger agreement in all material respects; and
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  the delivery of an officer’s certificate by Stryker and Merger Sub certifying that the conditions described in the two preceding bullet points have been satisfied.
When the Merger Becomes Effective (page 40 )
The completion of the merger is subject to the adoption of the merger agreement by the Company’s stockholders and the satisfaction of the other closing conditions. We anticipate completing the merger [   ].
Reasons for the Merger; Recommendation of the MAKO Board of Directors (page 2 3 )
The MAKO board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. For a description of the reasons considered by the MAKO board in deciding to recommend adoption of the merger agreement, see “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the MAKO Board of Directors ” on page 2 3 .
Opinion of J.P. Morgan Securities LLC (page 26 )
J.P. Morgan Securities LLC (“J.P. Morgan”) delivered its opinion to the MAKO board that, as of September 24, 2013 and on the basis of and subject to the factors and assumptions set forth therein, the $30 per share in cash to be paid to the holders of shares of common stock in the merger agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated September  24 , 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement.
Treatment of Company Equity Awards and Warrants (page 41 )
Under the merger agreement, the Company’s equity awards outstanding as of the effective time will be treated at the effective time as follows:
Options.   Each option to purchase shares of common stock that is outstanding and unexercised immediately before the effective time, whether vested or unvested, will become fully vested immediately before the effective time and will be canceled and converted at the effective time into the right to receive an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the merger consideration of $30 per share over the exercise price per share of that option by (2) the total number of shares of common stock subject to that option (less any amount that may be withheld with respect to any applicable withholding taxes). Each option that has an exercise price per share greater than the merger consideration of $30 per share will be canceled and terminated as of the effective time without any payment or additional consideration.
Restricted Stock.   Each award of shares of restricted common stock that is outstanding immediately before the effective time will, as of the effective time, become fully vested and be converted into the right to receive an amount in cash equal to the merger consideration of $30 per share of restricted common stock (less any amount that may be withheld with respect to any applicable withholding taxes).

Under the merger agreement, none of the Company warrants will be assumed in connection with the merger and, from and after the effective time, each unexercised company warrant that was outstanding immediately before the effective time will, in accordance with the terms of the applicable company warrant, no longer be exercisable for any capital stock of the surviving corporation, but will be exercisable or canceled, only as applicable, in accordance with the terms of the applicable company warrant in exchange for the merger consideration.
Treatment of the Company’s ESPP ( p age 41 )
Under the merger agreement, the Company has been required to take all actions necessary to cause the Company’s 2008 Employee Stock Purchase Plan to terminate on the earlier to occur of (1) the day following the last day of the offering period and purchase period in effect as of September 25, 2013 and (2) immediately before and effective as of the effective time. The Company terminated the plan on October 1, 2013.
Interests of the Company’s Directors and Executive Officers in the Merger (page 32 )
In considering the recommendation of the MAKO board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of the Company’s stockholders include:
•
  The merger agreement provides for the vesting and cash-out of all Company stock options and for acceleration of the vesting of all Company restricted stock awards, as described above under “ —  Treatment of Company Equity Awards and Warrants.”
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  The Company’s executive officers are parties to employment agreements with the Company, which provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger.
•
  The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.
The MAKO board was aware of these different or additional interests and considered such interests along with other matters in approving the merger agreement and the transactions contemplated thereby, including the merger.
In addition, subsequent to the Company’s entry into the merger agreement, certain of our executive officers engaged in discussions with Stryker regarding their respective compensation and benefits following the completion of the merger, and a subset of these individuals then negotiated and entered into employment offer letters with Stryker that will be effective as of and subject to the completion of the merger. The Company is not a party to these offer letters, nor was any such discussion regarding the offer letters conducted prior to the Company’s entry into the merger agreement.
These interests are discussed in more detail in the section entitled “ The Merger (Proposal 1)  —  Interests of the Company’s Directors and Executive Officers in the Merger ” beginning on page 32.
Financing (page 32 )
The merger is not conditioned upon receipt of financing by Stryker. Stryker has informed us that it expects to use cash on hand and other funds available to it to fund the acquisition of the Company.
Material U.S. Federal Income Tax Consequences of the Merger (page 37 )
If you are a U.S. holder, the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Regulatory Approvals (page 38 )
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied. On October 9, 2013, both the Company and Stryker filed their respective Notification and Report Forms with the Antitrust Division and the FTC. As a result, assuming the Notification and Report Forms are deemed complete, the required waiting period will expire on November 8, 2013, unless earlier terminated or extended by a request for additional information and documentary material.
Appraisal Rights (page 61 )
Under the General Corporation Law of the State of Delaware (the “DGCL”), MAKO stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.
Delisting and Deregistration of Company Common Stock (page 39 )
If the merger is completed, the common stock of the Company will be delisted from the NASDAQ Global Select Market (“NASDAQ”), and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file periodic reports with the SEC on account of our common stock.
Alternative Proposals; No Solicitation (page 47 )
Pursuant to the merger agreement, neither the Company nor its officers, directors, employees, consultants, investment bankers, attorneys, accountants or other agents (collectively, “representatives”) may:
•
  solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information or assistance), or knowingly take any other action designed to facilitate any inquiry with respect to, or the making, submission or announcement of, any “alternative proposal,” as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation,” beginning on page 47 ;
•
  enter into, continue or otherwise participate in any discussions or negotiations with any person relating to an “alternative proposal”; or
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  furnish any information to, or otherwise cooperate in any way with, any person relating to an “alternative proposal.”
However, if before the adoption of the merger agreement by the Company’s stockholders at the special meeting the Company receives an unsolicited bona fide written “alternative proposal” that did not arise or result from a breach of the non-solicitation provisions of the merger agreement and the MAKO board determines in good faith, after consultation with its financial advisers and outside legal counsel, that the acquisition proposal is or would reasonably be expected to result in a “superior proposal,” as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation,” beginning on page 47 , the Company may:

•
  furnish nonpublic information to the third party making such “alternative proposal” pursuant to a confidentiality agreement having confidentiality and other provisions substantially similar to, and not less restrictive than, the comparable provisions of the confidentiality agreement previously entered into by the Company and Stryker (a copy of which must be provided to Stryker after its execution); and
•
  engage in discussions or negotiations with the third party with respect to the “alternative proposal.”
Except as discussed below, neither the MAKO board nor any committee of the board is permitted to (1) withdraw, modify or qualify in any manner adverse to Stryker or Merger Sub, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Stryker or Merger Sub, the MAKO board’s recommendation that the stockholders of the Company vote in favor of the adoption of the merger agreement, (2) approve, endorse or recommend, or resolve to or publicly propose to approve, endorse or recommend, any alternative proposal (any of the actions described in clause (1) or (2), a “change of recommendation”) or (3) adopt, or publicly propose to adopt, or allow the Company to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any alternative proposal (other than confidentiality agreements permitted under the previous paragraph).
However, before obtaining the required adoption of the merger agreement by the Company’s stockholders, the MAKO board is permitted, in response to a superior proposal received by the Company after September 25, 2013 on an unsolicited basis that did not arise or result from a breach of the non-solicitation provisions of the merger agreement, to:
•
  make a change of recommendation; or
•
  cause the Company to terminate the merger agreement and concurrently with such termination enter into a definitive agreement providing for the superior proposal.
However, the MAKO board is not permitted to take the actions described in the bullet points above until three full business days after providing Stryker with written notice that it intends to make a change of recommendation or terminate the merger agreement and specifying the reasons therefor and including certain additional information and documents (as described under “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation”). If the superior proposal is amended, the MAKO board is not permitted to make a change of recommendation or terminate the merger agreement based on the superior proposal, as so amended, until three full business days following written notice with respect to the superior proposal as so amended. The MAKO board may not terminate the merger agreement in response to a superior proposal unless, before the effectiveness of the termination, the board, after considering the results of any negotiations with and any revised proposals made by Stryker, concludes that the superior proposal giving rise to the superior proposal notice continues to constitute a superior proposal.
Notwithstanding any provision of the merger agreement to the contrary, before obtaining the required adoption of the merger agreement by the Company’s stockholders, the MAKO board may, in response to an intervening event (as described under “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation”), make a change of recommendation if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to take such action would be inconsistent with its fiduciary duties under applicable law.
The MAKO board is not permitted to change its recommendation in response to an intervening event until three full business days after providing Stryker with written notice that it intends to effect a change of recommendation and specifying the reasons therefor. If a change to the facts or circumstances that are the basis of the intervening event occurs that is sufficiently material as to cause the MAKO board to convene a meeting to revisit its determination to make a change of recommendation, the board is not permitted to make the change of recommendation based on the intervening event until three full business days following written notice to Stryker with respect to the intervening event as so changed. The MAKO board may not make the change of recommendation in response to an intervening event unless the board, after considering the results of any negotiations with and any revised proposals made by Stryker, concludes that the board continues to meet the requirements set forth in the provisions of the merger agreement to make such a change of recommendation.
Termination (page 53 )
The merger agreement may be terminated and the merger and the other transactions contemplated by the merger agreement may be abandoned at any time before the effective time, whether before or after the Company stockholder adoption has been obtained:
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  by mutual written consent of Stryker and the Company;
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  by either Stryker or the Company if:
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  a law has been enacted or promulgated after September 25, 2013 or a final, non-appealable order issued by a governmental entity of competent jurisdiction is in effect, in each case, permanently restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement, so long as the party seeking to terminate the merger agreement pursuant to this provision has used its reasonable best efforts consistent with the terms of the merger agreement to remove or reverse any such order;
•
  the approval of the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the adoption of the merger agreement is not obtained at the Company stockholder meeting (including any adjournment or postponement thereof); or
•
  the merger has not been completed by September 30, 2014 (the “outside date”);
however, the right to terminate the merger agreement pursuant to the conditions in the preceding two bullet points above will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of the failure of the condition;
•
  by Stryker if:
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  a change of recommendation has occurred or the MAKO board has failed to include in the proxy statement the board’s recommendation in favor of the required adoption of the merger agreement by the Company’s stockholders; or
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  the Company has breached any representation, warranty, covenant or other agreement contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Stryker and Merger Sub to effect the merger and (2) cannot be cured by the outside date, or if curable, has not been cured within 30 business days after the giving of written notice to the Company;
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  by the Company:
•
  before obtaining the required adoption of the merger agreement by the Company’s stockholders, in order to accept a superior proposal; or
•
  if Stryker or Merger Sub has breached any representation, warranty, covenant or other agreement contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of the Company to effect the merger and (2) cannot be cured by the outside date, or if curable, has not been cured within 30 business days after the giving of written notice to Stryker.
Termination Fee (page 54 )
The Company must pay to Stryker a termination fee of $61 million in the event that:
•
  Stryker terminates the merger agreement because the MAKO board has changed its recommendation or failed to include the board recommendation in favor of the required adoption of the merger agreement by the Company’s stockholders in the Company’s proxy statement;

•
  the Company terminates the merger agreement in order to accept a superior proposal; or
•
  (1) either (a) Stryker or the Company terminates the merger agreement because the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the approval of the adoption is not obtained or because the merger has not been completed by the outside date, or (b) Stryker terminates the merger agreement because the Company has breached a covenant or agreement giving rise to a failure of the condition to the obligations of Stryker and Merger Sub to effect the merger (as described above under “— Termination”), (2) an alternative proposal has been made that has not been publicly withdrawn before the termination (at least three business days before the date of the Company stockholder meeting, in the case of a termination because the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the approval of the adoption is not obtained), and (3) within twelve months after the termination either (x) the Company enters into an agreement with respect to an alternative proposal or (y) an alternative proposal is consummated. For purposes of the foregoing, all references in the definition of alternative proposal to 15% are deemed to refer to 50%.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
  Why am I receiving this proxy statement?
A:
  On September 25, 2013, the Company entered into the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Stryker, with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Stryker. You are receiving this proxy statement in connection with the solicitation of proxies by the MAKO board in favor of the proposal to adopt the merger agreement and to approve the other matters to be voted on at the special meeting.
Q:
  What is the proposed transaction?
A:
  The proposed transaction is the acquisition of the Company by Stryker through the merger of Merger Sub with and into the Company pursuant to the merger agreement. Following the effective time, the Company will be privately held as a wholly owned subsidiary of Stryker, and you will no longer own shares in the Company, only the right to receive the merger consideration.
Q:
  What will I receive in the merger?
A:
  If the merger is completed, you will be entitled to receive $30 in cash, without interest, but subject to any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $3,000 in cash in exchange for your shares of common stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Stryker.
Q:
  Where and when is the special meeting?
A:
  The special meeting will take place on [ ], 2013, starting at [ ] local time at [ ].
Q:
  What matters will be voted on at the special meeting?
A:
  You will be asked to consider and vote on the following proposals:
•
  to adopt the merger agreement;
•
  to approve, on an advisory (non-binding) basis, specified compensation that may be payable to the named executive officers of the Company in connection with the merger;
•
  to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and
•
  to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the MAKO board.
Q:
  How many shares are needed to constitute a quorum?
A:
  A quorum will be present if holders of record of a majority of the shares of common stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.
If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
  What vote of our stockholders is required to adopt the merger agreement?
A:
  Stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the special meeting must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the merger agreement.
As of [ ], 2013, the record date for the special meeting, there were [ ] shares of common stock outstanding.
Q:
  What vote of our stockholders is required to approve the other proposal to be discussed at the special meeting?
A:
  The advisory (non-binding) proposal to approve specified compensation that may be payable to the named executive officers of the Company in connection with the merger and the proposal regarding adjournment of the special meeting each requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Q:
  How does the MAKO board recommend that I vote?
A:
  The MAKO board unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement. The board also unanimously recommends that our stockholders vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal regarding adjournment of the special meeting.
Q:
  What effects will the merger have on the Company?
A:
  Our common stock is currently registered under the Exchange Act, and is quoted on NASDAQ, under the symbol “MAKO.” As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Stryker. Following the consummation of the merger, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC.
Q:
  What happens if the merger is not completed?
A:
  If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be listed and traded on NASDAQ. See “The Merger Agreement — Termination Fee.”
Q:
  What will happen if stockholders do not approve the advisory proposal on executive compensation payable to the Company’s named executive officers in connection with the merger?
A:
  The approval of this proposal is not a condition to the completion of the merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Stryker. If the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve this proposal.
Q:
  What do I need to do now? How do I vote my shares of common stock?
A:
  We urge you to, and you should, read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:
•
  mail, using the enclosed postage-paid envelope;
•
  telephone, using the toll-free number listed on each proxy card; or

•
  the Internet, at the address provided on each proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Q:
  Can I revoke my proxy?
A:
  Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing at MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.
Q:
  What happens if I do not vote?
A:
  The vote to adopt the merger agreement is based on the total number of shares of common stock outstanding on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
  Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
  No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of common stock you hold of record, any shares of common stock so held will not be combined for voting purposes with shares of common stock you hold of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of common stock held in an individual retirement account must be voted under the rules governing the account.
Q:
  What happens if I sell my shares of common stock before completion of the merger?
A:
  If you transfer your shares of common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.
The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. So, if you transfer your shares of common stock after the record date but before the closing of the merger, you will have transferred your right to receive the merger consideration in the merger, but you will have retained the right to vote at the special meeting.
Q:
  Should I send in my stock certificates or other evidence of ownership now?
A:
  No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in “street name”

by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.
Q:
  I do not know where my stock certificate is — how will I get the merger consideration for my shares?
A:
  If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.
Q:
  Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of common stock?
A:
  Under the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.
Q:
  Will I have to pay taxes on the merger consideration I receive?
A:
  If you are a U.S. holder, the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Q:
  What does it mean if I get more than one proxy card or voting instruction card?
A:
  If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares of common stock are voted.
Q:
  What is householding and how does it affect me?
A:
  The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Q:
  Who can help answer my other questions?
A:
  If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact D.F. King & Co., Inc. , which is acting as the proxy solicitation agent and information agent for the Company in connection with the merger, or the Company.

D.F. King & Co. , Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call: (212) 269-5550
All Others Call Toll Free: (800) 628-8532
Email: MAKO@DFKing.com
or
MAKO Surgical Corp.
2555 Davie Road
Fort Lauderdale, Florida 33317
Attention: Investor Relations
(954) 628-1706
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Such forward-looking statements are based on management’s reasonable current assumptions and expectations, including the expected completion and timing of the merger and other information relating to the merger. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made, and we do not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
•
  the failure to obtain the required vote of the Company’s stockholders to adopt the merger agreement, the failure to obtain the required regulatory approval, or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing;
•
  risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pendency of the merger;
•
  the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally;
•
  the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement;
and other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find Additional Information.” Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE COMPANIES
MAKO Surgical Corp.
MAKO Surgical Corp. is a Delaware corporation with principal executive offices located at 2555 Davie Road, For t Lauderdale, Florida 33317, telephone number (954) 927-2044. MAKO is an emerging medical device company that markets an advanced robotic arm solution, joint specific applications for the knee and hip, and orthopedic implants for orthopedic procedures. MAKO offers MAKOplasty, an innovative, restorative surgical solution that enables orthopedic surgeons to consistently, reproducibly and precisely treat patient specific, osteoarthritic disease. MAKOplasty is performed using the Company’s proprietary RIO® Robotic Arm Interactive Orthopedic system. The Company currently offers MAKOplasty Partial Knee Arthroplasty and MAKOplasty Total Hip Arthroplasty. MAKO generates revenue from unit sales of its RIO system, sales of its implants and disposable products and sales of maintenance services. As of September 30, 2013, MAKO had 16 7 MAKOplasty sites worldwide and approximately 33 ,000 procedures had been performed since the first procedure in June 2006. MAKO trades on NASDAQ under the symbol “MAKO.”
A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into this proxy statement. See “Where You Can Find Additional Information.”
Stryker Corporation
Stryker Corporation is a Michigan corporation with principal executive offices located at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, telephone number (269) 385-2600. Stryker is one of the world’s leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. Stryker offers a diverse array of innovative medical technologies including reconstructive implants, medical and surgical equipment, and neurotechnology and spine products to help people lead more active and more satisfying lives. Stryker trades on the New York Stock Exchange under the symbol “SYK.”
Lauderdale Merger Corporation
Lauderdale Merger Corporation, or Merger Sub, is a Delaware corporation and a wholly owned subsidiary of Stryker with principal executive offices located at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, telephone number (269) 385-2600. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the MAKO board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the MAKO board for use at the special meeting to be held on [ ], 2013, starting at [ ] local time at [ ], or at any adjournment or postponement thereof.
Purposes of the Special Meeting
One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described under “The Merger Agreement.”
In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.” The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either the Company or Stryker. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is adopted and regardless of the outcome of the advisory vote. Our stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [ ], 2013.
Record Date and Quorum
The holders of record of common stock as of the close of business on [ ], 2013, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, approximately [ ] shares of common stock were outstanding.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Broker non-votes, described below under the sub-heading “— Voting; Proxies; Revocation — Providing Voting Instructions by Proxy,” will not be included in the calculation of the number of shares considered to be present at the special meeting.
Required Vote
Each share of common stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.

For the Company to complete the merger, stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the merger agreement.
Approval of each of the adjournment proposal and the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon. An abstention will have the same effect as a vote against this proposal, but the failure to vote your shares will have no effect on the outcome of this proposal.
As of the record date, there were [ ] shares of common stock outstanding.
Voting by the Company’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of the Company and their subsidiaries were entitled to vote [ ] shares of common stock, or approximately [ ]% of the shares of common stock issued and outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so.
Voting; Proxies; Revocation
Attendance
All holders of shares of common stock as of the close of business on [ ], 2013, the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.
Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.
Providing Voting Instructions by Proxy
To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
Shares of Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet.   This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card.   If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement and the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement and will not affect the vote regarding the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies, or the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger.
Shares of Common Stock Held in “Street Name”
If your shares of common stock are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
In accordance with the rules of NASDAQ, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies, and the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the adjournment proposal or the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger. For shares of common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;
•
  attending the special meeting and voting in person; or
•
  delivering to the Corporate Secretary of the Company a written notice of revocation by mail to MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary.
Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.
Abstentions
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and a vote “AGAINST” the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger and a vote “AGAINST” the adjournment proposal.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to adopt the merger agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.
The special meeting may be adjourned by the chairman of the MAKO board or by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting as adjourned or postponed.
Solicitation of Proxies
The MAKO board is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained D.F. King & Co., Inc. , a proxy solicitation firm, to assist the MAKO board in the solicitation of proxies for the special meeting, and we will pay D.F. King & Co., Inc. approximately $ 20,000 , plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by D.F. King & Co., Inc. or, without additional compensation, by certain of the Company’s directors, officers and employees.
Other Information
You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
Certain Effects of the Merger
If the merger agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger.
Upon the consummation of the merger, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Stryker or Merger Sub or any of their subsidiaries, which will be canceled, and other than dissenting shares) will be converted into the right to receive $30 in cash, without interest, but subject to any applicable withholding taxes.
Our common stock is currently registered under the Exchange Act and is quoted on NASDAQ under the symbol “MAKO.” As a result of the merger, the Company will cease to be a publicly-traded company and will be wholly owned by Stryker. Following the consummation of the merger, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.
Background of the Merger
MAKO’s management and board regularly review MAKO’s performance and prospects in light of the current business, economic, healthcare and healthcare payment and reimbursement environments, as well as developments in the medical devices and medical implants businesses and the opportunities and challenges facing participants in those businesses.
These reviews have included consideration, from time to time, of potential strategic alternatives, including strategic acquisitions, a merger with or acquisition by a larger industry participant or remaining an independent standalone company. MAKO’s board and management also have continuously reviewed MAKO’s commercial and strategic relationship with Pipeline Biomedical Holdings, Inc. (“Pipeline”). Under the terms of MAKO’s strategic alliance agreement with Pipeline, MAKO has the right to make an offer to acquire the portion of Pipeline’s business dedicated to the development, manufacture and sale of the products pertaining to MAKO’s business and covered by the strategic alliance agreement (the “Pipeline Business”) during a six-month period in 2014. During 2013, the MAKO board determined that acquiring the Pipeline Business would be advantageous to MAKO relative to continuing the commercial relationship with Pipeline under the strategic alliance agreement without an acquisition. Accordingly, in May 2013, the MAKO board instructed management to make an acquisition of the Pipeline Business a high, near-term strategic priority. Pipeline was similarly interested in an acquisition transaction involving the Pipeline Business prior to 2014. In May 2013, MAKO and Pipeline entered into a letter of intent outlining the principal terms of such a transaction, including that the consideration for the acquisition would be not less than 3,953,771 shares of common stock of MAKO, and commenced negotiations for a transaction based on such terms. The MAKO board monitored these negotiations and, in late July 2013, reaffirmed that completing the Pipeline Business acquisition substantially on the outlined terms should remain a high priority.
In early August 2013, Kevin A. Lobo, President and Chief Executive Officer of Stryker, contacted Maurice R. Ferré, M.D., MAKO’s President and Chief Executive Officer, to arrange an in-person meeting, which occurred on August 12, 2013. At this in-person meeting, Mr. Lobo expressed interest in a potential acquisition of all of the issued and outstanding common stock of MAKO by Stryker and proposed a price of $21 per share of common stock in cash. Dr. Ferré expressed doubt that MAKO would be interested in a transaction, especially in that price range, but said that he would inform the MAKO board, and requested that any further proposals should be made in writing. Following the August 12, 2013 meeting, Dr. Ferré reviewed the proposal made by Mr. Lobo with Charles W. Federico, chairman of the MAKO board.
On August 15, 2013, MAKO received a letter from Stryker proposing to acquire MAKO at a price in the range of $24 – 26 per share, in cash, with the transaction to be funded with existing cash, subject to negotiation of definitive transaction agreements and completion of customary due diligence. The letter from Stryker indicated that Stryker’s valuation of MAKO could change if Stryker learned of additional opportunities or new product capabilities during discussions with MAKO.

On August 16, 2013, and again on August 19, 2013, the MAKO board met telephonically, together with management, representatives of J.P. Morgan, MAKO’s financial advisor, and Foley & Lardner LLP (“Foley”), MAKO’s outside corporate counsel, to discuss and review the proposal from Stryker as well as MAKO’s standalone performance and prospects. As a result of these discussions, the MAKO board directed management to engage (subject to Stryker entering into a customary confidentiality and standstill agreement) in further discussions and limited initial due diligence with Stryker with a view toward demonstrating to Stryker additional opportunities and product capabilities that could enhance Stryker’s valuation of MAKO. The MAKO board also concluded that any delay or slow-down in negotiations with Pipeline would significantly jeopardize MAKO’s ability to acquire the Pipeline Business on the terms then under negotiation. Accordingly, in light of the uncertainty as to whether an acceptable transaction with Stryker would materialize and, if it did, whether it would be successfully completed, the MAKO board directed management to continue the Pipeline negotiations in parallel and with high priority.
On August 22, 2013, MAKO and Stryker executed a confidentiality and standstill agreement allowing for confidential negotiations, exchange of information and due diligence.
On August 26, 2013, representatives of MAKO and Stryker met in-person for several hours to review MAKO’s business and products, as well as attend a presentation by MAKO regarding additional opportunities and anticipated future product capabilities that might not have been apparent to Stryker. At the conclusion of these meetings, Dr. Ferré informed the Stryker representatives that the MAKO board would be meeting the following week to determine whether to enter into negotiations for a transaction with Stryker and, accordingly, if Stryker intended to increase its proposal above the $24 – $26 per share range, it should do so before the MAKO board meeting.
On August 29, 2013, Mr. Lobo informed Dr. Ferré by telephone that Stryker was willing to increase the proposed purchase price to $30 per share, in cash. The following day, MAKO received a letter from Stryker confirming in writing the proposal to acquire MAKO at a price of $30 per share of common stock, assuming satisfactory due diligence and negotiation of transaction documentation.
On September 4, 2013, the MAKO board met in-person, together with members of management and representatives of J.P. Morgan, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), which had been retained as special counsel, and Foley, to review and discuss the Stryker proposal and MAKO’s strategic alternatives generally, including the alternative of remaining independent. At this meeting, J.P. Morgan reviewed its preliminary financial analysis of MAKO, as well as an overview of the businesses in which MAKO participates and potential transaction partners (other than Stryker). MAKO management made a presentation concerning MAKO’s business, product development and prospects, and reviewed with the MAKO board projections of future financial performance of MAKO prepared in connection with MAKO ’s regular planning process and with the merger proposal from Stryker . After discussion, the MAKO board concluded that, if it could be achieved, a transaction with Stryker at or above the price suggested by Stryker would be more favorable to MAKO’s stockholders relative to the alternative of remaining independent, and that, based upon Stryker’s complementary products and strategic positioning, Stryker would be the potential transaction partner likely to pay the highest value for MAKO. Following the MAKO board meeting, at the board’s direction, Dr. Ferré contacted Mr. Lobo to determine whether a higher price could be obtained in connection with Stryker’s proposed acquisition of MAKO. Mr. Lobo informed Dr. Ferré that Stryker’s $30 per share proposal was near or at the limit of Stryker’s willingness to pay, but Mr. Lobo said Stryker would consider the matter further internally.
On September 5, 2013, Mr. Lobo contacted Dr. Ferré by telephone to inform him that Stryker would be willing to increase its proposed acquisition price to $31 per share, assuming satisfactory due diligence and negotiation of transaction documentation, but that Dr. Ferré should assume that $31 per share would be the maximum Stryker would agree to pay, and MAKO should understand no further increases would be forthcoming, regardless of the results of further due diligence investigations, including with respect to the Pipeline Business. Stryker’s offer of $31 per share, which translated to an enterprise value (and cash cost to Stryker) of $1.6 billion, did not account for the issuance of additional shares of common stock as consideration for MAKO’s acquisition of the Pipeline Business.
On September 5, 2013, following the telephone call from Mr. Lobo, the MAKO board held a special telephonic meeting with members of management and representatives of J.P. Morgan and Wachtell Lipton present, during which Dr. Ferré informed the directors of Stryker’s increased proposal. After discussion, the

MAKO board directed management to proceed with due diligence and negotiations for a transaction at the $31 per share price, subject to final approval by the board.
From September 6 through September 20, 2013, Stryker and its representatives continued their due diligence investigations of MAKO and its business (including MAKO’s relationship with Pipeline), and the parties and their representatives negotiated the transaction documentation, including the merger agreement.
During the evening of September 19, 2013, Mr. Lobo contacted Dr. Ferré to request an in-person meeting the next morning. On September 20, 2013, Mr. Lobo met Dr. Ferré and other members of MAKO management near MAKO’s headquarters in Florida. Mr. Lobo informed Dr. Ferré that Stryker had completed its due diligence process and, as a result of its findings, proposed to acquire MAKO at a price of $29 per share of common stock, in cash, rather than $31 per share. Mr. Lobo cited several business- and performance-related issues, and also noted that Stryker had concluded that, in the context of a Stryker acquisition of MAKO, Stryker would expect MAKO to enter into and complete its planned acquisition of the Pipeline Business, which would impose additional costs on Stryker. Mr. Lobo and Dr. Ferré debated each of the asserted reasons for the Stryker’s revised proposal, and Dr. Ferré informed Mr. Lobo that $29 per share was likely to be unacceptable to the MAKO board. After the in-person meeting and through September 23, 2013, numerous conversations occurred between Dr. Ferré and Mr. Lobo, and between J.P. Morgan and Citigroup Global Markets Inc. (“Citi”), Stryker’s financial advisor, in an effort to determine whether an acceptable purchase price could be achieved. During this period, Wachtell Lipton and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Stryker’s outside legal counsel, continued to negotiate the merger agreement.
During the course of these negotiations, on September 21, 2013, MAKO convened a telephonic update meeting of the MAKO board, together with members of management and representatives of J.P. Morgan, Wachtell Lipton and Foley. Dr. Ferré and representatives of J.P. Morgan provided an update of discussions with Stryker, including the reduction in the proposed transaction price. After discussion, the MAKO board instructed management to continue negotiating with Stryker to see if a better price could be obtained, and that Stryker should be informed that there was significant risk to Stryker that the MAKO board would not approve a transaction below $30 per share. The board determined to meet again on the afternoon of September 23, 2013.
On September 23, 2013, during one of their several telephone conversations that day, Mr. Lobo informed Dr. Ferré that he did not have authority from the Stryker board to offer consideration in excess of $29 per share, which implied an enterprise value (and cash cost to Stryker) of $1.6 billion (taking into account a MAKO acquisition of the Pipeline Business), and that the MAKO board should make its determination on that basis. In the late afternoon of September 23, 2013, the MAKO board held a special telephonic meeting attended by members of management and representatives of J.P. Morgan, Wachtell Lipton and Foley. During the meeting, Dr. Ferré and representatives of J.P. Morgan provided an update concerning discussions with Mr. Lobo and Citi, respectively, including that Stryker was unwilling to increase the proposed transaction price. Management and representatives of J.P. Morgan and Wachtell Lipton again reviewed the history of negotiations with Stryker and the terms of the proposal by Stryker, MAKO’s recent performance, the significant risks and challenges inherent in MAKO’s standalone plans, the importance of completing the Pipeline Business acquisition, and the likelihood or unlikelihood of a third party offering to acquire MAKO at a value at or above $29 per share in the future, and discussed the certain value associated with accepting a transaction at $29 per share as compared to the potential opportunities and risks associated with rejecting the proposal and remaining a standalone entity. In addition, representatives of J.P. Morgan provided an updated financial presentation regarding the revised proposal from Stryker, and representatives of Wachtell Lipton provided a presentation regarding the terms of the draft merger agreement, including the terms that remained subject to further negotiation. Wachtell Lipton noted that, although legal negotiations were not yet fully completed, it believed that such negotiations could likely be completed on satisfactory terms in a short amount of time assuming the parties were to reach an agreement on price. Following extensive discussions, the MAKO board was unable to reach a unanimous determination to approve a transaction at a price of $29 per share. The MAKO board directed Dr. Ferré to communicate this conclusion to Mr. Lobo in advance of a meeting of the Stryker board scheduled for the morning on September 24, 2013, and to attempt again to obtain a proposal from Stryker at a price of $30 per share, or more. Following the MAKO board meeting, Dr. Ferré contacted Mr. Lobo to inform him of the board’s direction.

On September 24, 2013, Dr. Ferré received a telephone call from Mr. Lobo indicating that the Stryker board was willing to increase the proposed transaction price to $30 per share of common stock in cash and had approved the proposed transaction at that price, subject to satisfactory resolution of a small number of open legal points in the merger agreement, including that the size of the termination fee that would be payable by MAKO to Stryker in certain situations (generally involving the existence of a superior proposal to acquire MAKO from a third party) would be 3.7% of the transaction value, up from the 3.0% – 3.25% previously under discussion.
Shortly thereafter, in the early afternoon of September 24, 2013, MAKO management convened an update call with the MAKO board, together with members of management and representatives of J.P. Morgan, Wachtell Lipton and Foley. Dr. Ferré informed the directors of his call with Mr. Lobo, including the increase in the proposed transaction price. After discussion, the directors concluded that Stryker’s revised terms were likely to be acceptable and that the minor open items in the merger agreement were readily resolvable, and the MAKO board instructed management, J.P. Morgan and Wachtell Lipton to finalize merger agreement negotiations, if possible in advance of the MAKO board meeting scheduled for that evening. During the afternoon of September 24, 2013, the parties worked to finalize negotiation of the merger agreement.
During the evening of September 24, 2013, the MAKO board held a special telephonic meeting attended by management and representatives of J.P. Morgan, Wachtell Lipton and Foley, during which Dr. Ferré provided an update regarding negotiations with Stryker. Management and representatives of J.P. Morgan and Wachtell Lipton again reviewed the terms of the proposal by Stryker. Representatives of Wachtell Lipton again reviewed with the MAKO board the terms of the proposed merger agreement and provided an update regarding negotiations with Stryker and Skadden concerning the merger agreement. Representatives of J.P. Morgan reviewed with the board J.P. Morgan’s financial analysis of the $30 per share of common stock in cash to be paid to MAKO’s stockholders in the proposed transaction and then delivered to the board J.P. Morgan’s oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various limitations and assumptions set forth in the opinion, the $30 per share of common stock in cash to be paid to the holders of common stock pursuant to the merger agreement was fair from a financial point of view to such holders. See “The Merger (Proposal 1) — Opinion of J.P. Morgan Securities LLC.” Following extensive discussion, the MAKO board unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interests of MAKO and its stockholders, to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, substantially in the form presented to the board, and to recommend that MAKO’s stockholders approve the adoption of the merger agreement. The MAKO board determination was subject, however, to confirmation that the remaining open points in the merger agreement had been satisfactorily resolved, and the board agreed to reconvene, if necessary, at 11:30 p.m. that evening to be informed of the resolution of such terms.
Following the MAKO board meeting, the parties completed negotiations on terms satisfactory to both parties. The MAKO board reconvened by telephone at 11:30 p.m. and received confirmation from MAKO’s management and advisors of the satisfactory resolution of open issues, at which time the board reconfirmed its earlier approvals and determinations.
Following the MAKO board’s approval of the merger agreement and the merger, MAKO, Stryker and Merger Sub finalized and executed the merger agreement during the early morning on September 25, 2013. That same morning, each of MAKO and Stryker issued a press release announcing entry into the merger agreement.
On October 2, 2013, MAKO announced that it had entered into a definitive agreement to acquire the Pipeline Business, and on October 8, 2013, MAKO announced that it had completed the acquisition of the Pipeline Business, substantially on the previously contemplated terms. J.P. Morgan acted as financial advisor to MAKO in connection with the acquisition of the Pipeline Business, for which it received no financial compensation.
Reasons for the Merger; Recommendation of the MAKO Board of Directors
The MAKO board evaluated, with the assistance of its legal and financial advisors, the merger agreement and the merger and unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of MAKO and its stockholders and unanimously approved the merger agreement and the merger. The MAKO board has unanimously recommended that the stockholders of MAKO vote “FOR” the proposal to adopt the merger agreement.
In the course of reaching its unanimous recommendation, MAKO board considered the following positive factors relating to the merger agreement, the merger and the other transactions contemplated thereby, each of which the directors believed supported their decision:
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  Attractive Value.   The MAKO board considered the current and historical market prices of the common stock, including the market performance of the common stock relative to those of other participants in MAKO’s industry and general market indices, and the fact that the merger consideration of $30 in cash per share represented a premium of approximately 84% to the closing price of the common stock on the day prior to the date the board approved the merger agreement and an approximately 113% premium and 61% premium to the three-month average closing price and 52-week high price of the common stock, respectively.
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  Best Alternative for Maximizing Stockholder Value.   The MAKO board considered that the merger consideration of $30 in cash per share was more favorable to MAKO’s stockholders than the potential value that might result from other alternatives reasonably available to MAKO, including, but not limited to, the continued operation of MAKO on a standalone basis, in light of a number of factors, including the following:
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  the MAKO board’s assessment of MAKO’s business, assets and prospects, its competitive position and historical and projected financial performance, its short-term and long-term capital needs and the nature of the industry in which MAKO competes;
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  the strategic and other alternatives reasonably available to MAKO, including the alternative of remaining a standalone public company, in light of a number of factors and the risks and uncertainty associated with those alternatives, none of which were deemed likely to result in value to MAKO’s stockholders that would exceed, on a present-value basis, the value of the merger consideration. In particular, the MAKO board considered the significant risks and challenges inherent in MAKO’s standalone plans for developing, commercializing and marketing its products, and the capital that would be required to achieve MAKO’s plans, and the likelihood that MAKO’s products could be more successfully commercialized as part of a larger, more diversified organization;
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  that Stryker was the most logical acquiror of MAKO and, in light of Stryker’s complementary products and strategic positioning and the potential for both revenue synergies through increased sales volumes and cost synergies, that Stryker was the potential transaction partner most likely to ascribe the highest value to MAKO; and
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  the course and history of the negotiations between Stryker and MAKO, which resulted in an increase in the merger consideration from Stryker’s initial proposal of $21 per share of common stock to the final proposal of $30 per share of common stock, as described under “The Merger (Proposal 1) — Background of the Merger,” and that the MAKO board believed, based on Stryker’s positions during such negotiations, that the $30 per share merger consideration was at or very close to the maximum amount that Stryker would be willing to pay to acquire MAKO, and that any delay in the negotiations would be more likely to result in Stryker lowering rather than raising its proposed price.
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  Greater Certainty of Value.   The MAKO board considered that the proposed merger consideration is all cash, so that the transaction provides stockholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in MAKO’s business, including the internal and external risks associated with MAKO’s standalone strategy, including the potential impact on MAKO that could result from competition with existing and new market participants, changing governmental regulation or taxation, changes affecting government and private-payor healthcare payment and reimbursement policies, unanticipated issues in complying with domestic or foreign regulatory requirements related to

MAKO’s current or future products or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, as well as the other risks and uncertainties discussed in MAKO’s public filings with the SEC.
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  High Likelihood of Completion.   The MAKO board considered the likelihood of completion of the merger to be high, particularly in light of the terms of the merger agreement and the closing conditions, including:
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  Stryker’s reputation in the medical device industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions;
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  the absence of a financing condition in the merger agreement and the representation of Stryker in the merger agreement that it has, and as of the effective time will have, sufficient available funds to consummate the merger; and
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  the commitment of Stryker in the merger agreement to use its reasonable best efforts to make effective the merger and to avoid or eliminate any impediment under antitrust laws that may be asserted by any governmental entity with respect to the transactions contemplated by the merger agreement, including a commitment to take certain specified actions to remove such impediments (subject to agreed limitations).
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  Opportunity to Receive Alternative Proposals and to Terminate the Stryker Transaction in Order to Accept a Superior Proposal.   The MAKO board considered the terms of the merger agreement permitting MAKO to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:
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  MAKO’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made prior to the time MAKO’s stockholders approve the proposal to adopt the merger agreement;
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  the provision of the merger agreement allowing the MAKO board to terminate the merger agreement, in specified circumstances relating to a superior proposal or an intervening event, subject, in specified cases, to payment of a termination fee of $61 million, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals; and
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  the fact that as of [         ], the date of this proxy statement, no person has made an unsolicited offer or proposal to acquire MAKO.
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  Receipt of Fairness Opinion from J.P. Morgan.   The MAKO board considered the financial analysis presentation of J.P. Morgan and the opinion of J.P. Morgan that, as of September 24, 2013 and on the basis of and subject to the factors and assumptions set forth therein, the $30 per share in cash to be paid to the holders of shares of common stock in the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinion of J.P. Morgan Securities LLC.”
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  Other Factors.   The MAKO board also considered:
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  that the merger agreement permitted MAKO to enter into and complete the acquisition of the Pipeline Business, which allowed MAKO to ensure completion of a transaction deemed strategically imperative. MAKO completed the acquisition of the Pipeline Business on October 8, 2013; and
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  that stockholders of MAKO who do not vote to adopt the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and receive the appraised fair value of their MAKO shares, as and to the extent provided under Delaware law.

In the course of reaching the determinations and decisions and making the recommendation described above, the MAKO board also considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:
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  that MAKO’s stockholders will have no ongoing equity participation in MAKO following the merger, and that such stockholders will cease to participate in MAKO’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of MAKO to a third party;
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  the risks and costs to MAKO if the merger does not close, including uncertainty about the effect of the proposed merger on MAKO’s employees, customers, potential customers, suppliers and other parties, which may impair MAKO’s ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers and others to seek to change or not enter into business relationships with MAKO, and the risk that the trading price of the common stock of MAKO could be materially adversely affected;
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  the merger agreement’s restrictions on the conduct of MAKO’s business prior to the completion of the merger, generally requiring MAKO to conduct its business only in the ordinary course and subject to specific limitations, which may (but are not likely to) delay or prevent MAKO from undertaking business opportunities that may arise pending completion of the merger;
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  the possibility that, under certain circumstances under the merger agreement, MAKO may be required to pay a termination fee of $61 million, as more fully described under “The Merger Agreement — Termination Fee”;
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  the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger; and
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  that the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered by the MAKO board includes the material factors considered by the board. In view of the variety of factors considered in connection with its evaluation of the merger, the MAKO board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The MAKO board recommended the merger agreement and the merger based upon the totality of the information it considered.
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter dated September 4, 2013, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger and to deliver a fairness opinion in connection with the proposed merger.
At the meeting of the MAKO board on September 24, 2013, J.P. Morgan rendered its oral opinion to the MAKO board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to holders of the Company’s common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its September 24, 2013 oral opinion by delivering its written opinion to the MAKO board, dated September 24, 2013, that, as of such date, the consideration to be paid to holders of the Company’s common stock in the proposed merger was fair, from a financial point of view, to such holders. No limitations were imposed by the MAKO board upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.
The full text of the written opinion of J.P. Morgan, dated September 24, 2013, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the MAKO board, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the special meeting of the Company’s stockholders. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
In arriving at its opinion, J.P. Morgan, among other things:
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  reviewed a draft dated September 24, 2013 of the merger agreement;
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  reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;
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  compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the common stock and certain publicly traded securities of such other companies;
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  reviewed certain internal financial analyses and forecasts prepared by the Company’s management relating to its business, including the Projections ; and
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  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
J.P. Morgan also held discussions with certain members of the management of each of the Company and Stryker with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this proxy statement, and that the definitive merger agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the parties in the merger agreement and related agreements are and will be true in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues . J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.
The projections furnished to J.P. Morgan for the Company were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to holders of the Company’s common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. J.P. Morgan expressed no opinion as to the price at which the Company’s common stock will trade at any future time .
J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.
Public Trading Multiples.   Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were:
•
  Intuitive Surgical, Inc.
•
  Sirona Dental Systems, Inc.
•
  Align Technology, Inc.
•
  Insulet Corporation
•
  DexCom, Inc.
•
  Masimo Corporation
•
  NuVasive, Inc.
•
  Volcano Corporation
•
  Cyberonics, Inc.
•
  HeartWare International, Inc.
•
  Endologix, Inc.
•
  Wright Medical Group, Inc.
•
  Tornier N.V.
•
  Novadaq Technologies, Inc.
•
  NxStage Medical, Inc.
These companies were selected, among other reasons, because they share similar business characteristics with the Company based on operational characteristics and financial metrics. None of the companies utilized in the analysis were identical to the Company. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the companies compared to the Company’s, and other factors that could affect the public trading value of the companies and the Company.
For each comparable company, J.P. Morgan calculated the ratios of “Firm Value” (which is the value of common equity, plus book value of debt, minus cash and cash equivalents) to the Company’s estimated revenue for the years 2014 and 2015 under the Case B Projections . J.P. Morgan calculated the Company’s equity value per share implied by certain reference ranges of multiples, which were based upon the ranges of multiples calculated for comparable companies but adjusted to take into account differences between the Company and the comparable companies and such other factors as J.P. Morgan deemed appropriate. Applying a revenue multiple range of 4.0x to 7.0x to the Company’s 2014 Case B estimated revenue yielded an implied trading value range for the Company’s common stock of approximately $13.00 to $21.75 per share, and applying a revenue multiple range of 3.5x to 6.0x to the Company’s 2015 Case B estimated revenue yielded an implied trading value range for the Company’s common stock of approximately $15.25 to $25.25 per share, compared to the merger consideration of $30 per share.
Selected Transaction Analysis.   Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses determined to be analogous to the Company’s business. These transactions were selected, among other reasons, because the businesses involved in these transactions share similar business characteristics with the Company based on operational characteristics and financial metrics. Specifically, J.P. Morgan reviewed the following transactions:

Target	Acquiror	Date Announced
Conceptus, Inc.	Bayer	April 2013
Healthpoint, Ltd.	Smith & Nephew plc	November 2012
OrthoHelix Surgical Designs, Inc.	Tornier N.V.	August 2012
Oridion Systems Ltd.	Covidien public limited company	April 2012
Advanced BioHealing, Inc.	Shire plc	May 2011
Micrus Endovascular Corporation	Johnson & Johnson	July 2010
ev3 Inc.	Covidien public limited company	June 2010
Acclarent, Inc.	Johnson & Johnson	December 2009
CoreValve	Medtronic, Inc.	February 2009
Cryocath	Medtronic, Inc.	September 2008
LifeCell Corporation	Kinetic Concepts, Inc.	April 2008
Kyphon Inc.	Medtronic, Inc.	July 2007
Digene Corporation	Qiagen N.V.	June 2007
Cytyc Corporation	Hologic, Inc.	May 2007
Adeza Biomedical Corporation	Cytyc Corporation	February 2007
IntraLase Corp.	Abbott Medical Optics Inc.	January 2007
St. Francis Medical Technologies, Inc.	Kyphon Inc.	December 2006
Animas Corporation	Johnson & Johnson	December 2005
Proxima Therapeutics, Inc.	Cytyc Corporation	February 2005
Using publicly available estimates, J.P. Morgan reviewed the Firm Values implied by the transactions as a multiple of (1) the target company’s revenue for the twelve-month period immediately preceding the announcement of the transaction (“LTM Revenue”) and (2) the target company’s revenue for the twelve-month period immediately following the announcement of the transaction (“NTM Revenue”). Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a firm value/LTM revenue multiple range of 4.0x to 11.0x to the Company’s Case B LTM Revenue, and a firm value/NTM revenue multiple range of 3.0x to 8.0x to the Company’s Case B NTM Revenue.
This analysis showed the following:

Implied Per Share Value
Firm value/LTM revenue multiple	$9.50 – $24.50
Firm value/NTM revenue multiple	$9.25 – $23.50
J.P. Morgan then compared these implied per share values to the merger consideration of $30 per share.
Discounted Cash Flow Analysis.   J.P. Morgan conducted a discounted cash flow analysis of the Case A and Case B Projections for the purpose of determining the fully diluted equity value per share for the Company’s common stock in each such case. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2013 through 2023 based upon the Case A and Case B Projections through the year ended 2023.

J.P. Morgan calculated a range of terminal asset values of the Company at the end of the 10-year period ending 2023 by applying a perpetual growth rate ranging from 2% to 4% of the unlevered free cash flow of the Company during the final year of the 10-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11% to 13%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted using management’s estimated 2013 fiscal year-end excess cash, option exercise proceeds and total debt. Based on the adjusted management projections and a discount rate of 11% to 13%, the discounted cash flow analysis indicated a range of equity values of between $13.25 and $20.25 per share of the Company’s common stock under Case A, and between $22.75 and $35.75 per share of the Company’s common stock under Case B, compared to the merger consideration of $30 per share.
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of such experience and its familiarity with the Company.
For services rendered in connection with the merger, J.P. Morgan will receive a fee of approximately $ 19 million , approximately $16 million of which will become payable only if the merger is completed . In addition, the Company has agreed to reimburse J.P. Morgan for its reasonabl e expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.
During the two years preceding the date of the fairness opinion, neither J.P. Morgan nor any of its affiliates had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of the fairness opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with Stryker, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as agent, arranger and book runner on the $1.0 billion credit facility of Stryker in August 2013. In addition , J.P. Morgan and its affiliates maintain banking and other business relationships with the Company and its affiliates, for which they receive customary fees. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Stryker for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.
Projected Financial Information
The Company does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the Company’s regular planning process and with the merger, the Company’s management prepared financial projections of revenue and revenue growth for fiscal years 2014 through 2016, and prepared an extrapolation of revenue for fiscal years 2017 through 2023 based on assumed revenue growth rates for those years. These financial projections and extrapolations comprised two cases, a base case, “Case A , ” and a more aggressive case, “Case B , ” and were provided to our board and to our financial advisor, J.P. Morgan, in connection with their respective analyses of the merger. The Case B financial projections covering fiscal years 2014 through 2016 were also provided to Stryker and Merger Sub. We have included a summary of both the Case A and Case B projections below (collectively, the “Projections”) to give our stockholders access to certain nonpublic information provided to Stryker and/or our financial advisor for purposes of considering and evaluating the merger. The inclusion of the Projections should not be regarded as an indication that the board of directors, the Company, Stryker, Merger Sub, J.P. Morgan or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results. In addition, the Projections have not been updated or revised to reflect information or results after the date the Projections were prepared or as of date of this proxy statement.
The Company advised the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects. The Projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond the Company’s control. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected.
The Projections were prepared for internal use and to assist Stryker and the Company’s financial advisors with their respective due diligence investigations of the Company. The Projections were not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company’s management. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information, and accordingly, Ernst & Young does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young report incorporated by reference in this proxy statement relates to the Company’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.
Projections of this type are based on estimates and assumptions that are inherently subject to factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements,” which factors may cause the Projections or the underlying assumptions to be inaccurate. Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared.

The following is a summary of the Projections:
Summary of the Projections
(dollars in millions, except percentage data)

	Fiscal Year
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Revenue
Case A	$127	$163	$213	$271	$337	$409	$483	$556	$624	$681	$722
Case B	$127	$170	$232	$320	$434	$576	$749	$936	$1,123	$1,292	$1,421
Revenue Growth Rate
Case A	23.4%	28.9%	30.3%	27.4%	24.3%	21.3%	18.2%	15.2%	12.1%	9.1%	6.0%
Case B	23.4%	33.9%	36.6%	38.2%	35.4%	32.7%	30.0%	25.0%	20.0%	15.0%	10.0%
Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections set forth above. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the Projections have not been updated or revised to reflect information or results after the date the Projections were prepared or as of date of this proxy statement.
Financing
The merger is not conditioned upon receipt of financing by Stryker. We understand that Stryker expects to use cash on hand and other funds available to it to fund the acquisition of the Company.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the MAKO board that you vote to adopt the merger agreement, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the MAKO board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of the Company that the merger agreement be adopted. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the MAKO Board of Directors.” Subsequent to the Company’s entry into the merger agreement, certain of our executive officers engaged in discussions with Stryker regarding their respective compensation and benefits following the completion of the merger, and a subset of these individuals entered into employment offer letters with Stryker that will be effective as of and subject to the completion of the merger. The Company is not a party to these offer letters, nor was any such discussion regarding the offer letters conducted prior to the Company’s entry into the merger agreement.
The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Company Equity Awards
Under the merger agreement, the Company’s equity-based awards held by the Company’s directors and executive officers as of the effective time will be treated at the effective time as follows:
Options.   Each option to purchase shares of common stock that is outstanding and unexercised immediately before the effective time, whether vested or unvested, will become fully vested immediately before the effective time and will be canceled and converted at the effective time into the right to receive an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the merger consideration of $30 per share over the exercise price per share of that option by (2) the total number of shares of common stock subject to that option (less any amount that may be withheld with respect to any applicable withholding taxes). Each option that has an exercise price per share greater than the merger consideration of $30 per share will be canceled and terminated as of the effective time without any payment or additional consideration.
Restricted Stock.   Each award of shares of restricted common stock that is outstanding immediately before the effective time will, as of the effective time, become fully vested and be converted into the right to receive an amount in cash equal to the merger consideration of $30 per share of restricted common stock (less any amount that may be withheld with respect to any applicable withholding taxes).
Quantification of Payments.   For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested equity-based awards, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” on page 36 . The estimated aggregate amount that would be payable to the Company’s executive officers who are not named executive officers in settlement of their unvested equity-based awards if the merger were completed on October 28 , 2013 is $ 8,088,830 . We estimate that the aggregate amount that would be payable to the Company’s eight non-employee directors for their unvested equity-based awards if the merger were completed on October 28 , 2013 is $ 1,895,392 .
Employment Agreements and Offer Letters
Each of the Company’s executive officers, including all of the named executive officers, are party to employment agreements that provide for severance benefits in the event of a termination of employment by the Company without cause, or by the executive officer for good reason (a “qualifying termination”). Certain of these employment agreements provide for enhanced severance in the event of a qualifying termination in anticipation of or following a change in control. The closing of the merger would constitute a change in control under the employment agreements.
In consideration of the payments and benefits under their employment agreements, each executive officer who is party to an employment agreement is restricted from engaging in competitive activities and prohibited from soliciting the Company’s clients and employees for a specified period of time after termination of employment, and all of the executive officers are prohibited from disclosing the Company’s confidential information.
Dr. Ferré
Our employment agreement with Maurice R. Ferré, M.D., our president and chief executive officer, provides that, in the event of a qualifying termination in anticipation of or following a change in control, Dr. Ferré will be entitled to:
•
  all accrued but unpaid compensation;
•
  reimbursement of any outstanding reasonable business expenses;
•
  a lump sum payment in an amount equal to two times the sum of (x) Dr. Ferré’s annual salary and (y) the average of the two highest cash bonuses received by him during the preceding three completed fiscal years;
•
  a payment of a prorated target bonus for the year of termination; and
•
  continuation of health insurance coverage for himself and his spouse and dependents for a period of one year following his termination of employment.

In the event that Dr. Ferré would be subject to the excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Dr. Ferré’s employment agreement provides that he would be entitled to an additional payment such that, after payment of all taxes, Dr. Ferré would be placed in the same after-tax position as if no excise tax was imposed. Dr. Ferré’s payments will be reduced so as not to trigger any excise tax under Section 4999 of the Code, however, and he will not be entitled to any additional payment, if his “parachute payments” (as determined under Section 280G of the Code) made in connection with the change in control do not exceed three times his “base amount” (as determined under Section 280G of the Code) by more than 10%.
Messrs. LaPorte, Delevic and Frank
Our employment agreements with Fritz L. LaPorte, our senior vice president of finance and administration and chief financial officer and treasurer, Ivan Delevic, our senior vice president of marketing, and Menashe R. Frank, our senior vice president and general counsel and secretary, each provide that, in the event of a qualifying termination in anticipation of or following a change in control, the executive will be entitled to:
•
  all accrued but unpaid compensation;
•
  reimbursement of any outstanding reasonable business expenses;
•
  a lump sum payment in an amount equal to eighteen months of annual base salary; and
•
  continuation of health insurance coverage for himself and his spouse and dependents for a period of nine months following the executive’s termination of employment.
Following the Company’s entry into the merger agreement, each of Messrs. LaPorte, Delevic, and Frank negotiated and entered into an employment offer letter with Stryker that modifies certain terms of his existing employment agreement with the Company and will become effective as of and subject to the completion of the merger. Each offer letter provides for a base salary and target annual bonus and a prorated 2014 annual bonus payable on the later of the six-month anniversary of the completion of the merger and the date of the executive’s termination of employment for any reason (or, if earlier, upon the executive’s termination of employment prior to the six-month anniversary other than by either a termination by the Company with cause or a resignation by the executive without good reason). In addition, if the merger is completed prior to the time 2013 annual bonuses are paid to Company employees generally, Stryker will take into consideration the actual attainment of performance goals achieved by MAKO employees generally with respect to bonus determinations for each of the executives.
Each of the executives will also be entitled under the offer letters to a cash retention bonus in an amount equal to 50% of his annual base salary, which will vest upon the six-month anniversary of the completion of the merger, subject to the executive’s continued employment with the Company through that date (or, if earlier, upon the executive’s termination of employment prior to that date other than either by the Company with cause or a resignation by the executive without good reason). In addition, if, prior to the six-month anniversary of the completion of the merger, the executive’s employment is terminated by the Company without cause or he resigns with good reason, the Company will pay to the executive a lump sum make-whole cash payment equal to the sum of his base salary and target annual bonus, prorated for the number of days between that termination and the six-month anniversary of the merger completion.
The offer letters each contain an acknowledgment by the executive of the change in his title and position in connection with the merger and an agreement by the executive that the changes to his title and position will not give rise to his ability to term inate his employment for good reason. The offer letters further provide that, if the executive terminates his employment for any reason during the 90-day period following the six-month anniversary of the completion of the merger, the executive will be entitled to the severance benefits under his employment agreement payable upon a qualifying termination in anticipation of or following a change in control.
Messrs. Cohen, Dawson, Gibbons, Leparmentier, Marrus and Moffat
Our employment agreements with Robert C. Cohen, our senior vice president of clinical and market development, Ian Dawson, our senior vice president of marketing, Lawrence T. Gibbons, our senior vice president of regulatory affairs and quality assurance, Richard Leparmentier, our senior vice president of engineering, Christopher R. Marrus, our senior vice president of sales, and Duncan H. Moffat, our senior vice president of operations, each provide that, in the event of a qualifying termination, the executive will be entitled to:
•
  all accrued but unpaid compensation;
•
  reimbursement of any outstanding reasonable business expenses;
•
  six months of annual base salary, payable in monthly installments; and
•
  continuation of health insurance coverage for himself and his spouse and dependents for a period of six months following the executive’s termination of employment.
Following the Company’s entry into the merger agreement, each of Messrs. Cohen, Dawson, Leparmentier, Marrus, and Moffat negotiated and entered into an employment offer letter with Stryker that modifies certain terms of his existing employment agreement with the Company and will become effective as of and subject to the completion of the merger. Each offer letter provides for a base salary and target annual bonus and contains an acknowledgment by the executive of the change in his title and position in connection with the merger and an agreement by the exe c utive that the changes to his title and position will not give rise to his ability to terminate his employement for good reason . The offer letters for Messrs. Dawson and Moffat further provide that, if the executive terminates his employment at any time following the six-month anniversary of the completion of the merger, the executive will be entitled to the severance benefits under his employment agreement payable upon a qualifying termination.
The offer letters for Messrs. Cohen, Leparmentier and Marrus each further provide for a cash retention bonus, grant of restricted stock units, and an annual stock award in February 2014 . The cash retention bonus is equal to an aggregate amount equal to 75% of the executive’s base salary, 30% of which will be payable on the first anniversary of the completion of the merger and 70% of which will be payable on the second anniversary of the completion of the merger, subject in each case to the executive’s continued employment with the Company through the app l icable anniversary date . Any unpaid portion of the retention bonus will also become payable if the executive’s employment is terminated due to the executive’s death or disability or by the Company for any reason other than cause prior to the applicable anniversary date . It is intended that each executive will be awarded a grant of restricted stock unit s with an aggregate grant date value equal to 50% of the executive’s annual base salary and that will vest in equal installments on each of the first three anniversaries of the grant date , subject to the executive’s continued employment with the Company through each applicable anniversary date . It is also intended that each executive will be awarded an annual stock award with an aggregate grant date value of 75% of the executive’s base salary, 50% of which will be award ed in stock options and 50% of which will be awarded in restricted stock units. S tock options granted by Stryker generally vest in equal installments on each of the first five anniversaries of the date of grant and restricted stock units generally vest in equal installments on each of the first three anniversaries of the date of grant, in each case, subject to the executive’s continued employment with the Company through each applicable anniversary date .
Quantification of Payments
For an estimate of the value of the payments and benefits described above that would be payable to each of the Company’s named executive officers, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” on page 36 . The estimated aggregate amount that would be payable to the Company’s other executive officers under their employment agreements (as modified by , and pursuant to, the employment offer letters with Stryker to the extent applicable) if the merger were to be completed and they were to experience a qualifying termination on October  28 , 2013 is $ 1,302,433 .
Indemnification and Insurance
The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the merger agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from the surviving corporation and coverage under directors’

and officers’ liability insurance policies for acts or omissions occurring before the effective time. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Indemnification of Directors and Officers; Insurance” beginning on page 51 .
Quantification of Payments and Benefits to the Company’s Named Executive Officers
The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger is completed and each such executive officer experiences a qualifying termination on October  28 , 2013.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Maurice R. Ferré, M.D.	1,704,028	4,832,500	—	10,780	—	$6,547,308
Fritz L. LaPorte	1,044,670	1,695,563	—	8,085	—	2,748,318
Ivan Delevic	990,991	1,370,238	—	8,085	—	2,369,314
Menashe R. Frank	982,566	1,351,470	—	8,085	—	2,342,121
Lawrence T. Gibbons	119,498	1,441,781	—	5, 390	—	1,566,669
Steven J. Nunes(5)	—	—	—	—	—	—

(1)
  The cash payments payable to Dr. Ferré consist of (a) a lump sum severance payment in an amount equal to two times the sum of (x) Dr. Ferré’s annual salary and (y) the average of the two highest cash bonuses received by him during the preceding three completed fiscal years (an aggregate of $ 1,432,624 ) and (b) a pro rata target bonus for the year of termination ($ 271,404 ). The cash payment payable to each of Messrs. LaPorte, Delevic and Frank consists of (i) a lump sum severance payment in an amount equal to eighteen months of annual base salary under the executive’s existing employment agreement with the Company, (ii) a lump sum cash payment in an amount equal to six months of base salary in respect of the retention bonus under the employment offer letter with Stryker, and (iii) a lump sum cash payment equal to base salary and target annual bonus in respect of the make-whole payment under the employment offer letter with Stryker . The cash payment payable to Mr. Gibbons consists of an amount equal to six months of base salary, payable in monthly installments. All such payments are “double-trigger.”
(2)
  As described above, all unvested equity-based awards held by the Company’s named executive officers will become vested and will be settled for the merger consideration upon the consummation of the merger (i.e., “single-trigger” vesting). Set forth below are the values of each type of equity-based award that would be payable in connection with the merger.

Name	Stock Options ($)	Restricted Stock ($)
Maurice R. Ferré, M.D.	4,457,500	375,000
Fritz L. LaPorte	1,695,563	—
Ivan Delevic	1,370,238	—
Menashe R. Frank	1,351,470	—
Lawrence T. Gibbons	1,441,781	—
Steven J. Nunes	—	—
(3)
  The amounts above include the estimated value of health plan premiums for each named executive officer and his or her eligible dependents (a) in the case of Dr. Ferré, for twelve months following termination of employment, (b) in the case of Messrs. LaPorte, Delevic and Frank, nine months following termination of employment, and (c) in the case of Mr. Gibbons, six months following termination of employment. All such benefits are “double-trigger.”
(4)
  In the event that Dr. Ferré would be subject to the excise taxes imposed under Section 4999 of the Code, Dr. Ferré’s employment agreement provides that he would be entitled to an additional payment such that, after payment of all taxes, Dr. Ferré would be placed in the same after-tax position as if no excise tax was imposed. Dr. Ferré’s payments will be reduced so as not to trigger any excise tax under Section 4999 of the Code, however, and he will not be entitled to any additional payment, if his “parachute payments” (as determined under Section 280G of the Code) made in connection with the merger do not exceed three times his “base amount” (as determined under Section 280G of the Code) by more than 10%. Estimated excise tax reimbursements are subject to change based on the actual effective time, date of termination of employment (if any) of the named executive officer, interest rates then in effect, and certain other assumptions used in the calculations.
(5)
  Mr. Nunes resigned from the Company on July 17, 2012 and is not entitled to any compensation or benefits in connection with the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to non-U.S. holders. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:
•
  a citizen or individual resident of the United States;
•
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•
  an estate the income of which is subject to U.S. federal income tax regardless of its source.
This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding shares of common stock, you should consult your tax advisor.
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.
If a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.
Information Reporting and Backup Withholding
Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.
Regulatory Approvals
Antitrust Approval in the U.S.
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On October 9, 2013, both the Company and Stryker filed their respective Notification and Report Forms with the Antitrust Division and the FTC. If early termination is not granted or if the Company and Stryker do not receive from the Antitrust Division or the FTC a Request for Additional Information and Documentary Material (referred to as a “Second Request”), the waiting period under the HSR Act with respect to the proposed merger will expire at 11:59 p.m., Eastern Time, on November 8, 2013. If the Company and Stryker receive a Second Request, the waiting period under the HSR Act will be extended until 11:59 p.m., Eastern Time, on the 30th day after both the Company and Stryker have certified their substantial compliance with the Second Request (or the next business day if the 30th day is a weekend or U.S. federal holiday), unless earlier terminated by the Antitrust Division or the FTC.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, or before or after the effective time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither the Company nor Stryker believes that the merger will violate federal antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Litigation
Since the announcement on September 25, 2013 of the execution of the merger agreement, MAKO, Stryker, Merger Sub and the members of the MAKO board have been named as defendants in nine putative stockholder class action complaints challenging the transaction, three filed in the Court of Chancery of the State of Delaware and six filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. The cases are captioned: Nickolas W. and Pamela J. Edwards Marital Trust UA 06/22/2007 v. MAKO Surgical Corp., et al. , C.A. No. 8958-VCG (Del. Ch. Sept. 30, 2013); Marc A. Schermer v. MAKO Surgical Corp., et al. , C.A. No. 8975-VCG (Del. Ch. Oct. 3, 2013); Mitchell Frieberg v. MAKO Surgical Corp., et al., C.A. No. 9005-V C G (Del. Ch. Oct. 16, 2013); Martin Bertisch v. MAKO Surgical Corp., et al. , Case No. CACE-13-021921 (Fla. Cir. Ct. Sept. 27, 2013); Hilary Kramer Coyne v. MAKO Surgical Corp., et al. , Case No. CACE-13-022075 (Fla. Cir. Ct. Sept. 30, 2013); Robert Berg v. Charles W. Federico, et al. , Case No. CACE-13-022087 (Fla. Cir. Ct. Sept. 30, 2013); John Burns v. MAKO Surgical Corp., et al. , Case No. CACE-13-022185 (Fla. Cir. Ct. Sept. 30, 2013); Markus Wilburn v. Charles W. Federico, et al. , Case No. CACE-13-022054 (Fla. Cir. Ct. Sept. 30, 2013); and Todd Deehl v. MAKO Surgical Corp., et al. , Case No. CACE-13-022391 (Fla. Cir. Ct. Oct. 4, 2013). The Delaware cases have been consolidated under the caption In re MAKO Surgical Corp. Stockholders Litigation, C.A. No. 8958-VCG (the “Delaware Action”), and the Florida cases have been consolidated under the caption In re MAKO Surgical Corp. Shareholder Litigation, Case No. CACE-13-021921(07) (the “Florida Action”). On October 16, 2013, Defendants filed in both the Delaware court and the Florida court a Motion to Proceed in One Jurisdiction, Dismiss or Stay Litigation in the Other Jurisdiction, and Organize Counsel for the Putative Class , request ing that the two courts confer and determine in which jurisdiction the litigation will proceed.
On October 21, 2013, Plaintiffs in the Delaware Action filed an amended complaint, and on October 22, 2013, Plaintiffs in the Florida Action filed an amended complaint. Plaintiffs in each action also filed a motion for expedited proceedings . The amended complaints generally allege that the individual defendants breached their fiduciary duties by, among other things, failing to obtain sufficient value for the MAKO stockholders in the transaction and agreeing to certain terms in the merger agreement that allegedly restrict the defendants’ ability to obtain a more favorable offer, including certain of the provisions described in the sections entitled “ The Merger Agreement — Other Covenants and Agreements— Alternative Proposals; No Solicitation ” and “ — T ermination Fee ” beginning on pages 47 and 54 . They further allege that the 54 . They further allege that the Company’s preliminary proxy statement omits certain allegedly material information, including regarding the merger process, the acquisition of the Pipeline Business and J.P. Morgan’s analyses. The lawsuits further allege that those breaches were aided and abetted by some combination of MAKO, Stryker, and Merger Sub. The plaintiffs seek, among other things, injunctive relief, unspecified compensatory and/or rescissory damages, attorney’s fees, other expenses, and costs. All of the plaintiffs seek a determination that their alleged claims may be asserted on a class-wide basis.
On October 25, 2013, the Florida court heard argument on Defendants’ Forum Motion, and ruled that the actions would proceed in Florida. Shortly thereafter, the court scheduled a preliminary injunction hearing for November 27, 2013. On October 29, 2013, the Delaware court held a hearing on the Delaware Forum Motion, and while reserving judgment, noted that it was inclined to let the Delaware Action proceed. On October 31, 2013, the Florida court issued a S ua S ponte Order of Reconsideration and Staying Consolidated Actions, staying all proceedings in the Florida action (including the preliminary injunction hearing previously set for November 27, 2013). On November 4, 2013 the Delaware court heard argument on plaintiffs’ motion for expedited proceedings and on November 5, 2013, that court granted expedited proceedings in connection with certain of plaintiffs’ claims. We believe these lawsuits are meritless.
Delisting and Deregistration of Company Common Stock
If the merger is completed, the common stock of the Company will be delisted from NASDAQ and deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about the Company or modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The merger agreement contains representations and warranties by the Company, Stryker and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.
Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information.”
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the effective time (defined below), Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation after the merger. The certificate of incorporation of the Company will be amended in its entirety as set forth in Exhibit A of the merger agreement and will be the certificate of incorporation of the surviving corporation until thereafter amended. The bylaws of Merger Sub as in effect immediately before the effective time will be the bylaws of the surviving corporation until thereafter amended, except that the name of the surviving corporation will be “MAKO Surgical Corp.” The directors of Merger Sub immediately before the effective time will be the initial directors of, and the officers of the Company immediately before the effective time will be the initial officers of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the surviving corporation’s certificate of incorporation and bylaws.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m., Chicago time, on a date to be specified by the parties that will be no later than the second business day after the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), unless another date or place is agreed to in writing by the parties.

The merger will become effective on the date and time on which the certificate of merger is duly filed with the Secretary of State of the State of Delaware, which the parties will cause to be filed at the closing of the merger, or such later time as may be agreed upon by the parties (which we refer to as the “effective time”).
Effect of the Merger on the Common Stock
As of the effective time, each share of Company common stock outstanding immediately before the effective time (other than shares owned by the Company, Stryker or Merger Sub or any of their subsidiaries, which will be canceled, and other than dissenting shares) will be converted into the right to receive $30 in cash, without interest, but subject to any applicable withholding taxes.
As of the effective time, any shares of Company common stock that are owned by the Company as treasury stock and any shares of Company common stock owned by Stryker, Merger Sub or any other direct or indirect wholly owned subsidiary of Stryker will be canceled, and no consideration will be delivered in exchange for such cancellation.
As of the effective time, each outstanding share of common stock of Merger Sub will be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation and such shares will constitute the only outstanding shares of capital stock of the surviving corporation.
Treatment of Company Equity Awards and Warrants
Under the merger agreement, the Company’s equity awards that are outstanding as of the effective time will be treated at the effective time as follows:
Options.   Each option to purchase shares of Company common stock that is outstanding and unexercised immediately before the effective time, whether vested or unvested, will become fully vested immediately before the effective time and will be canceled and converted at the effective time into the right to receive an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the merger consideration of $30 per share over the exercise price per share of that option by (2) the total number of shares subject to that option (less any amount that may be withheld with respect to any applicable withholding taxes). Each option that has an exercise price per share greater than the merger consideration of $30 per share will be canceled and terminated as of the effective time without any payment or additional consideration.
Restricted Stock.   Each award of shares of restricted Company common stock that is outstanding immediately before the effective time will, as of the effective time, become fully vested and be converted into the right to receive an amount in cash equal to the merger consideration of $30 per share of restricted common stock (less any amount that may be withheld with respect to any applicable withholding taxes).
Under the merger agreement, from and after the effective time, each unexercised Company warrant that was outstanding immediately before the effective time will, in accordance with the terms of the applicable Company warrant, no longer be exercisable for any capital stock of the surviving corporation, but will be exercisable or canceled, only as applicable, in accordance with the terms of the applicable Company warrant in exchange for the merger consideration.
Treatment of the Company’s ESPP
Under the merger agreement, the Company has been required to take all actions necessary to cause the Company’s 2008 Employee Stock Purchase Plan to terminate on the earlier to occur of (1) the day following the last day of the offering period and purchase period in effect as of September 25, 2013 and (2) immediately before and effective as of the effective time. The Company terminated the plan on October 1, 2013 .
Payment for Common Stock, Company Equity Awards and Warrants in the Merger
At or before the effective time, Stryker will deposit, or cause the surviving corporation to deposit, with a paying agent (reasonably acceptable to the Company) cash in an amount sufficient to pay the aggregate merger consideration required to be paid under the merger agreement. As promptly as practicable (and in any event not later than the third business day) after the effective time, the paying agent will mail to each holder of shares of common stock that were converted under the merger agreement into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates and book-entry shares formerly representing shares of the common stock in exchange for payment of the merger consideration. Upon surrender of a certificate or book-entry share, as applicable, for cancellation to the paying agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Stryker, together with the letter of transmittal, duly executed, the holder of such certificate or book-entry share will be entitled to receive the merger consideration (less any amount that may be withheld with respect to any applicable withholding taxes) for each share of common stock formerly represented by the certificate or book-entry share and the certificate or book-entry share so surrendered share will be canceled.
Representations and Warranties
The merger agreement contains representations and warranties of each of the Company and of Stryker and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:
•
  corporate organization, existence, good standing and authority to own, lease and operate its properties and to carry on its business as presently conducted;
•
  corporate power and authority to enter into the merger agreement, to perform its obligations thereunder and to complete the transactions contemplated by the merger agreement;
•
  required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;
•
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution, delivery or performance of, consummation of the transactions contemplated by, or compliance with any of, the provisions of the merger agreement;
•
  matters relating to information to be included in required filings with the SEC in connection with the merger;
•
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Stryker and its subsidiaries or the Company, as applicable; and
•
  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.
The merger agreement also contains representations and warranties of the Company, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:
•
  the capitalization of the Company, including the absence of: (1) indebtedness having general voting rights; (2) outstanding agreements, arrangements, understandings or commitments to repurchase, redeem or otherwise acquire any shares of common stock or capital stock of the Company; (3) outstanding agreements or binding commitments to provide any amount of funds to or make any investment in any person; (4) outstanding or authorized stock appreciation, phantom stock, restricted stock units, performance-based awards, profit participation or other similar rights; (5) stockholder agreements, voting trusts or similar understandings; and (6) existing options, warrants, calls, preemptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, agreements, arrangements, understandings or commitments of any kind relating to capital stock of, or other equity interest in, the Company obligating the Company to issue, transfer, register or sell any equity interest in the Company;
•
  the absence of: (1) any subsidiaries and (2) capital stock or other equity securities of any person or any equity or ownership interest in any business;

•
  the full payment of all dividends or distributions on securities of the Company that have been declared or authorized;
•
  the corporate actions required to be taken, and taken before the execution of the merger agreement, by the Company;
•
  the timeliness and accuracy of the Company’s filings with the SEC and of financial statements included in the SEC filings, and the compliance of filings and financial statements with SEC rules and (in the case of financial statements) with GAAP and the Sarbanes-Oxley Act of 2002;
•
  the Company’s disclosure controls and procedures and internal control over financial reporting;
•
  the absence of certain changes since December 31, 2012, including the conduct of business in the ordinary course consistent with past practice;
•
  the absence of undisclosed liabilities of the Company;
•
  the Company’s employee benefit plans and other agreements with its employees;
•
  the payment of taxes, the filing of tax returns and other tax matters related to the Company;
•
  material contracts of the Company;
•
  real property leased by the Company;
•
  (1) the ownership of or rights with respect to the Company’s intellectual property, (2) the noninfringement by the Company of the intellectual property of third parties, (3) the steps taken to protect the Company’s trade secrets and other proprietary information, (4) the absence of certain litigation with respect to intellectual property and (5) the maintenance and preservation of the Company’s intellectual property;
•
  labor matters related to the Company;
•
  compliance with laws and possession of necessary permits, licenses and other authorizations by the Company;
•
  customers and suppliers of the Company;
•
  environmental matters and compliance with environmental laws by the Company;
•
  insurance policies of the Company;
•
  compliance with the Foreign Corrupt Practices Act, regulations of the United States Food and Drug Administration and certain federal health care program laws;
•
  the receipt by the MAKO board of an opinion of J.P. Morgan as to the fairness of the merger consideration; and
•
  the absence of applicable antitakeover laws.
The merger agreement also contains representations and warranties of Stryker and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:
•
  Stryker’s ownership of Merger Sub and the absence of any option, warrant, right or any other agreement pursuant to which any person other than Stryker may acquire an equity security of Merger Sub;
•
  the absence of any previous conduct of business activities or operations by Merger Sub other than in connection with the transactions contemplated by the merger agreement;
•
  the availability to Stryker of sufficient funds to complete the merger, and the absence of any conditions regarding Stryker’s or Merger Sub’s ability to obtain financing for the merger and the other transactions contemplated by the merger agreement; and

•
  the absence of any ownership by Stryker or any of its subsidiaries of Company common stock or securities convertible into or exchangeable for such common stock.
Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “Company material adverse effect” or a “Stryker material adverse effect” clause.
For purposes of the merger agreement, a “Company material adverse effect” means any effect, change, development, event or occurrence that has a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company; provided, however, that any effect, change, development, event or occurrence resulting from or arising out of the following will not in itself be deemed to constitute a Company material adverse effect and will not be taken into account in determining whether a Company material adverse effect has occurred:
•
  changes in the economy or financial or securities markets generally;
•
  changes in the medical device industry generally;
•
  seasonal changes to the results of operations of the Company in the ordinary course of business consistent with past practice;
•
  in and of itself, any change in the Company’s stock price or trading volume or any failure by the Company to meet any internal or external revenue, earnings or other similar projections, forecasts or predictions (it being understood that any effect, change, development, event or occurrence giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be a Company material adverse effect);
•
  political conditions or developments in general;
•
  any act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis;
•
  changes in Laws (or interpretations or enforcement thereof) or GAAP (or interpretations thereof);
•
  the public announcement or pendency of the merger or the other transactions contemplated in the merger agreement or the identity of Stryker as the purchaser; or
•
  certain matters relating to Pipeline;
however, with respect to the matters described in the first, second, fifth, sixth and seventh bullet points above, such effect, change, development, event or occurrence will be taken into account to the extent the Company is disproportionately affected thereby in relation to other companies in the medical device industry.
For the purpose of the merger agreement, a “Stryker material adverse effect” means a fact or circumstance that, individually or in the aggregate, would or would reasonably be expected to impair in any material respect the ability of each of Stryker and Merger Sub, as the case may be, to perform its obligations under the merger agreement or to complete the merger and pay the merger consideration, or prevent or materially delay the consummation of any of the merger and the other transactions contemplated by the merger agreement.
Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the disclosure schedules delivered by the Company in connection with the merger agreement, and except as may be required by law, expressly provided by the merger agreement or as consented to by Stryker in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the signing of the merger agreement to the effective time, the Company, among other things, will conduct the business of the Company in the ordinary course of business consistent with past practice, will use its commercially reasonable efforts to preserve its business organization intact and to maintain its existing relations and goodwill with governmental entities and others having business relationships with it and will not take the following actions:

•
  issue, grant, sell, modify, transfer, dispose of, encumber or pledge any shares of capital stock or any securities convertible into or exchangeable for, or options warrants or other rights to acquire, shares of capital stock or other equity interests in the Company;
•
  amend or otherwise change the Company’s certificate of incorporation or bylaws;
•
  split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire any of the Company’s capital stock;
•
  declare, set aside or pay any dividend with respect to the Company’s capital stock;
•
  purchase, repurchase, redeem or otherwise acquire any shares of Company common stock or any option, warrant or right to acquire any shares of Company common stock, with certain exceptions;
•
  incur or assume any indebtedness or issue any debt securities;
•
  assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans, advances or capital contributions to, or investments in, any other person;
•
  acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein or any real estate;
•
  transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets or properties, other than sales of tangible assets in the ordinary course of business consistent with past practice not exceeding $5 million in the aggregate, sales of product inventory in the ordinary course of business consistent with past practice and certain permitted encumbrances of intellectual property;
•
  enter into a new line of business;
•
  create any subsidiaries;
•
  increase the compensation or benefits payable or to become payable to any officers, directors, employees, agents or consultants, except (1) increases in annual base salaries for employees (other than employees who are senior vice presidents or above) at times and in amounts in the ordinary course of business consistent with past practice (not to exceed 2% over any such employee’s base salary in effect as of September 25, 2013), (2) across-the-board modifications to welfare benefits for employees and officers in the ordinary course of business consistent with past practice that do not materially increase the cost of such benefits to the Company or employees of the Company or (3) as required by applicable law or any benefit plan in effect as of September 25, 2013;
•
  negotiate, enter into, extend, amend or terminate any employment, severance, consulting, termination or other agreement with any of its officers, directors, employees, agents or consultants, any collective bargaining agreement or any employee benefit plan, in each case, other than (1) severance agreements entered into in connection with terminating employees (other than employees who are senior vice presidents or above) in the ordinary course of business consistent with past practice, (2) offer letters entered into in the ordinary course of business consistent with past practice that do not provide for severance or change - in - control benefits or (3) consulting agreements entered into in the ordinary course of business consistent with past practice;
•
  make or forgive any loans or advances to any of its officers, directors, employees, agents or consultants other than making loans pursuant to the terms of benefit plans as in effect as of September 25, 2013, or change its existing borrowing or lending arrangements for or on behalf of any of such person;
•
  accelerate any payment or benefit payable or to become payable, or the funding of any benefit or payment, to any officers, directors, employees, agents or consultants;

•
  waive, release or condition any noncompete, nonsolicit, nondisclosure, confidentiality or other restrictive covenant owed to the Company;
•
  hire any employee whose base salary exceeds $100,000 per year, or terminate, other than for cause, the employment of any employee whose base salary exceeds $100,000 per year;
•
  with certain exceptions, enter into, materially modify, extend, amend or terminate any material contract or waive, release or assign any rights or claims under a material contract;
•
  transfer, assign or license any rights to material intellectual property, except for licenses of non-exclusive rights for certain purposes, including selling the Company’s products;
•
  make any change that is or would reasonably be expected to materially impair or intentionally abandon, permit to lapse or otherwise dispose of material intellectual property;
•
  disclose any trade secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a person that is subject to confidentiality obligations;
•
  change any financial accounting methods, policies and procedures, except for such changes required by GAAP;
•
  (1) make or change any tax election or adopt or amend any tax accounting method if such action would reasonably be expected to be materially adverse to the Company, (2) enter into any closing agreement, settle any claim or assessment relating to taxes, or consent to any claim or assessment relating to taxes, in each case, for an amount materially in excess of amounts reserved or (3) consent to any waiver of the statute of limitations for any claim or assessment relating to federal income taxes;
•
  settle, compromise or otherwise resolve in whole or in part any litigation, actions, suits, actual, potential or threatened claims, investigations or proceedings, if the settlement or compromise would, individually or in the aggregate, result in (1) amounts payable to or by the Company in excess of $2 million (net of insurance proceeds) in the aggregate, (2) any relief other than payment by the Company of an amount in cash or (3) any other administrative action brought by, or civil settlements with, the United States Food and Drug Administration, the United States Department of Justice or similar foreign governmental entities arising under federal health care program laws or similar laws;
•
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the merger);
•
  with certain exceptions, enter into or amend any agreement, transaction, commitment or arrangement with any officer, director or other affiliate;
•
  make any capital expenditure (1) before January 1, 2014, which is not in all material respects in accordance with the annual budget for fiscal year 2013 or (2) on or after January 1, 2014, in excess of $1 million per calendar month; or
•
  enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or otherwise authorize or commit to do any of the foregoing.
Other Covenants and Agreements
Access and Information
Subject to certain exceptions and limitations, the Company must afford representatives of Stryker and Merger Sub reasonable access, during normal business hours, to all of its representatives, agents, properties, books, contracts and records (other than any such matters that relate to the negotiation and execution of the merger agreement) and must furnish promptly to Stryker and Merger Sub all other reasonably requested information concerning its business, properties and personnel.

Alternative Proposals; No Solicitation
The Company is required not to, and to cause its representatives not to, directly or indirectly, (1) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information or assistance), or knowingly take any other action designed to facilitate any inquiry with respect to, or the making, submission or announcement of, any alternative proposal (as defined below) or (2) enter into, continue or otherwise participate in any discussions or negotiations regarding an alternative proposal with, furnish any information to, or otherwise cooperate in any way with, any person (other than Stryker or any of its affiliates or representatives) relating to an alternative proposal. The Company is also required to immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, with any persons with respect to any alternative proposal and to use its reasonable best efforts to cause any such person (and its representatives) in possession of confidential information about the Company to return or destroy all such information.
As used in the merger agreement, “alternative proposal” means any proposal or offer made by any person (other than Stryker or any of its subsidiaries) for:
•
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company that would result in any person or group of related persons beneficially owning 15% or more of any class of equity or voting securities of the Company;
•
  the acquisition or purchase, directly or indirectly, of assets that constitute 15% or more of the net revenues, net income or assets of the Company;
•
  the acquisition or purchase, directly or indirectly, of 15% or more of any class of equity or voting securities of the Company;
•
  any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity or voting securities of the Company; or
•
  any combination of the foregoing.
Notwithstanding the provisions of the merger agreement described above, if at any time after September 25, 2013 and before obtaining the required adoption of the merger agreement by the Company’s stockholders, the Company receives, on an unsolicited basis, a bona fide written alternative proposal from a third party (that did not arise from a breach of the non-solicitation provisions of the merger agreement) that (1) constitutes a superior proposal (as defined below) or (2) that the MAKO board reasonably determines (after consultation with the Company’s financial advisors and outside legal counsel) would reasonably be expected to result in a superior proposal, then the Company may take the following actions before obtaining the required adoption of the merger agreement by the Company’s stockholders:
•
  furnish nonpublic information to the third party making the alternative proposal and its representatives, pursuant to a confidentiality agreement having confidentiality and other provisions that are substantially similar to the comparable provisions of, and are not less restrictive to the third party than, the confidentiality agreement in place between Stryker and the Company, provided that the confidentiality agreement with the third party must not prohibit the Company from complying with the merger agreement (a copy of which must be provided to Stryker promptly after its execution); and
•
  engage in discussions or negotiations with the third party and its representatives with respect to the alternative proposal.
The Company must provide to Stryker at a substantially concurrent time any nonpublic information provided to any third person which has not been previously provided to Stryker. Upon the Company’s taking of the actions described in either of the bullet points above, or upon a determination by the MAKO board that an alternative proposal constitutes a superior proposal, the standstill and any other similar provisions of the confidentiality agreement between the Company and Stryker will become null and void to the extent they would operate to prevent Stryker from proposing changes to the merger agreement.

As used in the merger agreement, “superior proposal” means a bona fide written alternative proposal from a third party that if consummated would result in the third party or its stockholders owning, directly or indirectly, (1) more than 80% of the equity securities of the Company (or of the surviving entity in such merger or the direct or indirect parent of the surviving entity in such merger) or (2) assets that constitute 80% or more of the net revenues, net income or assets of the Company that the MAKO board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) and considering such factors as the board considers to be appropriate (including the expected timing and likelihood of consummation, any governmental or other approval requirements, conditions to consummation and availability of necessary financing) to be more favorable to the stockholders of the Company than the transactions contemplated by merger agreement.
The Company must promptly (and in any event within 24 hours) orally and in writing notify Stryker if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its representatives in connection with, or which could reasonably be expected to result in, an alternative proposal. The Company’s notice is required to include the name of the person making the inquiry, proposal or request or seeking such negotiations or discussions and the material terms and conditions of the inquiry, proposal or request, and to include all written materials provided to the Company or its representatives that describe any terms and conditions of the inquiry, proposal or request and any changes thereto. The Company is required to keep Stryker reasonably informed on a reasonably current basis (and in any event within 24 hours) of any material developments, discussions or negotiations regarding any alternative proposals or any material change to the financial or other terms of any alternative proposal.
Except as discussed below, neither the MAKO board nor any committee of the board is permitted to (1) withdraw, modify or qualify in any manner adverse to Stryker or Merger Sub, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Stryker or Merger Sub, the board’s recommendation that the stockholders of the Company vote in favor of the adoption of the merger agreement, (2) approve, endorse or recommend, or resolve to or publicly propose to approve, endorse or recommend, any alternative proposal (any of the actions described in clause (1) or (2), a “change of recommendation”) or (3) adopt, or publicly propose to adopt, or allow the Company to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any alternative proposal (other than confidentiality agreements permitted under the provisions described above unde r “ — Alternative Proposals; No Solicitation ” ).
Notwithstanding the foregoing, before obtaining the required adoption of the merger agreement by the Company’s stockholders, the MAKO board is permitted, in response to a superior proposal received by the Company after September 25, 2013 on an unsolicited basis (and that did not arise or result from a breach the non-solicitation provisions of the merger agreement), to:
•
  make a change of recommendation; or
•
  cause the Company to terminate the merger agreement and concurrently with such termination enter into a definitive agreement providing for the superior proposal.
However, the MAKO board is not permitted to take the actions described in the bullet points above until three full business days after providing Stryker with written notice that it intends to make a change of recommendation or terminate the merger agreement and specifying the reasons therefor, which notice must include a description of the terms and conditions of the superior proposal that is the basis for the proposed action of the board, the identity of the person making the proposal, a copy of the proposed definitive agreement for the superior proposal and any related agreements in the form to be entered into. If the superior proposal is amended, the MAKO board is not permitted to make a change of recommendation or terminate the merger agreement based on the superior proposal, as so amended, until three full business days following written notice to Stryker with respect to the superior proposal as so amended. In determining whether to terminate the merger agreement in response to a superior proposal, the MAKO board must take into account any proposals made by Stryker to amend the terms of the merger agreement and shall not terminate the merger agreement unless, before the effectiveness of such termination, the board, after considering the results of any negotiations with and any revised proposals made by Stryker, concludes that the superior proposal giving rise to the superior proposal notice continues to constitute a superior proposal.
Notwithstanding any provision of the merger agreement to the contrary, before obtaining the required adoption of the merger agreement by the Company’s stockholders, the MAKO board may, in response to an intervening event (as defined below), make a change of recommendation if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to take such action would be inconsistent with its fiduciary duties under applicable law.
As used in the merger agreement, “intervening event” means any material event, occurrence or development relating to the Company that (1) was unknown and not reasonably foreseeable to the MAKO board as of September 25, 2013, or if known and reasonably foreseeable to board as of September 25, 2013, the material consequences of which were not known and reasonably foreseeable to the board as of September 25, 2013 and (2) does not relate to (A) the merger agreement, the merger or the other transactions contemplated thereby or (B) any alternative proposal.
The MAKO board is not permitted to change its recommendation in response to an intervening event until three full business days after providing Stryker with written notice that it intends to effect a change of recommendation and specifying the reasons therefor, which notice must include a description of the intervening event. If a change to the facts and circumstances that are the basis of the change of recommendation in response to the intervening event occurs that is sufficiently material as to cause the MAKO board to convene a meeting to revisit its determination to make a change of recommendation, the board is not permitted to make the change of recommendation based on the intervening event until three full business days following written notice to Stryker with respect to the intervening event as so changed. In determining whether to make a change of recommendation in response to an intervening event, the MAKO board is required to take into account any proposals made by Stryker to amend the terms of the merger agreement and may not make the change of recommendation unless, before the effectiveness of the change of recommendation, the board, after considering the results of any negotiations with and any revised proposals made by Stryker, concludes that the board continues to meet the requirements set forth in the provisions of the merger agreement to make such a change of recommendation.
The merger agreement provides that nothing in the merger agreement will prohibit the Company or the MAKO board from (1) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (2) making any disclosure to the Company’s stockholders if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to make the disclosure would be inconsistent with its fiduciary duties under applicable law, subject to neither the board nor any committee thereof effecting a change of recommendation unless the requirements described above have been satisfied. Any disclosure (other than a “stop, look and listen” or similar communication) that addresses or relates to the approval, recommendation or declaration of advisability by the MAKO board with respect to the merger agreement or an alternative proposal will be deemed to be a change of recommendation unless the board in connection with the communication publicly states that its recommendation with respect to the merger agreement has not changed or refers to the prior recommendation of the board, without disclosing any change of recommendation.
Filings and Other Actions
The Company is required to, as soon as practicable following September 25, 2013, duly call, give notice of, convene and hold a special meeting of the stockholders of the Company for the purpose of obtaining the required adoption of the merger agreement by the Company’s stockholders. Unless there has been a change of recommendation in compliance with the terms of the merger agreement, the Company is required to use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement. No change of recommendation will affect the obligation of the Company to duly call, give notice of, convene and hold the meeting of stockholders to obtain stockholders’ approval of the adoption of the merger agreement.

Employee Matters
For twelve months following the merger, Stryker is required to provide to each Company employee who remains employed by Stryker, the surviving corporation or any of their respective affiliates:
•
  an annual base salary at least equal to the annual base salary provided to the applicable Company employee immediately before the effective time; and
•
  employee benefits (excluding for such purposes any equity, equity-related awards and other incentive compensation) that are substantially comparable in the aggregate to the employee benefits provided to similarly situated employees of Stryker and its affiliates.
In addition, for the twelve-month period following the effective time, Stryker is required to provide each Company employee whose employment terminates without cause with severance benefits equal to two weeks of base salary for each year of service with the Company, subject to a minimum of five weeks of base salary and a maximum of thirteen weeks of base salary.
For all purposes under the employee benefit plans, programs or policies of Stryker or the surviving corporation in which a Company employee becomes a participant, the applicable Company employee will be credited with his or her years of service with the Company before the effective time. Service credit will not be provided by Stryker, however, with respect to any equity or equity-related awards or other incentive awards granted after the effective time, for purposes of benefit accrual under any defined benefit pension plan, or to the extent it would result in a duplication of benefits. In addition, with respect to each health or welfare benefit plan maintained by Stryker or the surviving corporation for the benefit of Company employees, Stryker will use commercially reasonable efforts (1) to cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under the applicable plan to the extent such waiting periods, requirements or limitations were waived or satisfied under the comparable health or welfare benefit plan of the Company immediately before the effective time and (2) to cause each Company employee to be given credit under the applicable plan for all amounts paid by the Company employee under any similar employee benefit plan of the Company for the plan year that includes the effective time for purposes of applying deductibles, co-payments, and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Stryker or the surviving corporation, as applicable, for the plan year in which the effective time occurs.
Pursuant to the terms of the merger agreement, before the effective time, the Company will also take action to terminate any 401(k) plans sponsored or maintained by the Company. Stryker will use reasonable best efforts to cause the 401(k) plans of Stryker or its affiliates to accept any distribution from the Company’s 401(k) plans as a rollover contribution, if so directed by a Company employee.
Efforts to Complete the Merger
The merger agreement requires each of the parties to the merger agreement to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using their respective reasonable best efforts to obtain any requisite approvals, consents, authorizations, expirations or terminations of waiting periods and waivers by any third person or governmental entity in connection with the merger.
Pursuant to the merger agreement, the parties are required to use their reasonable best efforts to make by October 9, 2013 any notifications required pursuant to, and thereafter, make any other required submissions under, the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement. The parties are also required to use their reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be requested by any U.S. federal governmental entity pursuant to the HSR Act or any other U.S. federal antitrust law.
Stryker is required to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve any objections that a governmental entity may assert under any antitrust law with respect to the transactions contemplated by the merger agreement, and to avoid or eliminate any impediment under any antitrust law that may be asserted by any governmental entity with respect to the transactions contemplated by the merger agreement, in each case, so as to enable the closing of the merger to occur as promptly as practicable and in any event no later than September 30, 2014. These steps may include (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of the Company, (2) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of the Company and (3) otherwise taking or committing to take any action that would limit Stryker’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of the Company. However, neither Stryker nor any of its affiliates are required to agree to or proffer to sell, divest, lease, license, transfer, dispose of or otherwise encumber or impair Stryker’s or any of its affiliates’ ability to own or operate any assets or properties of Stryker or any of its affiliates (including for the avoidance of doubt, any equity or other interests in the Company), or, except as would not have a material adverse effect on the Company, any assets or properties of the Company (provided that none of Stryker nor any of its affiliates is required to take any such action in connection with any action or proceeding by a person other than a governmental entity).
If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any antitrust law, each of Stryker and the Company is required to use reasonable best efforts to contest and resist the action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement.
Indemnification of Directors and Officers; Insurance
Stryker and Merger Sub have agreed that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or before the effective time existing on September 25, 2013 in favor of the current or former directors or officers of the Company as provided in the Company’s certificate of incorporation or bylaws or any indemnification contract between the directors or officers and the Company (in each case, as in effect on September 25, 2013) will survive the merger and continue in full force and effect. For six years following the effective time, the surviving corporation must, and Stryker must cause the surviving corporation to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s certificate of incorporation and bylaws as in effect immediately before the effective time or in any indemnification agreements of the Company with any of its respective directors, officers or employees as in effect immediately before the effective time solely with respect to acts or omissions occurring before the effective time, and is not permitted to amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights of any individuals who at the effective time were current or former directors or officers of the Company. The merger agreement provides that all rights to indemnification in respect of any action pending or asserted or any claim made within the six-year period will continue until the disposition of the action or resolution of the claim.
Before the effective time, the Company is required or, if the Company is unable to, Stryker is required to cause the surviving corporation as of or after the effective time to, purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time (including in connection with the merger agreement and the transactions or actions contemplated by the merger agreement), and Stryker is required to cause the “tail” policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and no other party will have any further obligation to purchase or pay for insurance. However, the Company is not permitted to pay, and the surviving corporation will not be required to pay, in excess of 300% of the last annual premium paid by the Company before September 25, 2013 in respect of the “tail” policy. If the Company or the surviving corporation for any reason fail to obtain the “tail” insurance policies before, as of or after the effective time, Stryker is required to, for a period of six years from the effective time, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the effective time. However, after the effective time, Stryker will not be required to pay annual premiums in excess of 200% of the last annual premium paid by the Company before September 25, 2013 in respect of the coverage required to be obtained pursuant to the merger agreement, but in such case is required to purchase as much coverage as reasonably practicable for that amount.
Other Covenants
The merger agreement contains additional agreements among the Company, Stryker and Merger Sub relating to, among other matters:
•
  the filing of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;
•
  antitakeover statutes that become applicable to the transactions contemplated by the merger agreement;
•
  stockholder litigation against the Company and/or its directors or executive officers relating to the merger and the other transactions contemplated by the merger agreement;
•
  the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;
•
  the de-listing of the common stock from NASDAQ and the deregistration of the common stock under the Exchange Act;
•
  dispositions of Company equity securities in connection with the transactions contemplated by the merger agreement by each individual who may be subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act; and
•
  the right of the Company to enter into definitive agreements for, and complete, the acquisition of the Pipeline Business. On October 8, 2013, MAKO announced that it had completed the acquisition of the Pipeline Business on the previously contemplated terms.
Conditions to the Merger
The obligations of the Company, Stryker and Merger Sub to effect the merger are subject to the satisfaction at or before the effective time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Stryker and Merger Sub, as the case may be, to the extent permitted by law:
•
  the adoption of the merger agreement by the required vote of the stockholders of the Company;
•
  the absence of: (1) a law enacted or promulgated after September 25, 2013 that prohibits the consummation of the merger or the other transactions contemplated by the merger agreement and (2) an order issued by a governmental entity of competent jurisdiction in effect prohibiting consummation of the merger or the other transactions contemplated by the merger agreement; and
•
  the expiration or termination of any applicable waiting period under the HSR Act.
The obligations of Stryker and Merger Sub to effect the merger are also subject to the satisfaction at or before the effective time of each of the following conditions, any and all of which may be waived in whole or in part by Stryker and Merger Sub:
•
  certain representations and warranties of the Company in the merger agreement made with respect to organization, capitalization (except for any de minimis inaccuracy), authorizations, MAKO board approvals, the required vote of the Company’s stockholders, consents and approvals, the absence of certain changes and brokers must be true in all respects as of September 25, 2013 and as of the effective time as if made at and as of the effective time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date); all other representations and warranties of the Company in the merger agreement (without giving effect to any materiality, Company material adverse effect or similar qualifiers) must be true and correct in all respects as of September 25, 2013 and as of the effective time as if made at and as of the effective time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be so true and correct, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company material adverse effect;
•
  the Company must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by the Company at or before the effective time;
•
  the Company must have delivered to Stryker and Merger Sub a certificate executed on behalf of the Company by the chief executive officer of the Company certifying that each of the conditions set forth in the preceding two bullet points have been satisfied; and
•
  there must not be pending in U.S. federal district courts of any suit, action or proceeding by any governmental entity against Merger Sub, Stryker, or the Company or any of their respective subsidiaries (1) seeking to restrain or prohibit from retaining any portion of Stryker’s or Merger Sub’s assets or to restrain or prohibit from acquiring any material portion of the Company’s businesses or assets, or to compel Stryker or Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Stryker or Stryker’s subsidiaries; (2) challenging, seeking to restrain or prohibit the merger or the other transactions contemplated by the merger agreement or seeking to obtain from the Company, Stryker or Merger Sub any material damages; (3) seeking to impose material limitations on the ability of Merger Sub, or render Merger Sub unable, to complete the merger or other transactions contemplated by the merger agreement; or (4) seeking to impose limitations on the ability of Merger Sub or Stryker to exercise full rights of ownership of the shares of Company common stock. However, this condition will ( A ) not be operative with respect to any such pending suit, action or proceeding in which a U.S. federal district court of competent jurisdiction has considered and denied a governmental entity’s motion for preliminary injunction and, further, and ( B ) be deemed to be fulfilled and satisfied and of no further force and effect after August 31, 2014.
The obligations of the Company to effect the merger are also subject to the satisfaction at or before the effective time of each of the following conditions, any and all of which may be waived in whole or in part by the Company:
•
  the representations and warranties of Stryker and Merger Sub contained in the merger agreement must be true and correct as of September 25, 2013 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a Stryker material adverse effect;
•
  Stryker and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them at or before the effective time; and
•
  Stryker and Merger Sub must have delivered to the Company a certificate executed on behalf of Stryker and Merger Sub by an executive officer of Stryker certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.
Termination
The merger agreement may be terminated and the merger and the other transactions contemplated by the merger agreement may be abandoned at any time before the effective time, whether before or after the Company’s stockholders have adopted the merger agreement:
•
  by mutual written consent of Stryker and the Company;

•
  by either Stryker or the Company if:
•
  a law has been enacted or promulgated after September 25, 2013 or/and a final, non-appealable order issued by a governmental entity of competent jurisdiction is in effect, in each case, permanently restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement, so long as the party seeking to terminate the merger agreement pursuant to this provision has used its reasonable best efforts consistent with the terms of the merger agreement to remove or reverse any such order;
•
  the approval of the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the adoption of the merger agreement is not obtained at the Company stockholder meeting (including any adjournment or postponement thereof); or
•
  the merger has not been completed by September 30, 2014 (the “outside date”);
however, the right to terminate the merger agreement pursuant to the conditions in the preceding two bullet points above will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of the failure of the condition;
•
  by Stryker if:
•
  a change of recommendation has occurred or the MAKO board has failed to include in the proxy statement the board’s recommendation in favor of the required adoption of the merger agreement by the Company’s stockholders; or
•
  the Company has breached any representation, warranty, covenant or other agreement contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Stryker and Merger Sub to effect the merger and (2) cannot be cured by the outside date, or if curable, has not been cured within 30 business days after the giving of written notice to the Company;
•
  by the Company:
•
  before obtaining the required adoption of the merger agreement by the Company’s stockholders, pursuant to its right to terminate the agreement in order to accept a superior proposal; or
•
  if Stryker or Merger Sub has breached any representation, warranty, covenant or other agreement contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of the Company to effect the merger and (2) cannot be cured by the outside date, or if curable, has not been cured within 30 business days after the giving of written notice to Stryker.
Termination Fee
The Company must pay to Stryker a termination fee of $61 million in the event that:
•
  Stryker terminates the merger agreement because the MAKO board has changed its recommendation or failed to include the board recommendation in favor of the required adoption of the merger agreement by the Company’s stockholders in the Company’s proxy statement;
•
  the Company terminates the merger agreement in order to accept a superior proposal; or
•
  (1) either (a) Stryker or the Company terminates the merger agreement because the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the approval of the adoption is not obtained or because the merger has not been completed by the outside date or (b) Stryker terminates the merger agreement because the Company has breached a covenant or agreement giving rise to a failure of the condition to the obligations of Stryker and Merger Sub to effect the merger (as described above under “— Termination”), (2) an alternative proposal has been made that has not been publicly withdrawn before the termination (and at least three business days before the date of the

Company stockholder meeting, in the case of a termination because the adoption of the merger agreement has been submitted to the stockholders of the Company at the Company stockholder meeting and the approval of the adoption is not obtained) and (3) within twelve months after the termination either (x) the Company enters into an agreement with respect to an alternative proposal or (y) an alternative proposal is consummated. For purposes of the foregoing, all references in the definition of alternative proposal to 15% are deemed to refer to 50%.
If Stryker receives the termination fee as a result of a termination of the merger agreement by Stryker, the Company will have no further liability to Stryker or Merger Sub with respect to the merger agreement or the transactions contemplated thereby.
Expenses
Except as provided under the termination fee provision of the merger agreement, whether or not the merger is completed, all fees, costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement are to be paid by the party incurring such fees, costs and expenses.
Specific Performance
The parties to the merger agreement are entitled (in addition to any other remedy that they may be entitled in law, equity or otherwise) to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.
Amendments; Waiver
At any time before the effective time, the merger agreement may be amended in any and all respects, whether before or after the required adoption of the merger agreement by the Company’s stockholders, but, after the required adoption of the merger agreement by the Company’s stockholders has been obtained, no amendment shall be made that by law requires further adoption by the stockholders of the Company without obtaining such further adoption. The merger agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties thereto.
At any time before the effective time, any party to the merger agreement may (1) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (2) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (3) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained therein.
Governing Law and Jurisdiction
The merger agreement is governed by, and is to be construed in accordance with, Delaware law. Each party to the merger agreement has irrevocably agreed to submit to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with all disputes arising out of or in connection with the merger agreement or the transactions contemplated thereby and agreed not to commence any litigation relating thereto except in such court.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer merger-related compensation proposal, gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table.
The MAKO board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The MAKO board unanimously recommends that the Company’s stockholders approve the following resolution:
“RESOLVED, that the stockholders of MAKO Surgical Corp. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by MAKO Surgical Corp. to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Stryker. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.
The above resolution approving the merger-related compensation of the Company’s named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
The MAKO board of directors unanimously recommends a vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)
The Company’s stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the MAKO board to any date. In addition, the MAKO board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal. However, if you indicate that you wish to vote against the proposal to adopt the merger agreement, your shares of common stock will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal. The Company does not intend to call a vote on this proposal if Proposal 1 is approved at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
The MAKO board of directors unanimously recommends a vote “FOR” the adjournment proposal.

Market Price of the Company’s Common Stock
Our common stock is traded on NASDAQ under the symbol “MAKO.”
The following table sets forth during the periods indicated the high and low sales prices of common stock:

	Market Price
	High	Low
2013
First Quarter	$13.45	$10.35
Second Quarter	$13.28	$10.00
Third Quarter	$29.59	$11.41
Fourth Quarter (through November 5 , 2013)	$ 29.89	$ 29.49
2012
First Quarter	$45.15	$26.34
Second Quarter	$43.51	$20.90
Third Quarter	$26.94	$11.99
Fourth Quarter	$18.32	$12.02
2011
First Quarter	$24.47	$14.04
Second Quarter	$35.90	$23.37
Third Quarter	$41.80	$21.40
Fourth Quarter	$43.00	$24.40
The closing sale price of our common stock on September 24, 2013, which was the last trading day before the merger was publicly announced, was $16.17 per share. On [ ], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $[ ] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 28 , 2013 by: (i) each director and nominee; (ii) each of our named executive officers; (iii) all of our directors, nominees, and current executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Information with respect to beneficial ownership has been furnished by each director, nominee and executive officer. With respect to beneficial owners of more than 5% of our common stock, information is based on information filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after October 28 , 2013, which is December 27 , 2013. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity listed in the table is c/o MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, FL 33317.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned(8)
Current Directors
Christopher C. Dewey(1)	859,643	1.67%
Charles W. Federico(2)	64,976	*
Maurice R. Ferré, M.D.(3)	1,595,151	3.05%
Scott D. Flora(4)	3,341	*
John G. Freund, M.D.(5)	2,937,154	5.6 3%
Jonathan T. Lord, M.D.(6)	3,341	*
Frederic H. Moll, M.D.(7)	287,783	*
Richard R. Pettingill(8)	26,371	*
William D. Pruitt(9)	46,796	*
Named Executive Officers Who Are Not Directors
Fritz L. LaPorte(10)	386,948	*
Ivan Delevic(11)	204,991	*
Lawrence T. Gibbons(12)	65,625	*
Menashe R. Frank(13)	360,832	*
Steven J. Nunes(14)	329,909	*
All Directors and Executive Officers as a group (1 8 persons)(15)	7, 559,439	13. 91%
Other Beneficial Owners
Skyline Venture Partners V, L.P.(16) Attn: John G. Freund, M.D. 525 University Avenue, Suite 610 Palo Alto, CA 94301	2,875,856	5.52%

*
  Denotes less than 1%.
(1)
  Includes 6,452 shares that Mr. Dewey has the right to acquire through the exercise of warrants and 18,596 shares that Mr. Dewey has the right to acquire through the exercise of vested options. Mr. Dewey has pledged 834,595 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.

(2)
  Includes 52,976 shares that Mr. Federico has the right to acquire through the exercise of vested options.
(3)
  Consists of 749,508 shares of common stock (of which 12,500 shares are unvested restricted common stock as of October  28 , 2013) and 845,643 shares that Dr. Ferré has the right to acquire through the exercise of vested options. Dr. Ferré has pledged 733,220 shares of common stock to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.
(4)
  Includes 3,341 shares that Mr. Flora has the right to acquire through the exercise of vested options.
(5)
  Consists of (a) 2,875,856 shares held by Skyline Venture Partners V, L.P., which includes 630,607 shares that Skyline Venture Partners V, L.P. has the right to acquire through the exercise of warrants, (b) 20,000 shares held by Freund/Grais Family Trust, (c) 22,702 shares held by John Freund Family Partnership IV, L.P., and (d) 18,596 shares that Dr. Freund has the right to acquire through the exercise of vested options. Dr. Freund is a Managing Director of Skyline Venture Management V, LLC, the general partner of Skyline Venture Partners V, L.P. and may be deemed to share voting and investment power over the shares held by Skyline Venture Partners V, L.P. Dr. Freund disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(6)
  Includes 3,341 shares that Dr. Lord has the right to acquire through the exercise of vested options.
(7)
  Includes (a) 19,344 shares that Dr. Moll has the right to acquire through the exercise of warrants and (b) 34,271 shares that Dr. Moll has the right to acquire through the exercise of vested options.
(8)
  Includes 18,596 shares that Mr. Pettingill has the right to acquire through the exercise of vested options.
(9)
  Includes 31,796 shares that Mr. Pruitt has the right to acquire through the exercise of vested options.
(10)
  Includes 317,081 shares that Mr. LaPorte has the right to acquire through the exercise of vested options.
(11)
  Includes 200,873 shares that Mr. Delevic has the right to acquire through the exercise of vested options.
(12)
  Includes 65,625 shares that Mr. Gibbons has the right to acquire through the exercise of vested options.
(13)
  Includes 246,692 shares that Mr. Frank has the right to acquire through the exercise of vested options. Mr. Frank has pledged 114,140 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal line of credit.
(14)
  Based on Mr. Nunes’ holdings as of July 17, 2012, the effective date of his resignation as our Senior Vice President of Sales and Marketing, and includes 328,507 shares that he had the right to acquire through the exercise of vested options as of such date.
(15)
  Includes exercisable options to purchase 2,192,696 shares of our common stock and exercisable warrants to purchase 656,403 shares of our common stock. Duncan H. Moffat, our Senior Vice President of Operations, has pledged 32,064 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.
(16)
  Consists of 2,875,856 shares held by Skyline Venture Partners V, L.P., which includes 630,607 shares that Skyline Venture Partners V, L.P. has the right to acquire through the exercise of warrants.

APPRAISAL RIGHTS
Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of common stock of the Company unless otherwise indicated.
Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:
•
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.
•
  You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.
•
  You must continue to hold your shares of common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.
If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the aggregate consideration, but you will have no appraisal rights with respect to your shares of common stock.
All demands for appraisal pursuant to Section 262 should be addressed to MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.
Within ten days after the effective date of the merger, the surviving corporation (MAKO) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the aggregate consideration specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.
If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Moreover, we do not anticipate offering more than the per share aggregate consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of common stock is less than the per share aggregate consideration.
Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the aggregate consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.
In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, or by calling (954) 628-1706. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.
SUBMISSION OF STOCKHOLDER PROPOSALS
If the merger is completed, we will not hold an annual meeting of stockholders in 2014. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2014 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2014 annual meeting will be held. If the 2014 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2014 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the MAKO board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2014 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by the MAKO board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317 no later than December 27, 2013.
In addition, our bylaws also provide for separate procedures a stockholder must follow to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these bylaw provisions, the stockholder’s notice must be received by our corporate secretary at our principal executive offices at the address set forth above no later than December 27, 2013. Our bylaws specify requirements as to the form and content of a stockholder’s notice. If we do not receive the notice on a timely basis or if the notice does not otherwise comply with our bylaws, we will not be required to present the proposal at the 2014 annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports, without charge, on its website at www.makosurgical.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at the following address and phone number: MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, telephone (954) 628-1706. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to the Company. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing the exhibit) to MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, telephone (954) 628-1706.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:
•
  Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013;
•
  Quarterly Reports on Form 10-Q for the Periods Ended March 31, 2013 , June 30, 2013 and September 30, 2013 ;
•
  Definitive Proxy Statement for the Company’s 2013 Annual Meeting, filed April 26, 2013; and
•
  Current Reports on Form 8-K, filed February 26, 2013 (solely with respect to Item 5.02 thereunder), March 21, 2013, June 4, 2013, July 8, 2013, September 25, 2013, September 27, 2013, October 2, 2013 and October 8, 2013.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [ ], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
Execution Copy
AGREEMENT AND PLAN OF MERGER
by and among
Stryker Corporation,
Lauderdale Merger Corporation
and
MAKO Surgical Corp.
Dated
September 25, 2013

ARTICLE I
MERGER AND CONVERSION OF SHARES

ARTICLE II
CONVERSION OF SECURITIES

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-i

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Interim Operations of the Company	A-35
Section 5.2 No Solicitation	A-39
ARTICLE VI
ADDITIONAL AGREEMENTS

A-ii

Section 6.11 Rule 16b-3	A-50
Section 6.12 Certain Other Matters	A-50
ARTICLE VII
CONDITIONS

ARTICLE VIII
TERMINATION

Section 8.1 Termination	A-52
Section 8.2 Notice of Termination; Effect of Termination	A-53
ARTICLE IX
MISCELLANEOUS

A-iii

Index of Defined Terms

Defined Term	Page
Agreement	A-1
Alternative Proposal	A-41
Antitrust Law	A-55
Benefit Plan	A-15
Book-Entry Share	A-3
Business Day	A-55
Certificate	A-3
Change of Recommendation	A-40
Cleanup	A-26
Closing	A-2
Closing Date	A-2
Code	A-55
Company	A-1
Company Board of Directors	A-1
Company Board Recommendation	A-11
Company Common Stock	A-1
Company Disclosure Schedule	A-7
Company ESPP	A-6
Company Financial Advisor	A-32
Company Intellectual Property	A-55
Company Material Adverse Effect	A-8
Company Permits	A-25
Company SEC Documents	A-12
Company Stockholder Approval	A-11
Company Stockholder Meeting	A-11
Company Warrants	A-6
Confidentiality Agreement	A-55
Continuing Employee	A-48
Contract	A-12
Controlled Group Liability	A-16
December 2004 Warrants	A-6
Delaware Court	A-59
DGCL	A-1
Dissenting Shares	A-5
Divestiture Action	A-47
Divestiture Agreement	A-47
Effective Time	A-2
Encumbrances	A-55
Environmental Claim	A-27
Environmental Laws	A-26
ERISA	A-15
ERISA Affiliate	A-16
Exchange Act	A-7
FDA	A-28
FDA Laws	A-55
Federal Health Care Program	A-56
Federal Health Care Program Laws	A-30
Federal Privacy and Security Regulations	A-31
Financial Statements	A-12
GAAP	A-12
Governmental Entity	A-56
Hazardous Substances	A-27
HIPAA	A-30
HSR Act	A-12
Intellectual Property	A-56
Intervening Event	A-42
A-iv

Defined Term	Page
Intervening Event Notice	A-41
knowledge	A-56
Law	A-56
Leased Real Property	A-21
Material Contracts	A-20
Material Licenses	A-20
May 2012 Warrants	A-6
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Common Stock	A-3
Multiemployer Pension Plans	A-15
NASDAQ	A-11
October 2008 Call Warrants	A-6
October 2008 Warrants	A-6
Option	A-6
Option Consideration	A-6
Option Plans	A-6
Order	A-56
Outside Date	A-53
Parent	A-1
Parent Material Adverse Effect	A-33
Paying Agent	A-3
Pension Plans	A-15
Permitted Encumbrances	A-56
Person	A-9
Proxy Statement	A-32
Public Official	A-27
Registered Intellectual Property	A-57
Registrations	A-57
Regulatory Authority	A-57
Representatives	A-39
Restricted Stock	A-6
SEC	A-7
Securities Act	A-57
SSA	A-29
Sublease	A-21
Subsidiary	A-8
Superior Proposal	A-42
Superior Proposal Notice	A-40
Surviving Corporation	A-1
Tax	A-57
Tax Return	A-58
Taxing Authority	A-58
Termination Fee	A-54
Voting Debt	A-9
A-v

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated September 25, 2013, by and among Stryker Corporation, a Michigan corporation (“Parent”), Lauderdale Merger Corporation, a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent (“Merger Sub”), and MAKO Surgical Corp., a Delaware corporation (the “Company”).
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), pursuant to which, except as expressly provided by Section 2.1, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;
WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) (i) has unanimously determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the stockholders of the Company; (ii) has unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) has unanimously recommended that the stockholders of the Company approve the adoption of this Agreement; and
WHEREAS, each of the Board of Directors of Parent and Merger Sub has approved this Agreement and the transactions contemplated by this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:
ARTICLE I
MERGER AND CONVERSION OF SHARES
Section 1.1       The Merger.
(a)      Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease; (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Delaware; and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is hereinafter referred to as the “Surviving Corporation.” The Merger shall have the effects set forth herein and in the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
(b)      The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.
(c)       The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “MAKO Surgical Corp.”, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.
Section 1.2         Effective Time. Subject to the terms and conditions of this Agreement, at the Closing, Parent, Merger Sub and the Company shall cause the appropriate Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and time on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or such later time as agreed upon by the parties, such time hereinafter referred to as the “Effective Time.”
Section 1.3        Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Chicago time, on a date to be specified by the parties, such date to be no later than the second (2nd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (the “Closing Date”), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606, unless another date or place is agreed to in writing by the parties hereto.
Section 1.4        Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case, until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.
Section 1.5          Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II
CONVERSION OF SECURITIES
Section 2.1       Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or the holders of the common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”):
(a)      Each outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)      All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent, in each case, if any, shall be cancelled, and no consideration shall be delivered in exchange therefor.
(c)      Each outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive $30 per share of Company Common Stock, in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, and each holder of a certificate (a “Certificate”) or book-entry share (a “Book-Entry Share”) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender in accordance with Section 2.2.
Section 2.2       Paying Agent.
(a)      Prior to the Effective Time, Parent shall designate an agent reasonably acceptable to the Company (the “Paying Agent”) for the holders of shares of Company Common Stock in connection with the Merger and to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). At or prior to the Effective Time, Parent shall deposit, or shall cause the Surviving Corporation to deposit, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the shares of Company Common Stock; provided that (i) no such investment shall relieve Parent from making the payments required by this Article II; (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement; and (iii) such investments shall be in short-term obligations of the United States of America or short-term obligations guaranteed by the United States of America (or funds that invest in such obligations). Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

(b)      As promptly as practicable (and in any event not later than the third (3rd) Business Day) after the Effective Time, the Paying Agent shall mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate or Book-Entry Share, as applicable, for cancellation to the Paying Agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition precedent of payment that (x) any Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration.
(c)      At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except for the right to receive the Merger Consideration as provided herein or as otherwise provided by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.
(d)      At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(e)      If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto pursuant to this Agreement.
(f)      Without limiting any of the provisions of this Agreement, including the restrictions contained in Section 5.1, if, at any time between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately and proportionately adjusted.
Section 2.3       Dissenting Shares.
(a)      Notwithstanding anything in this Agreement to the contrary, the shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and who does properly demand appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration and shall entitle such holder only to payment for such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal of its shares of Company Common Stock. If after the Effective Time such holder fails to perfect or such holder waives, withdraws or otherwise loses such holder’s right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration, upon surrender of the Certificates or Book-Entry Shares representing such shares of Company Common Stock pursuant to Section 2.2.
(b)      The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the right to participate in and direct all negotiations and proceedings with respect to such demands for appraisal under the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle any such demands.
Section 2.4       Company Equity Plans.
(a)      At the Effective Time, each option to purchase shares of Company Common Stock, whether granted under the Company’s 2004 Stock Incentive Plan or 2008

Omnibus Incentive Plan (collectively, the “Option Plans”) or otherwise (each, an “Option”), that is outstanding and unexercised immediately prior thereto shall become fully vested immediately prior to the Effective Time and shall by virtue of the Merger and without any action on the part of any holder of any Option be cancelled and converted into the right to receive from the Company at the Effective Time a cash payment (without interest) equal to the product of (i) the excess, if any, of (x) the Merger Consideration over (y) the per share exercise price of such Option; and (ii) the number of shares subject to such Option as of the Effective Time (the “Option Consideration”). As of the Effective Time, all Options, whether or not vested or exercisable, shall no longer be outstanding and shall automatically cease to exist, and each holder of an Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration and with respect to Section 15 of the 2008 Omnibus Incentive Plan.
(b)      At the Effective Time, each award of shares of restricted Company Common Stock granted under the Option Plans (each, an award of “Restricted Stock”) that is outstanding immediately prior thereto shall become fully vested as of the Effective Time and shall by virtue of the Merger and without any action on the part of any holder of any Restricted Stock be cancelled and converted into the right to receive from the Surviving Corporation immediately after the Effective Time a cash payment (without interest) equal to the product of (A) the Merger Consideration and (B) the number of shares subject to such Restricted Stock award.
(c)      The Company shall take all actions necessary so that the Company 2008 Employee Stock Purchase Plan (the “Company ESPP”) shall terminate on the earlier to occur of (i) the day following the last day of the Offering Period and Purchase Period (each as defined under the Company ESPP) in effect as of the date of this Agreement or (ii) immediately prior to and effective as of the Effective Time. In the case of termination of the Company ESPP pursuant to clause (ii), the Offering Period and Purchase Period then in effect shall be deemed to have ended on the date that is the last trading day prior to such termination in accordance with Section 28.c of the Company ESPP and any rights of participants in the Company ESPP with respect to such Offering Period and Purchase Period will be automatically exercised on such trading day.
(d)      Prior to the Effective Time, the Company shall take all necessary action to effect the treatment of the Option Plans, Company ESPP and Options and Restricted Stock set forth in this Section 2.4, including issuing any required notices and obtaining any and all necessary consents.
Section 2.5       Company Warrants.
(a)      None of the warrants that the Company issued in (i) December 2004 in connection with an equity financing (the “December 2004 Warrants”); (ii) October 2008 in connection with an equity financing (the “October 2008 Warrants”); (iii) October 2008 in connection with a right to require certain investors to purchase additional shares of Company Common Stock and warrants of the Company (the “October 2008 Call Warrants”); and (iv) May 2012 in connection with a financing commitment (the “May 2012 Warrants” and collectively with the December 2004 Warrants, the October 2008 Warrants and the October 2008 Call Warrants, the “Company Warrants”), shall be assumed by Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement. From and after the Effective Time, each unexercised Company Warrant that was outstanding immediately prior to the Effective Time shall, in accordance with the terms of the applicable Company Warrant, no longer be exercisable for any capital stock of the Surviving Corporation, but shall only be exercisable or cancelled, as applicable, in accordance with the terms of the applicable Company Warrant in exchange for the Merger Consideration.
(b)      The Company shall take all actions as may be necessary to comply with all of the terms and conditions of the Company Warrants in connection with the Merger and the other transactions contemplated by this Agreement, including delivery of the notice required for each Company Warrant. The Company shall take all such actions in compliance with applicable Law. Prior to taking any such actions, the Company shall consult with Parent and provide Parent and its counsel with a reasonable opportunity to review and comment on any related notices, filings or other documents.
Section 2.6       Withholding. Parent, the Surviving Corporation, the Paying Agent (or any paying agent in the Merger) or the Company shall be entitled to deduct and withhold from the consideration or other amounts otherwise payable pursuant to this Agreement such amounts as Parent, the Surviving Corporation, the Paying Agent (or any paying agent in the Merger) or the Company are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, the Surviving Corporation, the Paying Agent (or any paying agent in the Merger) or the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates, Book-Entry Shares, Company Warrants, Options or Restricted Stock or other payee in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (i) set forth in the disclosure schedule delivered to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any Section or Subsection of the Company Disclosure Schedule to which the relevance of such item is reasonably apparent) or (ii) other than with respect to Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, disclosed in the Company SEC Documents filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”) since January 1, 2013 and at least five (5) Business Days prior to the date of this Agreement, excluding any disclosures set forth in any section of any such documents entitled “Risk Factors” or “Cautionary Statement Relevant to Forward Looking Statements” or in any other portion of such documents to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, the Company represents and warrants to Parent and Merger Sub as set forth below:

Section 3.1       Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as presently in effect. The Company has made available to Parent true, complete and correct copies of the minutes of, and resolutions approved and adopted at, all meetings of the Company Board of Directors, held since January 1, 2011 through August 30, 2013. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. As used in this Agreement, “Company Material Adverse Effect” means any effect, change, development, event or occurrence that has a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company; provided, however, that any effect, change, development, event or occurrence resulting from or arising out of the following will not in itself be deemed to constitute a Company Material Adverse Effect and will not be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) changes in the economy or financial or securities markets generally; (b) changes in the medical device industry generally; (c) seasonal changes to the results of operations of the Company in the ordinary course of business consistent with past practice; (d) in and of itself, any change in the Company’s stock price or trading volume or any failure by the Company to meet any internal or external revenue, earnings or other similar projections, forecasts or predictions (it being understood that any effect, change, development, event or occurrence giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect); (e) political conditions or developments in general; (f) any act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis; (g) changes in Laws (or interpretations or enforcement thereof) or GAAP (or interpretations thereof); (h) the public announcement or pendency of the Merger or the other transactions contemplated hereby or the identity of Purchaser; or (i) matters described on Section 3.9(b) of the Company Disclosure Schedule; except in the cases of clauses (a), (b), (e), (f) and (g), to the extent the Company is disproportionately affected thereby in relation to other companies in the medical device industry.
Section 3.2       Subsidiaries and Affiliates. The Company does not (a) have any Subsidiaries or (b) except as set forth on Section 3.2(b) of the Company Disclosure Schedule, own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any business. As used in this Agreement, the term “Subsidiary” means with respect to any party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership); and the term “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
Section 3.3       Capitalization.
(a)      The authorized capital stock of the Company consists of (i) 135,000,000 shares of Company Common Stock and (ii) 27,000,000 shares of undesignated preferred stock. As of September 20, 2013 (the “Capitalization Date”), (i) 47,065,342 shares of Company Common Stock were issued and outstanding; (ii) no shares of preferred stock were issued and outstanding; (iii) no shares of Company Common Stock were issued and held in the treasury of the Company; (iv) a total of 6,687,912 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options (of which a total of 3,797,425 shares of Company Common Stock were subject to options that are vested and exercisable as of such date); (v) a total of 1,641,039 shares of Company Common Stock were available for future grant under the Option Plans; (vi) 12,500 unvested shares of Restricted Stock were issued and outstanding; (vii) 163,940 shares of Company Common Stock were reserved for future issuance under the Company ESPP; (viii) December 2004 Warrants (all of which are exercisable) to purchase 194,059 shares of Company Common Stock at an exercise price of $3.00 per share of Company Common Stock were outstanding; (ix) October 2008 Warrants (all of which are exercisable) to purchase 598,741 shares of Company Common Stock at an exercise price of $7.44 per share of Company Common Stock were outstanding; (x) October 2008 Call Warrants (all of which are exercisable) to purchase 143,157 shares of Company Common Stock at an exercise price of $6.20 were outstanding; and (xi) May 2012 Warrants (all of which are exercisable) to purchase 275,000 shares of Company Common Stock at an exercise price of $27.70 per share of Company Common Stock were outstanding. All of the outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued pursuant to the exercise of outstanding Options or Company Warrants, pursuant to outstanding Restricted Stock awards or pursuant to the Company ESPP, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There is no indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as disclosed in this Section 3.3 or as set forth in Section 3.3(b)(i) or 3.3(b)(ii) of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, agreements, arrangements, understandings or commitments of any kind relating to the issued or unissued capital stock of, or other equity interests in, the Company obligating the Company to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests or other securities, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, restricted stock award, restricted stock unit award, agreement, arrangement, understanding or commitment; (ii) there are no outstanding agreements, arrangements, understandings or commitments of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company; (iii) there are no outstanding agreements or binding commitments of the Company requiring it to provide any amount of funds or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person; and (iv) there are no outstanding or authorized stock appreciation, phantom stock, restricted stock units, performance-based awards, profit participation or other similar rights with respect to the Company. Between the Capitalization Date and the date of this Agreement, the Company has not issued shares of capital stock or other voting securities of the Company, other than upon the exercise of the Options or the vesting or settlement of Restricted Stock, in each case, outstanding on the Capitalization Date, pursuant to the terms of such Options or Restricted Stock.
(b)      Section 3.3(b)(i) of the Company Disclosure Schedule sets forth, with respect to each Option outstanding as of the Capitalization Date, (i) the holder of each Option; (ii) the number of shares of Company Common Stock issuable therefor; (iii) the purchase price payable therefor upon the exercise of each such Option; (iv) the date on which such Option was granted; (v) the Option Plan under which such Option was granted and whether such Option is intended to be an “incentive stock option” (as defined in Section 422 of the Code) or a nonqualified stock option; and (vi) the extent to which such Option is vested and exercisable as of the Capitalization Date. All of the Options have been granted solely to employees, consultants (who are individuals) or directors of the Company. The per share of Company Common Stock exercise price of each Option is not (and is not deemed to be) less than the fair market value of a share of Company Common Stock as of the date of grant of such Option. All grants of Options were validly issued and properly approved by the Company Board of Directors (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the Financial Statements in accordance with GAAP, and no such grants involved any “back dating,” “forward dating,” “spring loading” or similar practices with respect to such grants. Section 3.3(b)(ii) of the Company Disclosure Schedule sets forth, with respect to each Restricted Stock award outstanding as of the Capitalization Date, (i) the holder of each such Restricted Stock award; (ii) the number of shares of Company Common Stock subject to the award; (iii) the date on which such Restricted Stock was granted; (iv) the Option Plan under which such Restricted Stock was granted; and (v) the extent to which such Restricted Stock is vested as of the Capitalization Date. As of the Capitalization Date, no Options, Restricted Stock or any other equity or equity-based awards were granted and are outstanding other than those granted under the Option Plans and set forth on Sections 3.3(b)(i) and 3.3(b)(ii) of the Company Disclosure Schedule. The Company has provided to Parent all forms of option award agreements and all forms of Restricted Stock award agreements governing Options and Restricted Stock awards, respectively. Between the Capitalization Date and the date of this Agreement, the Company has not granted or issued Options, Restricted Stock or any other equity or equity-based awards.
(c)      There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to the voting or disposition of any shares of the capital stock of the Company.
(d)      All dividends or distributions on securities of the Company that have been declared or authorized have been paid in full.
Section 3.4       Authorization; Validity of Agreement; Company Action. The Company has all necessary corporate power and authority to execute and deliver this Agreement,

to perform its obligations hereunder and, subject to obtaining, at the Company Stockholder Meeting, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholder Meeting in favor of the adoption of the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, including the Merger, have been duly and validly authorized by the Company Board of Directors, and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and, except for the Company Stockholder Approval and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, the consummation by it of the transactions contemplated by this Agreement, including the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.
Section 3.5       Board Approvals. The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement in all respects; (iii) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement (the recommendation in this clause (iii), the “Company Board Recommendation”); and (iv) directed that the approval of the adoption of this Agreement be submitted for the consideration of the stockholders of the Company at a duly called special meeting of the stockholders held for the purpose of acting on such matters (the “Company Stockholder Meeting”). As of the date hereof, none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified.
Section 3.6       Required Vote. The Company Stockholder Approval is the only vote or consent of holders of shares of Company Common Stock necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.
Section 3.7      Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company or any of the agreements relating to the Company Warrants; (ii) require any filing by the Company with, or require any permit, authorization, consent or approval of, any Governmental Entity or any other Person, except for (A) compliance with any applicable requirements of the Exchange Act; (B) any filings as may be required under the DGCL in connection with the Merger; (C) compliance with any applicable requirements of or rules and regulations under the Exchange Act and the Securities Act and the NASDAQ Global Market (the “NASDAQ”); (D) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws and (E) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”); (iii) result in a violation or breach of or the loss of any benefit under, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on the assets and properties of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, lien, indenture, lease, license, contract, agreement, arrangement or understanding or other instrument or obligation (each, a “Contract”) to which the Company is a party or by which the Company or any of its properties or assets may be bound; or (iv) assuming that all consents, approvals, authorizations and other actions described in clause (ii) have been obtained and all filings and obligations in clause (ii) have been made or complied with, conflict with or violate any Law applicable to the Company or any of its properties or assets, except in the case of clause (ii), (iii) or (iv), as would not, individually or in the aggregate, (A) reasonably be expected to have a Company Material Adverse Effect or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.
Section 3.8       Company SEC Documents and Financial Statements.
(a)      Since January 1, 2011, the Company has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that are required to be filed with (or furnished to) the SEC, but that have not yet been filed with (or furnished to) the SEC. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”) (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act); and (iii) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of the Company as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).
(b)      The Company has heretofore furnished to Parent complete and correct copies of all comment letters from the SEC since January 1, 2011 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.
(c)      The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable listing and governance rules and regulations of the NASDAQ.
(d)      The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board of Directors (and made available to Parent a summary of the significant aspects of such disclosure, if any) (A) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 60, as in effect on the date hereof.
(e)      The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(f)      To the knowledge of the Company, as of the date hereof, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of the Company or any malfeasance by any director or executive officer of the Company. Since January 1, 2011 through the date hereof, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel, the Company Board of Directors or any committee thereof.
(g)      Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.
(h)      Since January 1, 2011, (i) the Company has not received any material written, or, to the knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company, or unlawful accounting or auditing matters with respect to the Company and (ii) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board of Directors or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.
Section 3.9       Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 2012 (a) through the date of this Agreement the Company has conducted its business only in the ordinary course of business consistent with past practice; (b) (i) the Company has not suffered a Company Material Adverse Effect and (ii) there has been no effect, change, development, event or occurrence that would, individually or in the aggregate, reasonably be expected to cause a Company Material Adverse Effect; and (c) through the date of this Agreement, except as set forth in Section 3.9(c) of the Company Disclosure Schedule, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(e), (g), (h) or (i).
Section 3.10      No Undisclosed Liabilities. Except for liabilities and obligations (a) reflected or to the extent reserved against on the balance sheet as of June 30, 2013 included in the Financial Statements, (b) incurred in the ordinary course of business consistent with past practice since June 30, 2013 or (c) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected in the Financial Statements in accordance with GAAP.
Section 3.11      Litigation; Orders. There is no suit, claim, action, charge, proceeding, including arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against, affecting or naming as a party thereto the Company or any of its property or assets or any of the Company’s respective current or former directors, officers or employees (in their capacities as such) that has been, or would reasonably be expected, individually or in the aggregate, (a) to be material to the Company or (b) as of the date of this Agreement, to impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. No Order is outstanding against the Company or any of its properties or assets that has been, or would reasonably be expected, individually or in the aggregate, (a) to be material to the Company or (b) as of the date of this Agreement, to impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. Except as set forth in Section 3.11 of the Company Disclosure Schedule, since January 1, 2011, there have not been any product liability, manufacturing or design defect, warranty, field repair or other material product-related claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (a) services rendered by the Company or (b) the sale, distribution or manufacturing of products, including medical products and devices, by the Company that have been, or would reasonably be expected to be, individually or in the aggregate, material to the Company. As of the date hereof, the Company does not have any material suit, claim, action, charge, proceeding, including arbitration proceeding or alternative dispute resolution proceeding, or investigation pending against any other Person.
Section 3.12      Employee Benefit Plans; ERISA.
(a)      Except as set forth in Section 3.12(a) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, there exists no employment, consulting, retention, change in control, severance or termination agreement, arrangement or understanding between the Company and any individual current employee, officer or director of the Company (excluding, for the avoidance of doubt, any offer letters that do not provide for severance or change in control benefits).
(b)      Section 3.12(b) of the Company Disclosure Schedule contains a true, complete and correct list of all Benefit Plans. “Benefit Plan” shall mean (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plans”), other than any Benefit Plans that are “multiemployer plans” (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the “Multiemployer Pension Plans”); (ii) each “employee welfare benefit plans” (as defined in

Section 3(1) of ERISA); and (iii) all other benefit plans, policies, programs, agreements or arrangements, including any bonus, deferred compensation, severance pay, retention, change in control, employment, consulting, pension, profit-sharing, retirement, insurance, stock purchase, stock option, incentive or equity compensation or other fringe benefit plan, program, policy, agreement, arrangement or practice maintained, contributed to or required to be contributed to, by the Company, for the benefit of any current or former employees, officers or directors of the Company. The Company has delivered or made available to Parent and Merger Sub true, complete and correct copies of (i) each material Benefit Plan (including all amendments thereto) or written description of each Benefit Plan that is not otherwise in writing; (ii) the two (2) most recent annual reports on Form 5500 and all schedules thereto filed with respect to each Benefit Plan, to the extent applicable; (iii) the most recent summary plan description, summary of material modifications and plan prospectus for each Benefit Plan, to the extent applicable; (iv) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to any Benefit Plan, to the extent applicable; (v) the most recent actuarial report, financial statement or valuation report, to the extent applicable; (vi) a current Internal Revenue Service opinion or favorable determination letter, to the extent applicable; (vii) all material correspondence to or from any Governmental Entity relating to any Benefit Plan; and (viii) all discrimination tests for each Benefit Plan for the two (2) most recent plan years, to the extent applicable. “ERISA Affiliate” shall mean each trade or business, whether or not incorporated, that, together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or related solely to, the Benefit Plans.
(c)      Each Benefit Plan is and has at all times been operated and administered in accordance with its terms and in compliance in all material respects with applicable Law, including ERISA and the Code. Each Benefit Plan has been administered in good faith compliance with Section 409A of the Code to the extent applicable.
(d)      Each Pension Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter from the Internal Revenue Service that such Pension Plan is so qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and, to the knowledge of the Company, no condition exists that would be expected to adversely affect such qualification.
(e)      None of the Benefit Plans is, and neither the Company nor any of its ERISA Affiliates has ever maintained or had an obligation to contribute to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA); (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code); (iv) a Multiemployer Pension Plan; (v) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; (vi) an organization or trust described in Section 501(c)(17) or 501(c)(20) of the Code; or (vii) any welfare benefit fund as defined in Section 419(e) of the Code. There are no material unpaid contributions due prior to the date of this Agreement with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law and all material contributions due have been timely made. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability to the Company or the Surviving Corporation following the Effective Time.
(f)      Neither the Company nor any ERISA Affiliate has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan that reasonably would be expected to subject the Company or the Surviving Corporation to any material tax or penalty.
(g)      Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, with respect to any Benefit Plan, there is no action, suit, audit, investigation, claim or other matter pending, or, to the knowledge of the Company, threatened or anticipated with or by the Internal Revenue Service, the United States Department of Labor or any other Governmental Entity, other than routine claims for benefits, in each case, that would reasonably be expected to subject the Company or the Surviving Corporation to any material liability.
(h)      Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, the Company has no obligations to provide any health or welfare benefits (whether or not insured) to retired or other former employees, directors or consultants, except as specifically required by Part 6 of Title I of ERISA.
(i)      Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, or any termination of employment or service (or other event or occurrence) in connection therewith will (i) entitle any current or former employee, director or consultant of the Company to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of indebtedness with respect to any such persons; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company; or (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits except as required under Section 411(d)(3) of the Code.
(j)      No amounts payable (individually or collectively and whether in cash, capital stock of the Company or other property) under any of the Benefit Plans or any other contract, agreement or arrangement with respect to which the Company may have any liability would reasonably be expected to fail to be deductible for federal income tax purposes by virtue of Section 404 or 280G or, to the extent intended to be deductible, 162(m) of the Code.
(k)      Neither the Company nor any of its ERISA Affiliates has used the services or workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Benefit Plans or the imposition of penalties or excise taxes with respect to the Benefit Plans by the Internal Revenue Service, the United

States Department of Labor or the Pension Benefit Guaranty Corporation and no such individuals are entitled to any benefits under any Benefit Plan that they have been improperly denied by reason of their misclassification as independent contractors.
Section 3.13      Taxes. Any other provision notwithstanding, the representations and warranties set forth in Section 3.12 and this Section 3.13 are the Company’s sole and exclusive representations and warranties regarding Tax matters.
(a)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company: (i) the Company has duly and timely filed, or will duly and timely file, all Tax Returns required to be filed by it on or before the Closing Date, and each such Tax Return has been, or will be, prepared in compliance with all applicable Laws and is true, complete and correct in all respects; (ii) the Company has paid or will pay all Taxes shown as due on such Tax Returns and all other Taxes due and payable prior to the Closing Date (whether or not shown as due on any Tax Return) except such Taxes as are currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company’s Financial Statements in accordance with GAAP; (iii) the Financial Statements reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such Financial Statements; and (iv) as of the date of this Agreement, the Company has not incurred any liability for Taxes subsequent to the date of such most recent Financial Statements other than in the ordinary course of business consistent with past practice.
(b)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company: (i) no Tax Return of the Company is under audit or examination by any Taxing Authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes that has not yet begun has been received by the Company; (ii) no deficiencies for Taxes have been claimed, proposed, assessed or threatened, in each case in writing, against the Company by any Taxing Authority for which adequate reserves have not been established in the Company’s Financial Statements in accordance with GAAP; (iii) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due and payable; (iv) all Taxes which the Company is required by Law to withhold or to collect for payment have been duly withheld and collected and any such amounts that are required to be remitted to any Taxing Authority have been duly and timely remitted; (v) the Company has not consented to extend the time in which any Tax may be assessed or collected by any Taxing Authority, which extension remains outstanding; and (vi) no claim has been made in writing by any Taxing Authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation in such jurisdiction, and the Company has no knowledge of any Tax Return filing requirement applicable to the Company that is not being complied with by the Company.
(c)      The Company has made available to Parent and Merger Sub true, complete and correct copies of all federal income Tax Returns that have been filed by the Company for the taxable years ending December 31, 2010, 2011 and 2012.
(d)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company (i) is not and has never been a member of an affiliated group filing a consolidated federal income Tax Return; (ii) is not a party to or bound by any Tax allocation, sharing or indemnification agreement or other similar written arrangement with any Person; and (iii) does not have any liability for the Taxes of any Person (other than the Company) under Treas. Reg. §1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or, to the knowledge of the Company, otherwise.
(e)      The Company has not constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock purported to or intended to be governed by Section 355 or 361 of the Code within the past three (3) years.
(f)      The Company has not participated in, and is not currently participating in, a “listed transaction” within the meaning of Treas. Reg. § 1.6011-4(b)(2) or any material transaction requiring disclosure under a corresponding or similar provision of state, local or foreign Law.
(g)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, there are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements of the Company that could reasonably be expected to affect liabilities for Taxes for any period after the Effective Time.
(h)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of: (i) any intercompany transactions or excess loss account described in U.S. Department of the Treasury regulation under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (ii) any installment sale or open transaction disposition made on or prior to the date of this Agreement; (iii) any prepaid amount received on or prior to the Effective Time; (iv) Section 481(a) or 482 of the Code (or an analogous provision of state, local, or foreign Law) by reason of a change in accounting method or otherwise; or (v) any election under Section 108(i) of the Code.
Section 3.14      Material Contracts.
(a)      Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, (i) neither the Company nor, to the knowledge of the Company, any other party, is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contracts, and, to the knowledge of the Company, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default; and (ii) each of the Material Contracts is a valid and binding obligation of the Company, and, to the knowledge of the Company, each other party thereto, enforceable against the Company and, to the knowledge of the Company, each other party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b)      Section 3.14(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of (i) all agreements, contracts or letters of intent entered into since January 1, 2008 regarding the acquisition of a Person or business, whether in the form of an asset purchase, merger, consolidation or otherwise (including any such agreement, contract or letter of intent that has closed but under which one or more of the parties has executory indemnification, earn-out or other liabilities) to which the Company is a party; (ii) all credit agreements, indentures and other agreements related to any indebtedness for borrowed money of the Company; (iii) all joint venture or other similar agreements to which the Company is a party; (iv) all real property lease or occupancy agreements to which the Company is a party; (v) contracts under which the Company has advanced or loaned any other Person any material amounts; (vi) guarantees by the Company of any material obligations; (vii) each “single source” supply contract pursuant to which goods or materials that are material to the Company’s business are supplied to the Company from an exclusive source; (viii) each exclusive sales representative or exclusive distribution contract to which the Company is a party; (ix) agreements under which the Company has granted any Person registration rights (including demand and piggy-back registration rights); (x) all contracts or agreements purporting to restrict or prohibit, to a degree that is material to the Company, the Company from engaging or competing in any business or engaging or competing in any business in any geographic area; (xi) all licenses, consents to use, non-assertion agreements, coexistence and similar agreements concerning Intellectual Property to which the Company is a party that are material to the Company and material software used by the Company other than non-customized software subject to customary “shrink-wrap” or “click-through” type contracts (the “Material Licenses”); (xii) each material contract to which the Company is a party with any Governmental Entity; (xiii) any Contract that imposes on the Company material co-promotion or collaboration obligations with respect to any product or product candidate; (xiv) any material contract which provides for termination, acceleration of payment or other special rights upon the occurrence of a change in control of the Company; and (xv) any other Contract that is material to the Company (collectively, whether listed or required to be listed, the “Material Contracts”). The Company has made available to Parent a true, complete and correct copy (including any material amendment, modification, extension or renewal with respect thereto) of each Material Contract.
(c)      No (i) current or former officer or director of the Company; (ii) beneficial owner of five percent (5%) or more of any voting securities of the Company; or (iii) any “affiliate” or “associate” of any such Person, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC and that have not been so disclosed in the Company SEC Documents.
Section 3.15      Real and Personal Property.
(a)      Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company has good and marketable title to, or valid leasehold interests in, all of its properties and assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The Company enjoys peaceful and undisturbed possession under all occupancy agreements for Leased Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)      Section 3.15(b) of the Company Disclosure Schedule sets forth a true, complete and correct list as of the date of this Agreement of all real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement (whether written or otherwise)) by the Company in connection with the operation of the Company’s business as it is now being conducted (collectively, including the improvements thereon, the “Leased Real Property”).
(c)      Except as set forth in Section 3.15(c)(i) of the Company Disclosure Schedule, no Person, other than the Company, possesses, uses or occupies all or any portion of any Leased Real Property. Section 3.15(c)(ii) of the Company Disclosure Schedule sets forth a true, complete and correct list as of the date of this Agreement of all subleases, licenses or other occupancy arrangements (whether written or otherwise) pursuant to which any Person, other than the Company, possesses, uses or occupies all or any portion of the Leased Real Property (each, a “Sublease”).
(d)      The Company does not own in fee any real property. With respect to the Leased Real Property, there are no pending or, to the knowledge of the Company, threatened proceedings to take all or any portion of the Leased Real Property or any interest therein by eminent domain or any condemnation proceeding or any sale or disposition in lieu thereof.
Section 3.16      Intellectual Property.
(a)      Section 3.16(a) of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date of this Agreement, of all applications and registrations for Intellectual Property, in each case that are owned or filed by the Company, with the owner, country(ies) or region, registration and application numbers and dates indicated.
(b)      Except as has not been, and as would not reasonably be expected to be, individually or in the aggregate, material to the Company:
(i) the Company owns, or has a valid right to use, all Intellectual Property used in or otherwise necessary for or material to the conduct of its business as it is currently conducted and as it is presently proposed to be conducted with respect to the commercialization of the platform referred to in Section 3.16(b)(i) of the Company Disclosure Schedules;
(ii) with respect to material Company Intellectual Property, including applications and registrations for material Intellectual Property set forth in Section 3.16(a) of the Company Disclosure Schedule, (A) except for any Company Intellectual Property licensed to the Company, the Company is the sole and exclusive owner of it free and clear of all Encumbrances other than Permitted Encumbrances, (B) the Company has taken commercially reasonable actions to maintain such Intellectual Property and (C) it is subsisting, valid and in full force and effect;
(iii) to the knowledge of the Company, the use of the Company Intellectual Property as currently used by the Company, and the conduct of the business of the Company as currently conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property of any other Person;
(iv) no actual claims are pending or, to the knowledge of the Company, threatened against the Company with respect to the ownership, validity, enforceability, infringement or misappropriation of any Company Intellectual Property;
(v) to the knowledge of the Company, there is no unauthorized use, disclosure, infringement, misappropriation, or other violation of the Company Intellectual Property by any third party, and no such claims have been asserted or threatened against any third party by the Company;
(vi) the Company has at all times taken reasonable measures to (A) protect any trade secrets, know-how and confidential or other proprietary information of the Company against unauthorized access, disclosure, use, modification or other misuse and (B) control the process of modifying technologies owned or licensed by the Company. To the knowledge of the Company, there has been no material unauthorized access, disclosure or use of any trade secrets, know-how and confidential or other proprietary information owned, licensed or otherwise held by the Company;
(vii) the Company has at all times complied with all applicable Laws, as well as its and, to the knowledge of the Company, its customers’ rules, policies and procedures relating to privacy, data protection and collection and use of personal information to which the Company has had access or has collected, used or held for use in the conduct of its business. No claims are pending or, to the knowledge of the Company, threatened against the Company alleging a violation of any third party’s privacy, personal information or data rights;
(viii) the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use in the conduct of its business as it is currently conducted;
(ix) there are no settlements, forbearances to sue, consents, governmental orders or similar obligations to which the Company is a party or is subject that (A) restrict the Company’s rights to use, enjoy or exploit any material Company Intellectual Property; (B) materially restrict the Company’s business in order to accommodate a third party’s Intellectual Property; or (C) permit third parties to use any material Company Intellectual Property;
(x) with respect to copyrights and software that are Company Intellectual Property, each current or former employee, contractor,

consultant or agency that has created, authored, delivered, developed, contributed to, modified or improved such copyrights and software that is owned by the Company has assigned to the Company all of the employee’s, contractor’s, consultant’s or agency’s rights in such creation, authorship, delivery, development, contribution, modification or improvement, such rights including the rights to reproduce, distribute, perform, display, make, have made, modify, adapt, prepare derivative works of, make substantial alterations, use, sell, license, grant sublicensing rights, lease, rent, import, transfer, collect past damages, obtain and own renewals or extensions including copyright renewals, translate into any language or otherwise exploit, in any medium whatsoever, whether now known or hereafter devised, all to the maximum extent permitted by Law. Additionally with regard to software that is Company Intellectual Property: (A) the Company has not assigned, delivered, licensed or made available, and does not have any obligation to assign, deliver, license or make available, the source code for any such software to any third party, including any escrow agent or similar Person; (B) the Company has not experienced any material defects or disruptions in such software, including any material error or omission in the processing of any transactions that have not been corrected; (C) no such software (1) contains any code designed or intended to disrupt, disable, harm or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or to damage or destroy data or files without the user’s consent, or (2) is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be disclosed, licensed, publicly distributed or dedicated to the public; (D) current copies of the source code for all such software are recorded on machine readable media, clearly identified and securely stored (together with the applicable documentation) by the Company; and (E) no capital expenditures are necessary with respect to such software or its use other than capital expenditures in the ordinary course of business consistent with past practice. During the three (3) years prior to the date hereof, (A) there have been no material security breaches in the Company’s information technology systems and (B) there have been no disruptions in the Company’s information technology systems that materially adversely affected the Company’s business or operations. The Company has evaluated its disaster recovery and backup needs and has implemented plans and systems that are reasonably designed to address its assessment risk;
(xi) with regard to any patents or patent applications included in the Registered Intellectual Property: (A) all maintenance, annuity and other fees and all filings necessary to assure the continued enjoyment of any issued patent, and all amendments, responses to office actions, issue fees and other fees and filings necessary to maintain the pendency of and pursue the prosecution of any pending applications, including the filing of continuation applications, have been paid or filed on a timely basis through the Closing; (B) to the extent that any such patents are owned of record by any Person other than the Company, or there are outstanding encumbrances of any type against such patents, appropriate assignments, discharges or other documents will be executed to place ownership in the name of Company and/or effect the discharge prior to the Closing; (C) no application to reissue or reexamination proceeding for any issued patent is pending; (D) no statutory disclaimer under 37 C.F.R. § 1.321(a) has been filed as to any issued patent; (E) no declaratory judgment action relating to the validity, enforceability or infringement of any issued patent has ever been served on the Company; and (F) no claim of any issued patent has been cancelled or held invalid or unenforceable by any tribunal;
(xii) with regard to any trademarks or trademark applications included in the Registered Intellectual Property; (A) all affidavits of continuing use, renewals, maintenance fees, amendments, responses to office actions or any other documents or fees which are necessary to maintain such trademarks have been filed or paid on a timely basis; (B) to the extent that any of such trademarks are owned of record by any Person, other than the Company, or there are outstanding Encumbrances of any type against such trademarks, appropriate assignments, discharges or other documents will be executed to place ownership in the name of Company and/or effect the discharge prior to the Closing; and (C) none of the trademarks have been cancelled, amended or restricted for any reason by any Governmental Entity or otherwise; and
(xiii) no material Company Intellectual Property is being used or enforced by the Company in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for or otherwise material to the conduct of the Company’s business as it is currently conducted or, to the knowledge of the Company, as presently proposed to be conducted.
Section 3.17      Labor Matters.
(a)      Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company, nor has there been any such action or event during the three years prior to the date of this Agreement; (ii) the Company is not a party to, bound by or in the process of negotiating any labor, collective bargaining or similar agreement; (iii) as of the date hereof, there are no unfair labor practices, arbitrations, suits, claims, actions, charges, litigations or other proceedings or material grievances relating to any current or former employee or independent contractor of the Company (relating to their services for or relationship with the Company); and (iv) as of the date hereof, none of the employees of the Company is represented by any labor union or similar organization with respect to their employment with the Company and, to the knowledge of the Company, there are not, as of the date hereof, any union organizing activities, either by or on behalf of any employee or union or similar labor organization with respect to employees of the Company.
(b)      To the knowledge of the Company, no executive officer or other key employee of the Company (i) is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person affecting or in conflict with the present and proposed business activities of the Company, except agreements between the Company; or (ii) as of the date hereof, is in violation of any common law nondisclosure obligation or fiduciary duty relating to the ability of such individual to work for the Company or the use of trade secrets and proprietary information.
Section 3.18      Compliance with Laws. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, (a) the Company has complied with all applicable Laws; (b) no notice, charge, claim or action has been received by the Company or has been filed, commenced or, to the knowledge of the Company, brought, initiated or threatened against the Company alleging any violation of any such Laws; (c) the Company holds all permits, licenses, variances, exemptions, certificates, consents, product listings, establishment registrations, orders, approvals, clearances and other authorizations from any Governmental Entity which are required under such Laws for it to own, lease and operate its properties and assets, or carry on its business as it is now being conducted, or otherwise which are material to the operation of the business of the Company taken as a whole (collectively, the “Company Permits”); and (d) all such Company Permits are in full force and effect and, as of the date of this Agreement, no withdrawal, revocation, suspension or cancellation thereof is pending or, to the knowledge of the Company, threatened, and the Company has been since January 1, 2010 and is in compliance in all material respects with the terms of the Company Permits and any conditions placed thereon. Notwithstanding anything contained in this Section 3.18, no representation or warranty shall be deemed to be made in this Section 3.18 in respect of any Tax matters.
Section 3.19      Customers and Suppliers. Section 3.19 of the Company Disclosure Schedule sets forth a true, complete and correct list of the ten (10) largest suppliers to and customers of the Company for the fiscal year ended December 31, 2012 (determined on the basis of the total dollar amount of purchases or sales, as the case may be) showing the total dollar number of purchases from or sales to, as the case may be, each such supplier or customer during such period. Since January 1, 2012 through the date of this Agreement, no material customer or supplier has, to the knowledge of the Company, notified the Company in writing that it intends to terminate, cancel or materially curtail its business relationship with the Company, other than as a result of the expiration of any contract between the parties pursuant to its terms.
Section 3.20      Environmental Matters.
(a)      Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) the Company has been and is in compliance with all applicable Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws;
(ii) the Company has not received and is not subject to any pending or, to the knowledge of the Company, threatened Environmental Claim and has not received any request for information from any Person, including any Governmental Entity, related to liability under or compliance with any applicable Environmental Law;

(iii) with respect to real property that is currently leased or operated by the Company or was formerly owned, leased, used or operated by the Company or any of its predecessors in interest, there have been no spills, discharges, releases or threatened releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that requires or is likely to require Cleanup under applicable Environmental Laws; and
(iv) the Company has not entered into any written agreement or incurred any legal obligation providing for or requiring it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws.
(b)      The Company has provided or made available to Merger Sub a true, complete and correct copy of: (i) all material reports, studies, analyses and audits in its possession, custody or control relating to compliance with or liability under applicable Environmental Laws; (ii) all material permits, authorizations, licenses, exemptions and other governmental authorizations issued to it pursuant to applicable Environmental Laws; and (iii) all significant correspondence with Governmental Entities relating to liabilities pursuant to Environmental Law or with respect to Hazardous Substances, or with other Persons as to which a dispute has arisen pursuant to Environmental Laws or with respect to Hazardous Substances.
(c)      The following terms shall have the following meanings for the purposes of this Agreement:
(i) “Cleanup” shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.
(ii) “Environmental Laws” shall mean all federal, state, local, foreign and common Laws and regulations relating to pollution or protection of human health or the environment, including without limitation laws relating to the exposure to, or releases or threatened releases of, Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, handling or Cleanup of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

(iii) “Environmental Claim” shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of an Hazardous Substance at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
(iv) “Hazardous Substances” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined by any Environmental Law as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.
Section 3.21      Insurance. Section 3.21 of the Company Disclosure Schedule lists all material insurance policies maintained by or on behalf of the Company as of the date of this Agreement. All such policies are in full force and effect and will not terminate by virtue of the transactions contemplated hereby, all premiums due thereon have been paid by the Company, and the Company is otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, since January 1, 2013 through the date of this Agreement, (a) the Company has not received any written or, to the knowledge of the Company, oral notice of cancellation or non-renewal of any such policy or arrangement, other than in connection with the normal renewal process, nor is the termination of any such policies, to the knowledge of the Company, threatened; and (b) there is no claim pending under any of such policies or arrangements as to which coverage has been denied or disputed by the underwriters of such policies or arrangements.
Section 3.22      Certain Business Practices. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, (i) the Company has been and is in full compliance with all applicable anti-corruption Laws, including the Foreign Corruption Practices Act, as amended, 15 U.S.C. 78dd-1 et. seq., and (ii) neither the Company nor any director, officer, agent or employee of the Company has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, expenditure or other advantage: (a) which would violate any applicable Law; or (b) to or for a Public Official with the intention of: (i) improperly influencing any act or decision of such Public Official; (ii) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (iii) securing any improper advantage, in each case in order to obtain or retain business or any business advantage. For the purposes of this Section 3.22, “Public Official” includes any Person holding, representing or acting on behalf of a Person holding a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof, public international organization, any representative or official of a political party or any candidate for any political office or any official or employee of any state hospital, agency or health care institution. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, neither the Company nor any director, officer, agent or employee of the Company has, directly or indirectly, violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws of any Governmental Entity.
Section 3.23      FDA and Related Matters.
(a)      The Company has all Registrations required to conduct its business as currently conducted, and Section 3.23(a) of the Company Disclosure Schedule sets forth a true, complete and correct list as of the date of this Agreement of such Registrations. Each of the Registrations is valid and subsisting in full force and effect. To the knowledge of the Company, as of the date hereof, neither the United States Food and Drug Administration (the “FDA”) nor any comparable Regulatory Authority or Governmental Entity is considering limiting, suspending or revoking any such Registration or changing the marketing classification or labeling of the products of the Company. To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission to the FDA or any comparable Regulatory Authority or Governmental Entity. The Company has fulfilled and performed in all material respects its obligations under each Registration, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Registration. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company is in compliance with all Registrations insofar as they pertain to the manufacture of product components or products for the Company.
(b)      All products developed, tested, investigated, manufactured, distributed, marketed or sold by or on behalf of the Company that are subject to the jurisdiction of the FDA or any comparable Regulatory Authority or Governmental Entity have been and are being developed, tested, investigated, manufactured, distributed, marketed and sold in all material respects in compliance with FDA Laws, any comparable Laws enforced by any other Regulatory Authority or Governmental Entity that has jurisdiction over the operations of the Company, or any other applicable Law, including those regarding non-clinical research, clinical research, establishment registration, device listing, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, device importation and exportation, adverse event reporting and reporting of corrections and removals. To the knowledge of the Company, except as would not be material to the Company, any third party that is a manufacturer or contractor for the Company is in compliance with all FDA Laws or any other applicable Law insofar as they pertain to the manufacture of product components or products for the Company.
(c)      There are no enforcement actions (including any administrative proceeding, prosecution, injunction, seizure, civil penalty or debarment action) pending or threatened by or on behalf of FDA or any other Regulatory Authority or Governmental Entity that has jurisdiction over the operations of the Company. The Company has not received any Form FDA-483, notice of adverse finding, FDA warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other notice from the FDA or other Governmental Entity alleging or asserting noncompliance with any applicable Laws or Registrations. The Company is not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA or any comparable Regulatory Authority or Governmental Entity. The Company has made all notifications, submissions and reports required by FDA Laws or any other applicable Law, including any such obligation arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response, or commitment made to or with the FDA or any comparable Regulatory Authority or Governmental Entity and all such notifications, submissions and reports were true, complete and correct in all material respects as of the date of submission to the FDA or any comparable Regulatory Authority or Governmental Entity. To the knowledge of the Company, as of the date hereof, no basis for liability exists with respect to any such notification, submission, or report.
(d)      Except as set forth on Section 3.23(d) of the Company Disclosure Schedule, no product distributed or sold by or on behalf of the Company has been seized, withdrawn, recalled, detained or subject to a suspension of manufacturing, and as of the date hereof, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any such product; (ii) a change in the labeling of any such product; or (iii) a termination, seizure or suspension of the marketing or distribution (including for commercial, investigational or any other use) of any such product. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, correction, suspension, import detention or seizure of any such product are pending or, to the knowledge of the Company, threatened against the Company.
(e)      To the knowledge of the Company, all data generated by the Company with respect to its products that has been provided to its customers or otherwise made public is truthful and not misleading.
Section 3.24      Healthcare Regulatory Compliance.
(a)      Neither the Company, nor any officer, director, managing employee (as those terms are defined in 42 C.F.R. § 1001.1001) of the Company, nor, to the knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.1001(a)(2)) of the Company, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement or other formal or informal agreement with any Governmental Entity concerning compliance with Federal Health Care Program Laws.
(b)      Neither the Company, nor any officer, director, managing employee (as those terms are defined in 42 C.F.R. § 1001.1001) of the Company, nor, to the knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.1001(a)(2)) of the Company: (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code (the “SSA”); (iv) is

currently listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (v) to the knowledge of the Company, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense.
(c)      Neither the Company, nor any officer or director (as those terms are defined in 42 C.F.R. § 1001.1001) of the Company, nor, to the knowledge of the Company, any managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001 and 42 C.F.R. § 1001.1001(a)(2), respectively) of the Company: has engaged in any activity that is in violation of, is cause for civil or criminal penalties, mandatory or permissive exclusion from a Federal Health Care Program or other administrative sanction under, the federal Medicare or federal or state Medicaid statutes, Section 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.) and any analogous state statutes, the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (e.g., 18 U.S.C. §§ 1035 and 1347), or related regulations, or any other Laws that govern the health care industry or relationships among health care providers, suppliers, distributors, manufacturers and patients (collectively, “Federal Health Care Program Laws”), including the following:
(i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(ii) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any Federal Health Care Program; or (B) in return for purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part under any Federal Health Care Program;
(iv) knowingly and willfully offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to any person to induce such person (A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal Health Care Program; or (B) to purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a Federal Health Care Program unless such offer or payment fully complies with applicable statutory or regulatory safe harbors; and
(v) any other activity that violates any Law relating to prohibiting fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services or the billing for such items or services provided to a beneficiary of any Federal Health Care Program.
(d)      To the knowledge of the Company, no person has filed or has threatened to file against the Company an action relating to any FDA Law or Federal Health Care Program Law under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(e)      To the knowledge of the Company, the Company is not in violation of the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1995, as amended by the Health Information Technology for Economic and Clinical Health Act, or the regulations contained in 45 C.F.R. Parts 160 and 164 (the “Federal Privacy and Security Regulations”). To the knowledge of the Company, the Company is not under investigation by any Governmental Entity for a violation of HIPAA or the Federal Privacy and Security Regulations. To the knowledge of the Company, the Company is not a “covered entity” as that term is defined in HIPAA and is not in breach of any “business associate contract”, as described in 45 C.F.R. § 164.504(e). The Company has been in compliance in all material respects with federal and state data breach laws.
(f)      To the extent the Company provides to customers or others reimbursement coding or billing advice regarding products offered for sale by the Company and procedures related thereto, such advice is (i) true, complete and correct; (ii) in compliance with Medicare and other Federal Health Care Program Laws; (iii) conforms to the applicable American Medical Association’s Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD-9-CM) and other applicable coding systems; (iv) includes a disclaimer advising customers to contact individual payers to confirm coding and billing guidelines; and (v) has been independently verified as supporting accurate claims for reimbursement by federal, state and commercial payors.
(g)      The Company has adopted a code of ethics and has an operational healthcare compliance program, covering the seven elements of an effective compliance program described in Compliance Program Guidance published by the Office of Inspector General, U.S. Department of Health and Human Services, which governs all employees, including sales representatives and their interactions with their physician and hospital customers.
(h)      Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, (i) all agreements or other arrangements between the Company and any physician for services are in writing, describe bona fide services required by the Company, as the case may be, and provide for compensation that is no more than fair market value for such services determined as of the effective date of such agreement; (ii) all agreements or arrangements with health care professionals for services to or investments in the Company, directly or indirectly, to which the Company is a party as of the date of this Agreement are listed on Section 3.24 of the Company Disclosure Schedule, including true, complete and correct details as to amounts paid thereunder for the period specified therein; and (iii) all payments made by the Company to any health care professional for services rendered by such health care professional have been made at fair market value determined as of the effective date of any such agreement entered into by the Company with any such physician.
Section 3.25      Proxy Statement. The proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the stockholders of the Company in connection with the Merger and the Company Stockholder Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time it is first mailed to stockholders of the Company and at the time of the Company Stockholder Meeting. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the Proxy Statement.
Section 3.26      Opinion of Financial Advisor. The Company has received the oral opinion, subsequently confirmed in writing, of J.P. Morgan Securities LLC (the “Company Financial Advisor”), dated September 24, 2013, to the effect that, as of such date, the consideration to be received in the Merger by the Company’s stockholders is fair to the Company’s stockholders from a financial point of view, and a copy of the written opinion will be delivered to Parent promptly following the Company’s receipt thereof. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety and a discussion of the Company Financial Advisor’s analysis in preparing such opinion in the Proxy Statement, subject to the Company Financial Advisor’s satisfaction with such disclosure.
Section 3.27      Brokers. No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. True, complete and correct copies of all agreements between the Company and the Company Financial Advisor have been provided to Parent.
Section 3.28      State Takeover Statutes. The approval of the Company’s Board of Directors of the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on “business combinations” set forth in Section 203 of the DGCL, to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.10 are true and correct, no other state takeover statute or similar statute or regulation applies to this Agreement, the Merger or the other transactions contemplated by this Agreement.
Section 3.29      Certain Other Matters. The Company intends to enter into definitive agreements providing for, and to consummate, the transactions described on Section 6.12 of the Company Disclosure Schedule, as and to the extent permitted by Section 6.12, but subject to satisfactory completion of negotiations relating thereto.
Section 3.30      No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates in connection with the transactions contemplated by this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND PURCHASER
Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.1       Organization. Each of Parent and Merger Sub is a corporation duly organized and validly existing and in good standing under the Laws of the jurisdiction of its respective incorporation, has full corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so organized and existing or to have such power and authority or to be so qualified or licensed would not and would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement or to consummate the Merger and pay the Merger Consideration, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).
Section 4.2       Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Merger and the other transactions contemplated by this Agreement have been duly authorized by the boards of directors of each of Parent and Merger Sub, and by Parent as the sole stockholder of Merger Sub, and no other corporate authority or approval on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity.
Section 4.3       Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or the Certificate of Incorporation or Bylaws of Merger Sub; (b) violate, conflict with or result in a breach of any provisions under any of the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party; (c) require any material filing by Parent or any of its Subsidiaries with, or require any permit, authorization, consent or approval of, any Governmental Entity or any other Person (except for (i) compliance with any applicable requirements of the Exchange Act and Securities Act; (ii) any filings as may be required under the DGCL; (iii) filings with the New York Stock Exchange; (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws; or (v) in connection with the applicable requirements of the HSR Act); or (d) conflict with or violate any Law applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except, in the case of clause (b), (c) or (d), such violations, breaches or defaults which would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4       Information Supplied. None of the information with respect to Parent and its Subsidiaries that Parent furnishes to the Company in writing specifically for use in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting.
Section 4.5        Brokers. No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.6       Interim Operations of Merger Sub. Merger Sub has not engaged in any business activities or conducted any operations and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than in connection with the Merger and the other transactions contemplated by this Agreement.
Section 4.7       Capitalization of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub.

Section 4.8       Available Funds. Parent currently has, and, as of the Effective Time will have, sufficient available funds to consummate the Merger on the terms and subject to the conditions set forth herein. Parent’s and Merger Sub’s obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.
Section 4.9       Litigation; Orders. As of the date hereof, there is no suit, claim, action, charge or proceeding, including arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of Parent, threatened against, affecting or naming as a party thereto Parent or any of its Subsidiaries or any of the property or assets of Parent or any of its Subsidiaries or any of their respective current or former directors, officers or employees (in their capacities as such) that would have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, no Order is outstanding against Parent or any of its Subsidiaries or any of the property or assets of Parent or any of its Subsidiaries that would have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.10      Stock Ownership. Neither Parent nor any of its Subsidiaries owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock.
Section 4.11      No Other Representations. Each of Parent and Merger Sub acknowledges that, except for the representations and warranties contained in this Agreement, none of the Company or any of affiliates or Representatives or any other Person makes or shall be deemed to make any representation or warranty to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, express or implied, at law or in equity, on behalf of the Company, and the Company and each of its affiliates by this Agreement disclaim any such representation or warranty, whether by the Company or any of its affiliates or Representatives or any other Person, notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their respective affiliates or Representatives or any other Person of any documentation or other information by the Company or any of its affiliates or Representatives or any other Person with respect to any one or more of the foregoing.
ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.1       Interim Operations of the Company. Except as required by applicable Law, as expressly provided by this Agreement or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that, after the date of this Agreement and prior to the Effective Time, the business of the Company shall be conducted only in the ordinary course consistent with past practice, and the Company shall use its commercially reasonable efforts to preserve its business organization intact and to maintain its existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, employees and others having material business relationships with it. Without limiting the generality of the immediately preceding sentence, from the date of this Agreement until the Effective Time, except (A) as expressly required by this Agreement; (B) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); (C) as required by applicable Law; or (D) as set forth in Section 5.1 of the Company Disclosure Schedule:
(a)      the Company shall not, (i) directly or indirectly, except for the issuance of shares of Company Common Stock (A) upon the exercise of the Options or the vesting or settlement of Restricted Stock, in each case, outstanding on the date of this Agreement pursuant to the terms of such Options or Restricted Stock, as appropriate; (B) upon the exercise of Company Warrants outstanding as of the date of this Agreement; (C) pursuant to the automatic exercise of the right to purchase under the Company ESPP on the last day of any applicable Offering Period and Purchase Period (and in compliance with Section 2.4(c)) from shares of Company Common Stock reserved for issuance under the Company ESPP as of the date of this Agreement; (D) underlying grants of Options to newly hired employees and promoted non-executive employees in the ordinary course of business consistent with past practice, provided that such Option grants shall not exceed 10,000 shares of Company Common Stock to any individual or 150,000 shares of Company Common Stock in the aggregate; or (E) as contemplated by Section 6.12, issue, grant, sell, modify, transfer, dispose of, encumber or pledge any shares of capital stock of the Company, securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire any shares of such capital stock or other equity interests or any other ownership interest; (ii) amend or otherwise change its Certificate of Incorporation or Bylaws or similar organizational documents; (iii) split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; or (v) directly or indirectly, purchase, repurchase, redeem or otherwise acquire any shares of Company Common Stock or any option, warrant or right to acquire any shares of Company Common Stock, except for shares of Company Common Stock withheld upon the exercise of any Options or vesting of Restricted Stock pursuant to any Option Plan or shares of Company Common Stock used to satisfy the payment of the exercise price upon the exercise of any Options or Company Warrants;
(b)      the Company will not (i) incur or assume any indebtedness or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein or any real estate; (v) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its assets or properties, other than (A) sales of tangible assets not in the ordinary course of business consistent with past practice not to exceed $5 million in the aggregate; (B) sales of product inventory in the ordinary course of business consistent with past practice; and (C) Encumbrances which are licenses of Intellectual Property of the types described in Section 5.1(e)(i), which licenses shall be subject to the provisions of such Section 5.1(e)(i); (vi) enter into any new line of business; or (vii) create any Subsidiaries;
(c)      the Company shall not (i) increase the compensation or benefits payable or to become payable to any of its officers, directors, employees, agents or consultants except (A) increases in annual base salaries for employees (other than employees who are senior vice presidents or above) at times and in amounts in the ordinary course of business consistent with past practice (provided that any such increases shall not exceed two percent (2%) over any such employee’s base salary in effect as of the date of this Agreement) or (B) across-the-board modifications to welfare benefits for employees and officers in the ordinary course of business consistent with past practice that do not materially increase the cost of such benefits to the Company or employees of the Company or (C) as required by applicable Law or any Benefit Plan in effect as of the date hereof; (ii) negotiate, enter into, extend, amend or terminate any employment, severance, consulting, termination or other agreement with any of its officers, directors, employees, agents or consultants, any collective bargaining agreement, any Benefit Plan or any employee benefit plan, program, policy or arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement, in each case, other than (A) severance agreements entered into in connection with terminating employees (other than employees who are senior vice presidents or above) in the ordinary course of business consistent with past practice, (B) offer letters entered into in the ordinary course of business consistent with past practice that do not provide for severance or change in control benefits, or (C) consulting agreements entered into in the ordinary course of business consistent with past practice; (iii) make or forgive any loans or advances to any of its officers, directors, employees, agents or consultants other than making loans pursuant to the terms of Benefit Plans as in effect on the date hereof or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise; (iv) accelerate any payment or benefit payable or to become payable, or the funding of any benefit or payment, to any of its officers, directors, employees, agents or consultants; (v) waive, release or condition any noncompete, nonsolicit, nondisclosure, confidentiality or other restrictive covenant owed to the Company; (vi) hire any employee whose base salary exceeds $100,000 per year; or (vii) terminate, other than for cause, the employment of any employee whose base salary exceeds $100,000 per year;
(d)      the Company will not (i) enter into, materially modify, extend, amend or terminate any Material Contract or (ii) waive, release or assign any rights or claims under any of such Contracts, other than, in the case of clause (i) with respect to Material Contracts of the type set forth in clauses (vii), (xii) and (xiii) of Section 3.14(b), entering into or renewing such Contracts in the ordinary course of business consistent with past practice;
(e)      with respect to any material Company Intellectual Property and with respect to any rights to material Company Intellectual Property granted under any Material Contract, (i) transfer, assign or license to any Person any rights to such material Company Intellectual Property (except for licensing non-exclusive rights for the primary purpose of (A) conducting clinical research, entered into with a clinical research organization; (B) material transfer, sponsored research or other similar matters; (C) establishing confidentiality or non-disclosure obligations; (D) conducting clinical trials; or (E) manufacturing, labeling or selling the Company’s products); (ii) intentionally abandon, permit to lapse or otherwise dispose of any such Company Intellectual Property; (iii) make any change in such Company Intellectual Property that is or would reasonably be expected to materially impair such Company Intellectual Property or the Company’s rights with respect thereto; or (iv) disclose to any Person (other than Representatives of Parent and Merger Sub), any trade secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a Person that is subject to confidentiality obligations;

(f)      the Company will not (i) change any of the financial accounting methods, policies and procedures used by it except for such changes required by GAAP; or (ii) (A) make any Tax election, change any Tax election already made, adopt any Tax accounting method, amend any Tax Return or change any Tax accounting method, in each case, if such action would reasonably be expected to be materially adverse to the Company; (B) enter into any closing agreement, settle any claim or assessment relating to Taxes, or consent to any claim or assessment relating to Taxes, in each case, for an amount materially in excess of amounts reserved; or (C) consent to any waiver of the statute of limitations for any claim or assessment relating to federal income Taxes; it being agreed and understood that, notwithstanding any other provision, this clause (f)(ii) shall be the only covenant of the Company in this Article V relating to Tax compliance matters;
(g)      the Company will not agree to or otherwise settle, compromise or otherwise resolve in whole or in part any litigation, actions, suits, actual, potential or threatened claims, investigations or proceedings, which settlement or compromise would, individually or in the aggregate, result in (i) amounts payable to or by the Company in excess of $2 million (net of insurance proceeds) in the aggregate; (ii) any relief, other than the payment by the Company of an amount in cash, including debarment, corporate integrity agreements, any undertaking restricting the operations of the Company’s business or the granting of licenses, deferred prosecution agreements, consent decrees, plea agreements or mandatory or permissive exclusion, seizure or detention of product, or notification, repair or replacement; or (iii) any other administrative action brought by, or civil settlements with, (A) the FDA or the United States Department of Justice arising under Federal Health Care Program Laws or comparable applicable Laws; or (B) any foreign Governmental Entity arising under applicable Laws comparable to the Laws described in the immediately preceding clause (A);
(h)      the Company will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);
(i)      except as permitted under Section 5.1(c), the Company shall not enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any officer, director or other affiliate (or any affiliate of any of the foregoing);
(j)      the Company shall not make any capital expenditure (i) prior to January 1, 2014 which is not in all material respects in accordance with the annual budget for such fiscal year, a true, complete and correct copy of which is attached to Section 5.1(j) of the Company Disclosure Schedule, or (ii) on or after January 1, 2014, in excess of $1 million per calendar month; and
(k)      the Company will not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or otherwise authorize or commit to do any of the foregoing.

Section 5.2       No Solicitation.
(a)      The Company agrees that it shall not, and that it shall cause its officers, directors, employees, consultants, investment bankers, attorneys, accountants or other agents (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information or assistance), or knowingly take any other action designed to facilitate any inquiry with respect to, or the making, submission or announcement of, any Alternative Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding an Alternative Proposal with, furnish any information to, or otherwise cooperate in any way with, any Person (other than Parent or any of its affiliates or Representatives) relating to an Alternative Proposal. The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, with any Persons with respect to any Alternative Proposal and use its reasonable best efforts to cause any such Person (and its Representatives) in possession of confidential information about the Company to return or destroy all such information.
(b)      Notwithstanding the limitations set forth in Section 5.2(a), if at any time following the date hereof and prior to obtaining the Company Stockholder Approval, the Company receives, on an unsolicited basis, a bona fide written Alternative Proposal from a third party (that did not arise or result from any breach of Section 5.2) (i) that constitutes a Superior Proposal or (ii) that the Company Board of Directors reasonably determines (after consultation with the Company’s financial advisors and outside legal counsel) would reasonably be expected to result in a Superior Proposal, then the Company may take the following actions prior to obtaining the Company Stockholder Approval: (A) furnish nonpublic information to the third party (including such third party’s Representatives) making such Alternative Proposal pursuant to a confidentiality agreement having confidentiality and other provisions that are substantially similar to the comparable provisions of the Confidentiality Agreement and are not less restrictive to such third party than the provisions of the Confidentiality Agreement are to Parent, provided that such agreement shall not prohibit the Company from complying with any provisions of this Agreement, including this Section 5.2 (a copy of which shall be provided to Parent promptly after its execution) and (B) engage in discussions or negotiations with the third party (including such third party’s Representatives) with respect to the Alternative Proposal. The Company shall provide to Parent any nonpublic information regarding the Company provided to any other Person which was not previously provided to Parent, such additional information to be provided substantially concurrently with the time such information is provided to such other Person. Effective as of the Company’s taking any action described in clauses (A) or (B) or upon a determination by the Company Board of Directors that an Alternative Proposal constitutes a Superior Proposal, the standstill and any other similar provisions in the Confidentiality Agreement shall become null and void and of no further force and effect to the extent any such provisions would otherwise operate to prevent Parent from proposing changes to this Agreement.
(c)      The Company shall promptly (and in any event within twenty four (24) hours) orally and in writing notify Parent if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or any of its Representatives, in each case, in connection with, or which could reasonably be expected to result in, an Alternative Proposal, which notice shall identify the name of the Person making such inquiry, proposal or request or seeking such negotiations or discussions and the material terms and conditions of such inquiry, proposal or request and include copies of all written materials provided to the Company or any of its Representatives that describe any terms and conditions of any inquiry, proposal or request (and any subsequent changes to such terms and conditions). The Company shall keep Parent reasonably informed on a reasonably current basis (and in any event within twenty four (24) hours) of any material developments, discussions or negotiations regarding any Alternative Proposals or any material change to the financial or other terms of any such Alternative Proposal.
(d)      Neither the Company Board of Directors nor any committee thereof shall (i) withdraw, modify or qualify in any manner adverse to Parent or Merger Sub, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (ii) approve, endorse or recommend, or resolve to or publicly propose to approve, endorse or recommend, any Alternative Proposal (any of the foregoing actions in clauses (i) and (ii), a “Change of Recommendation”); or (iii) adopt, or publicly propose to adopt, or allow the Company to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Alternative Proposal (other than confidentiality agreements permitted under Section 5.2(b)). Notwithstanding anything to the contrary set forth in this Section 5.2, prior to obtaining the Company Stockholder Approval, the Company Board of Directors may, in response to a Superior Proposal received by the Company after the date of this Agreement on an unsolicited basis (and that did not arise or result from any breach of Section 5.2(a)), (x) make a Change of Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(d)(i) and concurrently with such termination enter into a definitive agreement providing for such Superior Proposal (subject to the satisfaction of its obligations under Section 8.2(b)); provided, however, that the Company Board of Directors shall not be entitled to make such a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d)(i) until three (3) full Business Days following written notice to Parent (a “Superior Proposal Notice”) from the Company advising Parent that the Company Board of Directors intends to make such a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d)(i) and specifying the reasons therefore, which notice shall include a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the Company Board of Directors, the identity of the Person making the proposal, a copy of the proposed definitive agreement for such Superior Proposal and any related agreements in the form to be entered into (it being understood and agreed that, in the event of an amendment to the terms of such Superior Proposal, the Company Board of Directors shall not be entitled to so make a Change of Recommendation or terminate this Agreement based on such Superior Proposal, as so amended, until three (3) full Business Days following written notice to Parent of a Superior Proposal Notice with respect to such Superior Proposal as so amended). In determining whether to terminate this Agreement in response to a Superior Proposal, the Company Board of Directors shall take into account any proposals made by Parent to amend the terms of this Agreement and shall not terminate this Agreement unless, prior to the effectiveness of such termination, the Company Board of Directors, after considering the results of any such negotiations and any revised proposals made by Parent, concludes that the Superior Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal.

(e)      Notwithstanding anything to the contrary contained herein, prior to obtaining the Company Stockholder Approval, the Company Board of Directors may in response to an Intervening Event, make a Change of Recommendation if the Company Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board of Directors to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board of Directors shall not be entitled to effect such a Change of Recommendation until three (3) full Business Days following written notice to Parent (an “Intervening Event Notice”) from the Company advising Parent that the Company Board of Directors intends to effect such a Change of Recommendation and specifying the reasons therefore, which notice shall include a description the applicable Intervening Event (it being understood and agreed that, in the event of a change to the facts and circumstances that are the basis for such a Change of Recommendation (which change is sufficiently material as to cause the Company Board of Directors to convene a meeting to revisit its determination to make a Change of Recommendation), the Company Board of Directors shall not be entitled to make such a Change of Recommendation based on such Intervening Event until three (3) full Business Days following written notice to Parent of a new Intervening Event Notice with respect to such Intervening Event as so changed). In determining whether to make such a Change of Recommendation in response to an Intervening Event, the Company Board of Directors shall take into account any proposals made by Parent to amend the terms of this Agreement and shall not make such a Change of Recommendation unless, prior to the effectiveness of such Change of Recommendation, the Company Board of Directors, after considering the results of any such negotiations and any revised proposals made by Parent, concludes that the Company Board of Directors continues to meet the requirements set forth in this Section 5.2(e) to make such a Change of Recommendation.
(f)      Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board of Directors to make such disclosure would be inconsistent with its fiduciary duties under applicable Law; provided, however, that (1) in no event shall this Section 5.2(f) affect the obligations specified in Section 5.2(d) or 5.2(e) and (2) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board of Directors with respect to this Agreement or an Alternative Proposal shall be deemed to be a Change of Recommendation unless the Company Board of Directors in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board of Directors, without disclosing any Change of Recommendation.
(g)      The following terms shall have the following meanings for the purposes of this Agreement:
(i) “Alternative Proposal” shall mean any proposal or offer made by any Person (other than Parent or any of its Subsidiaries) for (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company that would result in any Person or group of related Persons beneficially owning fifteen percent (15%) or more of any class of equity or voting securities of the Company; (B) the acquisition or purchase, directly or indirectly, of (1) assets which constitute fifteen percent (15%) or more of the net revenues, net income or assets of the Company or (2) fifteen percent (15%) or more of any class of equity or voting securities of the Company; (3) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning fifteen percent (15%) or more of any class of equity or voting securities of the Company; or (4) any combination of the foregoing.
(ii) “Intervening Event” shall mean any material event, occurrence or development relating to the Company that is (A) unknown and not reasonably foreseeable to the Company Board of Directors as of the date hereof, or if known and reasonably foreseeable to the Company Board of Directors as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Company Board of Directors as of the date hereof, and (B) and does not relate to (1) this Agreement, the Merger or the other transactions contemplated hereby or (2) any Alternative Proposal.
(iii) “Superior Proposal” shall mean a bona fide written Alternative Proposal from a third party that if consummated would result in such Person or its stockholders owning, directly or indirectly, more than eighty percent (80%) of equity securities of the Company (or of the surviving entity in such merger or the direct or indirect parent of the surviving entity in such merger) or assets which constitute eighty percent (80%) or more of the net revenues, net income or assets of the Company that the Company Board of Directors determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) and considering such factors as the Company Board of Directors considers to be appropriate (including the expected timing and likelihood of consummation, any governmental or other approval requirements, conditions to consummation and availability of necessary financing) to be more favorable to the stockholders of the Company than the transactions contemplated by this Agreement.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1       Proxy Statement; Company Stockholder Meeting.
(a)      As promptly as practicable following the date of this Agreement but in no event later than fifteen (15) Business Days after the date hereof, provided the Company has received all information referred to in the next sentence, the Company shall file the preliminary Proxy Statement with the SEC. Parent shall promptly furnish all information concerning itself and its affiliates that is required to be included, or is reasonably requested by the Company for inclusion, in the Proxy Statement. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff, to clear the preliminary Proxy Statement with the SEC as promptly as reasonably practicable after filing and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement. The Company will advise Parent promptly after receipt of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information. The Company will promptly provide Parent with copies of all correspondence between the Company (or its Representatives) and the SEC (or its staff) regarding the Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent or any of their respective affiliates, officers or directors is discovered by the Company (in the case of information relating to the Company or any of its affiliates, officers or directors) or Parent (in the case of information relating to the Parent or any of its affiliates, officers or directors) which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any other filings) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by the Company without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon (and the Company shall give reasonable consideration to all reasonable comments suggested by Parent or Merger Sub).
(b)      The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholder Meeting; provided that the Company may postpone or adjourn the Company Stockholder Meeting (A) with the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined in good faith (after consultation with its outside legal counsel) is necessary or required to be filed and disseminated under applicable Laws. The Company shall, through the Company Board of Directors, recommend to its stockholders that they approve the adoption of this Agreement, and include such recommendation in the Proxy Statement, except to the extent there has been a Change of Recommendation in accordance with Section 5.2(d) or Section 5.2(e). Unless there has been a Change of Recommendation in compliance with this Agreement, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of this Agreement, and to secure the Company Stockholder Approval. Notwithstanding any Change of Recommendation, unless terminated pursuant to Section 8.1, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval and nothing contained herein shall be deemed to relieve the Company of such obligation.
Section 6.2       Notification of Certain Matters. The Company shall give prompt notice to Parent of (a) the occurrence or non-occurrence of any event whose occurrence or non-

occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 7.2 not to be satisfied at any time from the date of this Agreement to the Effective Time; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or the other transactions contemplated by this Agreement; and (c) any material regulatory notice, report or results of inspection from the FDA or any similar Governmental Entity. Parent shall give prompt notice to the Company of (y) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 7.3 not to be satisfied at any time from the date of this Agreement to the Effective Time; and (z) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties hereunder. The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement.
Section 6.3       Access; Confidentiality. From the date of this Agreement until the Effective Time, subject to compliance with applicable Laws and to the terms of the Confidentiality Agreement, the Company shall afford to the Representatives of Parent and Merger Sub, reasonable access, during normal business hours to all of its Representatives, agents, properties, books, contracts and records (other than any such matters that relate to the negotiation and execution of this Agreement) and, during such period, the Company shall furnish promptly to Parent and Merger Sub all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request. The foregoing notwithstanding, the Company shall not be required to afford such access or information if it would cause a violation of any agreement to which the Company is a party or would, in the reasonable judgment of the Company, result in a loss of attorney-client privilege, and in any such event, the parties will use their reasonable best efforts to make appropriate substitute arrangements in a manner that does not result in such loss or violation. Prior to the Effective Time, Parent and Merger Sub will hold any information obtained pursuant to this Section 6.3 in accordance with the terms of the Confidentiality Agreement. No investigation pursuant to this Section 6.3 shall affect any representation or warranty made by the parties hereunder.
Section 6.4       Publicity. Parent and the Company shall mutually agree on the initial press release or releases with respect to the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue any press release or other announcement with respect to the Merger and the other transactions contemplated by this Agreement or this Agreement without the prior consent of the other party (such consent not to be unreasonably withheld), except as such press release or other announcement may be required by Law or the rules of a national securities exchange or trading market, in which case the party required to make the release or announcement shall use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance.

Section 6.5       Insurance and Indemnification.
(a)      Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate of Incorporation, the Company Bylaws or any indemnification contract between such directors or officers and the Company (in each case, as in effect on the date hereof) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s certificates of incorporation and bylaws as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company with any of its respective directors, officers or employees as in effect immediately prior to the Effective Time solely with respect to acts or omissions occurring prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.5.
(b)      Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of such “tail” policy. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.
(c)      The covenants contained in this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each of the directors or officers specified in Section

6.5(a) and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.
(d)      In the event that Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.5.
Section 6.6       Further Action; Efforts.
(a)      Upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to (i) make within ten (10) Business Days after execution of this Agreement any notifications required pursuant to, and thereafter, make any other required submissions, under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement; (ii) to supply as promptly as practicable any additional information and documentary material that may be requested by any U.S. federal Governmental Entity pursuant to the HSR Act or any other U.S. federal Antitrust Law; and (iii) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including using their respective reasonable best efforts to obtain any requisite approvals, consents, clearances, authorizations, orders, expirations or terminations of waiting periods, exemptions or waivers by any third Person or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and to satisfy the conditions to the Merger. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall cause its proper officers and directors to use their respective reasonable best efforts to take all such action.
(b)      Each of the parties hereto shall: (i) promptly notify the others of, and if in writing, promptly furnish the outside legal counsel for the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication to such Person from a Governmental Entity relating to the Merger and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed material communication to a Governmental Entity; provided that materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns; and (ii) keep the others reasonably informed of any developments, meetings or discussions with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Merger and the other transactions contemplated by this Agreement. No party to this Agreement shall participate in or agree to participate in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings, investigation, litigation or other inquiry relating to such matters unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion.
(c)      Subject to the limitations set forth in Section 6.6(e) below, Parent agrees to take, or cause to be taken (including by its Subsidiaries), any and all steps and to make, or cause to be made (including by its Subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a Governmental Entity may assert under any Antitrust Law with respect to the transactions contemplated by this Agreement, and to avoid or eliminate any impediment under any Antitrust Law that may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date, including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of the Company, (y) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of the Company and (z) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of the Company, in each case as may be required in order to obtain all expirations or terminations of waiting periods required under any Antitrust Law or to avoid the commencement of any action by a Governmental Entity to prohibit the transactions contemplated by the Agreement under any Antitrust Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any action or proceeding seeking to prohibit the transactions contemplated by this Agreement or delay the Closing beyond the Outside Date. To assist Parent in complying with its obligations set forth in this Section 6.6, the Company shall enter into one or more agreements requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that limits the Company’s freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Company (each, a “Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action (a “Divestiture Agreement”) shall be conditioned upon the Closing or satisfaction of all of the conditions to Closing in a case where the Closing will occur immediately following such Divestiture Action (and where Parent has irrevocably committed to effect the Closing immediately following such Divestiture Action).
(d)      If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Nothing in this Section 6.6 imposes any obligations on any party extending beyond the Outside Date, nor does this Section 6.6 affect the right of either Parent or Company to terminate pursuant to Section 8.1(b)(iii) provided such party has complied with all of its obligations in this Section 6.6.

(e)      Notwithstanding anything in this Agreement to the contrary, none of Parent or any of its affiliates shall be required to agree to or proffer to sell, divest, lease, license, transfer, dispose of or otherwise encumber or impair Parent’s or any of its affiliates’ ability to own or operate any assets or properties of Parent or any of its affiliates (including for the avoidance of doubt, any equity or other interests in the Company) or, except as would not have a material adverse effect on the Company, any assets or properties of the Company (provided that none of Parent or any of its affiliates shall be required to take any such action in connection with any action or proceeding by a Person other than a Governmental Entity).
Section 6.7       State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company or the Merger or the other transactions contemplated by this Agreement, then the Company Board of Directors shall take all actions necessary to render such statutes inapplicable to the foregoing.
Section 6.8       Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to the Merger and the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent (such consent not to be unreasonably withheld).
Section 6.9       Employee Matters.
(a)      For the period commencing at the Effective Time and ending on the earlier of (x) the date that is twelve (12) months following the Effective Time and (y) the date on which the employment of an employee of the Company who continues his or her employment with Parent, the Surviving Corporation or any of their respective affiliates following the Effective Time (each, a “Continuing Employee” and, collectively, the “Continuing Employees”) terminates, Parent, the Surviving Corporation or any of their respective affiliates shall provide each Continuing Employee with (i) an annual base salary, at least equal to the annual base salary, provided to such Continuing Employee immediately prior to the Effective Time and, (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits (excluding for such purposes any equity, equity related awards and other incentive compensation) provided to similarly situated employees of Parent and its affiliates. During such period, each employee of the Company shall receive the benefits set forth on Section 6.9(a) of the Company Disclosure Schedule.
(b)      Parent agrees that each Continuing Employee shall, as of the Effective Time, receive full credit for service with the Company prior to the Effective Time for purposes of determining eligibility to participate, vesting and benefit accrual under the employee benefit plans, programs and policies of Parent or the Surviving Corporation in which such Continuing Employee becomes a participant (excluding, for the avoidance of doubt, with respect to any equity or equity-related awards or other incentive awards granted after the Effective Time or any defined benefit pension plan); provided, however, that nothing herein shall result in the duplication of any benefits for the same period of service. With respect to each health or welfare benefit plan maintained by Parent or the Surviving Corporation for the benefit of Continuing Employees, Parent shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan to the extent such were waived or satisfied under the comparable health or welfare benefit plan of the Company immediately prior to the Effective Time; and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Corporation, as applicable, for the plan year in which the Effective Time occurs; provided, however, that Parent’s obligations under this clause (ii) shall be subject to its receipt of all necessary information, from either the Company or such Continuing Employee, related to such amounts paid by such Continuing Employee.
(c)      Unless otherwise directed in writing by Parent at least five (5) Business Days prior to the Effective Time, the Company Board of Directors will authorize the full vesting of all benefits under and termination of any and all Benefit Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same “Controlled Group of Corporations” (as defined in Section 414(b) of the Code) as Parent. The Company shall provide Parent evidence that such resolutions to terminate the 401(k) plan(s) of the Company have been adopted by the Company Board of Directors. The form and substance of such resolutions shall be subject to the reasonable approval of Parent. The Company shall use its commercially reasonable efforts to take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request. Immediately prior to such termination, the Company will make (or cause to be made) all necessary payments to fund the contributions (i) necessary or required to maintain the tax-qualified status of any such 401(k) plan; (ii) for elective deferrals made pursuant to any such 401(k) plan for the period prior to termination; and (iii) for employer contributions (if any) for the period prior to termination determined as though the Effective Time were the last day of the relevant plan year. Parent shall use reasonable best efforts to cause the 401(k) plans of Parent or its affiliates to accept any distribution from the Company’s 401(k) plan(s) as a rollover contribution, if so directed by a Continuing Employee.
(d)      The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent or the Surviving Corporation to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent or the Surviving Corporation to continue any Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Benefit Plans or other employee benefit plans or arrangements.

Section 6.10      Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to cause the delisting of the Company and of the shares of Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 6.11      Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.12      Certain Other Matters. The Company shall be permitted to enter into definitive agreements providing for, and to consummate, the transactions described on Section 6.12 of the Company Disclosure Schedule and to take all reasonable or necessary actions in furtherance thereof, including issuing shares of Company Common Stock as consideration therefore, subject to the limitations set forth in Section 6.12 of the Company Disclosure Schedule. For the avoidance of doubt, the parties agree that neither the entry into nor the consummation of such transactions is a condition to any party’s obligations hereunder, nor is it a condition to any party’s obligations hereunder that the Company not enter into or not consummate such transaction.
ARTICLE VII
CONDITIONS
Section 7.1      Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by Law:
(a)      The Company Stockholder Approval shall have been obtained;
(b)      No Law shall have been enacted or promulgated after the date of this Agreement which prohibits the consummation of the Merger or the other transactions contemplated by this Agreement, and there shall be no Order issued by a Governmental Entity of competent jurisdiction in effect prohibiting consummation of the Merger or the other transactions contemplated by this Agreement; and
(c)      Any waiting period under the HSR Act applicable to the Merger shall have expired or have been terminated.
Section 7.2       Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall also be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent or Merger Sub:
(a)      (i) The representations and warranties of the Company contained in the first sentence of Section 3.1 and Sections 3.3(a), 3.4, 3.5, 3.6, 3.7(i), 3.9(b) and 3.27 shall be true and correct in all respects (except in the case of Section 3.3(a), for any de minimis inaccuracy) as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date which shall be so true and correct as of such specified date) and (ii) the other representations and warranties of the Company in this Agreement (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers contained therein) shall be true and correct in all respects, as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which shall be so true and correct as of such specified date), except where the failure to be so true and correct, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;
(b)      The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;
(c)      The Company shall have delivered to Parent and Merger Sub a certificate executed on behalf of the Company by the chief executive officer of the Company certifying that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; and
(d)      There shall not be pending in U.S. federal district court any suit, action or proceeding by any Governmental Entity against Merger Sub, Parent, the Company or any of their respective Subsidiaries (i) seeking to restrain or prohibit from retaining any portion of Parent’s or Merger Sub’s assets or to restrain or prohibit from acquiring any material portion of the Company’s businesses or assets, or to compel Parent or Merger Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or Parent’s Subsidiaries; (ii) challenging, seeking to restrain or prohibit the Merger or the other transactions contemplated by the Agreement or seeking to obtain from the Company, Parent or Merger Sub any material damages; (iii) seeking to impose material limitations on the ability of Merger Sub, or render Merger Sub unable, to consummate the Merger or other transactions contemplated by this Agreement; or (iv) seeking to impose limitations on the ability of Merger Sub or Parent to exercise full rights of ownership of the shares of Company Common Stock; provided however, this Section 7.2(d) shall not be operative with respect to any such pending suit, action or proceeding in which a U.S. federal district court of competent jurisdiction has considered and denied a Governmental Entity’s motion for preliminary injunction; and provided, further, that this Section 7.2(d) shall be deemed to be fulfilled and satisfied and of no further force and effect after August 31, 2014.
Section 7.3       Additional Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall also be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company:
(a)       The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date shall be so true and correct as of such specified date), except where the failure to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect;
(b)      Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time; and
(c)       Parent and Merger Sub shall have delivered to the Company a certificate executed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION
Section 8.1       Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time before the Effective Time, whether before or after the Company Stockholder Approval has been obtained:
(a)      By mutual written consent of Parent and the Company;
(b)      By either Parent or the Company if:
(i) a Law shall have been enacted or promulgated after the date of this Agreement or/and a final, non-appealable Order issued by a Governmental Entity of competent jurisdiction shall be in effect, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall have used its reasonable best efforts consistent with the terms of this Agreement to remove or reverse any such Order;
(ii) the approval of the adoption of this Agreement has been submitted to the stockholders of the Company at the Company Stockholder Meeting and the Company Stockholder Approval shall not have been obtained at such Company Stockholder Meeting (including any adjournment or postponement thereof); or

(iii) the Merger shall not have been consummated by September 30, 2014 (the “Outside Date”);
provided, however, that the right to terminate this Agreement pursuant to clauses (ii) or (iii) of this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any such condition;
(c)      By Parent if:
(i) (A) a Change of Recommendation shall have occurred; or (B) the Company Board of Directors shall have failed to include in the Proxy Statement the Company Board Recommendation; or
(ii) the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) (assuming for this purpose that the date of such determination is the Closing Date) and (B) cannot be cured by the Outside Date, or if curable, has not been cured within thirty (30) Business Days after the giving of written notice to the Company; or
(d)      By the Company:
(i) prior to obtaining the Company Stockholder Approval, pursuant to and in accordance with Section 5.2(d); or
(ii) if Parent or Merger Sub shall have breached any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (assuming for this purpose that the date of such determination is the Closing Date) and (B) cannot be cured by the Outside Date or, if curable, has not been cured within thirty (30) Business Days after the giving of written notice to Parent.
Section 8.2       Notice of Termination; Effect of Termination.
(a)      In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the Confidentiality Agreement, the second to last sentence of Section 6.3, and for Sections 9.3, 9.5, 9.6, 9.7, 9.8, 9.9, 9.11, 9.13, 9.14, 9.15 and this Section 8.2, which shall survive such termination) and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in Section 6.3 and this Section 8.2; and (ii) nothing herein shall relieve any party from liability for any fraud or willful breach of this Agreement.
(b)      If:

(i) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(i);
(ii) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(i); or
(iii) (A) either Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(ii) or 8.1(b)(iii) or Parent shall have terminated this Agreement pursuant to Section 8.1(c)(ii) on the basis of a breach of a covenant or agreement contained in this Agreement; (B) prior to such termination, a Person shall have made an Alternative Proposal that has not been publicly withdrawn prior to such termination in the case of a termination of this Agreement pursuant to Section 8.1(b)(iii) or 8.1(c)(ii) or at least three (3) Business Days prior to the date of the Company Stockholder Meeting in the case of a termination of this Agreement pursuant to Section 8.1(b)(ii); and (C) within twelve (12) months after any such termination either (1) the Company enters into an agreement with respect to an Alternative Proposal or (2) an Alternative Proposal is consummated (for purposes of this Section 8.2(b)(iii)(C), all references in the definition of Alternative Proposal to “fifteen percent (15%)” shall be deemed to be references to “fifty percent (50%)” instead);
then the Company shall pay to Parent a termination fee of $61 million (the “Termination Fee”), (A) concurrently with such termination in the case of a termination pursuant to Section 8.1(d)(i); (B) within two (2) Business Days after such termination in the case of a termination pursuant to Section 8.1(c)(i); and (C) upon the earlier of the entry into a definitive agreement with respect to an Alternative Proposal or the consummation of an Alternative Proposal in the case of a termination pursuant to Section 8.1(b)(ii), 8.1(b)(iii) or 8.1(c)(ii); provided that in no event shall the Company be required to pay the Termination Fee on more than one occasion. The Termination Fee shall be paid by wire transfer of immediately available funds to such account as Parent may designate in writing to the Company. The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. If the Company shall fail to pay the Termination Fee when due, such fee shall also be deemed to include the costs and expenses incurred by Parent and Merger Sub (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.2, together with interest on such unpaid fee, commencing on the date that such fee became due, at a rate equal to the rate of interest published in the “Money Rates” section of The Wall Street Journal in effect on the date such fee became due. Following receipt by Parent of the Termination Fee in accordance with this Section 8.2 as a result of a termination by Parent, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent or Merger Sub.

ARTICLE IX
MISCELLANEOUS
Section 9.1       Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, but, after the Company Stockholder Approval has been obtained, no amendment shall be made which by Law requires further approval by the stockholders of the Company without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Section 9.2       Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.
Section 9.3       Expenses. Except as set forth in Section 8.2, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees, costs and expenses.
Section 9.4       Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.
“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Business Day” shall mean a day other than Saturday or Sunday and on which commercial banks are open for business in New York, New York.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company Intellectual Property” shall mean all Intellectual Property owned by, or licensed to the Company.
“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated August 22, 2013, entered into between Parent and the Company.
“Encumbrances” shall mean any liens, charges, security interests, options, mortgages, pledges or other encumbrances of any nature whatsoever.
“FDA Laws” shall mean: (i) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. § 321 et seq.); (ii) the Public Health Service Act of 1944; and (iii) the rules and regulations promulgated and enforced by the FDA thereunder.

“Federal Health Care Program” has the meaning specified in Section 1128B(f) of the SSA and includes the Medicare, Medicaid and TRICARE programs.
“Governmental Entity” shall mean any federal, state, local or foreign government or political subdivision thereof, any court, tribunal, arbitrator or any administrative, regulatory (including any stock exchange or similar self-regulatory organization) or other governmental agency, commission or authority (including any quasi-governmental body exercising any regulatory, Tax or other governmental or quasi-governmental authority).
“Intellectual Property” shall mean United States and foreign: (i) letter and design patents and substantial equivalents thereto (such as registered community designs, registered industrial designs, utility models and inventors’ certificates), including all provisional applications, continuations, divisionals, continuations-in-part, substitutes, design patents and design applications, extensions, reissues, renewals, reexaminations and patents that have or are subject to term extensions and applications for each of the foregoing; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, Internet domain names and registrations and applications for registration to any of the foregoing, including extensions and renewals, together with the goodwill associated therewith; (iii) copyrights, including copyrights in computer programs, software, databases and data collections, including for each copyright any right under such copyright to use, reproduce, display, perform, modify, enhance, distribute and prepare derivative works of all works of authorship and copyright registrations and applications for registration of any of the foregoing, including renewals and extensions; and (iv) all trade secrets, know-how and confidential or other proprietary information relating to technical, financial or business matters, whether patentable or unpatentable, including inventions, technologies in development, formulae and information, manufacturing, engineering and other drawings and manuals, recipes, technology, manufacturing processes, test processes, specifications, algorithms, models, methodologies, designs, lab journals, notebooks, schematics, data, plans, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications and similar materials recording or evidencing expertise or information, including those related to products or processes under development.
“knowledge” shall mean with respect to the Company, the actual knowledge of the individuals listed on Section 9.4 of the Company Disclosure Schedule.
“Law” shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or securities exchange or securities quotation system.
“Order” shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.
“Permitted Encumbrances” shall mean (i) Encumbrances for Taxes or governmental assessments, charges or claims of payment not yet due and delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (ii) mechanics’, materialmen’s or other similar liens arising by operation of Law with respect to obligations incurred in the ordinary course of business consistent with past practice if the underlying obligations (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings; (iii) Encumbrances arising under equipment leases with third parties entered into in the ordinary course of business consistent with past practice; (iv) any other Encumbrances if the underlying obligations are non-monetary, incurred in the ordinary course of business consistent with past practice and do not, individually or in the aggregate, materially impair the continued use and operation of the assets of the Company to which they relate in the conduct of the business of the Company as currently conducted; (v) Encumbrances imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, building codes and other land use regulations or environmental regulations, ordinances or legal requirements imposed by any Governmental Entity (excluding liens imposed by applicable Environmental Laws related to the investigation or remediation of contaminated real property), to the extent not violated by the Company’s current use; (vi) in connection with any real property leased to the Company, all title exceptions, defects, easements, restrictions and other matters encumbering landlord’s interest in such real property, whether or not of record, which do not, individually or in the aggregate, materially affect the continued use and operation of the applicable property in the conduct of the business of the Company as currently conducted.
“Registered Intellectual Property” shall mean all Company Intellectual Property that is registered, or the subject of an application for registration, in the United States Patent and Trademark Office, the United States Copyright Office, any Internet domain name registrar or in any like foreign or international office or agency.
“Registrations” shall mean authorizations, approvals, clearances, licenses, permits, certificates or exemptions issued by any Regulatory Authority or Governmental Entity (including 510(k) or pre-market notification clearances, pre-market approvals, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the products of the Company.
“Regulatory Authority” shall mean the FDA and any other federal, state, local or foreign Governmental Entity that regulates the research, clinical investigation, marketing, distribution, advertising, labeling, promotion, sale, use handling and control, safety, efficacy, reliability or manufacturing of medical devices.
“Securities Act” shall mean the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean: (i) any income, alternative or add-on minimum, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, for the avoidance of doubt, any amounts owed to any Governmental Entity or other Person in respect of unclaimed property or escheat Laws), together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Taxing Authority”); (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of filing any Tax Return with any other Person on a combined, consolidated, unitary or other similar basis, being a transferee of or successor to any Person, or as a result of any express or implied binding obligation to assume such Taxes or to indemnify any other Person.
“Tax Return” shall mean any return, statement, report, form or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, information returns and reports and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.
Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 9.4 shall have the meanings assigned to such terms in this Agreement.
Section 9.5       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), emailed or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:
Stryker Corporation 2825 Airview Boulevard Kalamazoo, Michigan 49002
	Facsimile:	(269) 385-2066
	Attention:	General Counsel
	Email:	Michael.Hutchinson@stryker.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, IL 60606
Facsimile:	(312) 407-0411
Attention:	Charles W. Mulaney, Jr. Richard C. Witzel, Jr.
Email:	Charles.Mulaney@skadden.com Richard.Witzel@skadden.com

and

(b)	if to the Company, to:
MAKO Surgical Corp. 2555 Davie Road Fort Lauderdale, FL 33317
	Facsimile:	(954) 707-5360
	Attention:	General Counsel
	Email:	mfrank@makosurgical.com
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
	Facsimile:	(212) 403-2000
	Attention:	Mark Gordon
	Email:	MGordon@wlrk.com
Section 9.6       Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The words describing the singular number shall include the plural and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
Section 9.7       Jurisdiction. Each of Parent, Merger Sub and the Company hereby expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware, each a “Delaware Court”), in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such court. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Court in any other court or jurisdiction.
Section 9.8       Service of Process. Each of Parent, Merger Sub and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.7 of this Agreement in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.5 of this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.
Section 9.9       Specific Performance. Each of Parent, Merger Sub and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties shall be entitled (in addition to any other remedy to which they may be entitled in law, equity or otherwise) to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 9.10      Counterparts. This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart of this Agreement shall have been signed by each of the parties and delivered to the other parties. Signatures transmitted by facsimile or other electronic transmission shall be accepted as originals for all purposes of this Agreement.
Section 9.11      Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits, annexes and schedules hereto) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement). Except for the provisions of Article II (which, from and after the Effective Time, shall be for the benefit of holders of Company Common Stock, Options, Restricted Stock and Company Warrants as of the Effective Time) and as provided in Section 6.5, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.12      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger and the other transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 9.13      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF DELAWARE.
Section 9.14      Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof so long as such assignment would not delay, impair or prevent consummation of the Merger or otherwise have a Parent Material Adverse Effect. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.
Section 9.15      Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure or delay of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

STRYKER CORPORATION

By	/s/ Kevin A. Lobo Name: Kevin A. Lobo Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

LAUDERDALE MERGER CORPORATION

By	/s/ David K. Floyd Name: David K. Floyd Title: President
[Signature Page to Agreement and Plan of Merger]

MAKO SURGICAL CORP.

By	/s/ Maurice R. Ferré, M.D. Name: Maurice R. Ferré, M.D. Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAKO SURGICAL CORP.
FIRST: The name of the Corporation is MAKO Surgical Corp. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one tenth of one cent ($0.001).
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1)
  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(2)
  The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
(3)
  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
(4)
  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring at or prior to the effective time (the “Effective Time”) of the merger of Lauderdale Merger Corporation, a Delaware corporation (“Merger Sub”), with and into the Corporation pursuant to the Agreement and Plan of Merger, dated September 25, 2013, by and among Merger Sub, Stryker Corporation and the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No modification or repeal of the provisions of this Article EIGHTH shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or

2

protection for any acts or omissions of such director occurring prior to such modification or repeal.
NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the GCL permits the Corporation to provide indemnification) for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time through By-Law provisions, agreements with such directors, officers or agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable GCL (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director, officer or agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

3

Annex B
[J.P. MORGAN OPINION]
September 24, 2013
The Board of Directors
MAKO Surgical Corp.
2555 Davie Road
Fort Lauderdale, Florida 33317
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of MAKO Surgical Corp. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a direct or indirect wholly-owned subsidiary of Stryker Corporation (the “Parent”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Parent and a subsidiary of the Parent (the “Merger Sub”), the Company will become a wholly-owned subsidiary of the Parent, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Parent and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $30.00 per share in cash (the “Merger Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated September 24, 2013 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Parent with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Parent or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Parent and the Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal,
B-1

regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Parent, for which we and such affiliates have received customary compensation. Such services during such period have included acting as agent, arranger and book runner on the $1.0 billion credit facility of the Parent in August 2013. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
/s/ J.P. Morgan Securities LLC
J.P. Morgan Securities LLC
B-2

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262.   Appraisal rights.
(a)
  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)
  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)
  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)
  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or
d.
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.
(3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)
  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.
(c)
  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1)
  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)
  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)
  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)
  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h)
  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)
  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)
  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)
  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the meetingdate. Have your proxy card in hand when you access the website and followthe instructions to obtain your records and to create an electronic votinginstruction form.VOTE BY PHONE - 1-XXX-XXX-XXXXUse any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the meeting date. Have your proxy cardin hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MAKO SURGICAL CORP. The Board of Directors recommends you vote FOR each of the following proposals: FOR AGAINST ABSTAIN 1.Proposal 1 – Proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of September 25, 2013, by and among Stryker Corporation, a Michigan Corporation (“Stryker”), Lauderdale Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Stryker and MAKO Surgical Corp. (the “Company”).2.Proposal 2 – Proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s principal executive officer, principal financial officer and three most highly compensatedexecutive officers other than the principal executive officer and principal financial officer in connection with the merger.3.Proposal 3 – Proposal to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposalto adopt the merger agreement.NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the MAKO board of directors.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice of Meeting and Proxy Statement are available at www.proxyvote.com.MAKO SURGICAL CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSPECIAL MEETING OF STOCKHOLDERS[•], 2013 at [•] local timeTHIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).The stockholder(s) hereby appoint(s) Menashe R. Frank and Fritz L. LaPorte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MAKO Surgical Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•] [a.m.] local time, on [•], 2013, at [•], and any adjournment or postponement thereof.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTOR RECOMMENDATIONS INDICATED ON THE REVERSE SIDE, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS FOR ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.Continued and to be signed on reverse side